Exhibit 2.6



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                  AMENDED AND RESTATED ASSET PURCHASE AGREEMENT



                                  by and among



                              CONSECO FINANCE CORP.



                      THE SELLING SUBSIDIARIES NAMED HEREIN



                                       and



                           CFN Investment Holdings LLC



                                   Dated as of






                                 March 14, 2003





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                                TABLE OF CONTENTS
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
ARTICLE I. DEFINITIONS............................................................................................1
         1.1.          Definitions................................................................................1

ARTICLE II. PURCHASE AND SALE OF ASSETS..........................................................................27
         2.1.          Purchased Assets..........................................................................27
         2.2.          Liabilities...............................................................................31
         2.3.          Closing Transactions......................................................................34
         2.4.          Purchase Price............................................................................37
         2.5.          Post-Effective Time Amounts Received and Paid.............................................37
         2.6.          True Sale.................................................................................37
         2.7.          Assumption of Certain Leases and Contracts................................................37
         2.8.          Consents to Certain Assignments...........................................................38
         2.9.          Real Estate Apportionments and Payments...................................................39

ARTICLE III. REPRESENTATIONS AND WARRANTIES OF THE SELLERS.......................................................39
         3.1.          Organization and Power....................................................................39
         3.2.          Authorization of Transactions.............................................................40
         3.3.          Absence of Conflicts; Required Consents, Approvals and Filings............................40
         3.4.          Company Subsidiaries......................................................................41
         3.5.          Good Title................................................................................41
         3.6.          Compliance with Laws; Permits.............................................................41
         3.7.          Assets Necessary to Conduct Businesses....................................................42
         3.8.          Facilities; Real Property.................................................................42
         3.9.          Personal Property.........................................................................44
         3.10.         Receivables...............................................................................44
         3.11.         Material Agreements.......................................................................45
         3.12.         Intellectual Property.....................................................................46
         3.13.         Brokerage.................................................................................47
         3.14.         Employees.................................................................................47
         3.15.         Affiliate Transactions....................................................................47
         3.16.         ERISA; Employee Benefits..................................................................48
         3.17.         Depository Institutions...................................................................48
         3.18.         Litigation................................................................................48
         3.19.         Financial Statements......................................................................49
         3.20.         Indebtedness; Guarantees; Absence of Undisclosed Liabilities..............................49
         3.21.         Residual Assets...........................................................................50
         3.22.         Tax Matters...............................................................................50
         3.23.         Insurance.................................................................................55
         3.24.         Environment, Health and Safety............................................................56
         3.25.         Accounting Controls.......................................................................56
         3.26.         Summary of Securitizations................................................................56
         3.27.         Representations as to Certain Purchased Assets............................................56
         3.28.         Securities Offerings......................................................................56
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
         3.29.         No Powers of Attorney.....................................................................56
         3.30.         Securities Laws Matters; No Registration..................................................56
         3.31.         Green Tree RECS II Guaranty Corporation...................................................57
         3.32.         Conseco HE/HI 2001-B-2, Inc...............................................................57
         3.33.         Conseco Finance Securitizations Corp......................................................57
         3.34.         Green Tree First GP Inc...................................................................57
         3.35.         Green Tree Second GP Inc..................................................................57
         3.36.         Conseco Finance Advance Receivables Corp..................................................58
         3.37.         Conseco Finance Liquidation Expense Advance Receivables 2002-B Corp.......................58
         3.38.         Convergent Lending Services, LLC..........................................................58

ARTICLE IV. REPRESENTATIONS AND WARRANTIES OF THE BUYER..........................................................59
         4.1.          Organization and Corporate Power..........................................................59
         4.2.          Authorization of Transaction..............................................................59
         4.3.          No Violation..............................................................................59
         4.4.          Governmental Authorities and Consents.....................................................59
         4.5.          Litigation................................................................................59
         4.6.          Brokerage.................................................................................60
         4.7.          Availability of Funds.....................................................................60
         4.8.          Stock Purchase............................................................................60
         4.9.          Knowledge.................................................................................60

ARTICLE V. ADDITIONAL AGREEMENTS.................................................................................60
         5.1.          Tax Matters...............................................................................60
         5.2.          Access to Information and Facilities......................................................66
         5.3.          Confidentiality...........................................................................66
         5.4.          Conduct of the Businesses Prior to Closing................................................67
         5.5.          Restrictions on Certain Actions...........................................................67
         5.6.          Press Releases and Announcements..........................................................69
         5.7.          Approvals of Third Parties; Satisfaction of Conditions to Closing.........................70
         5.8.          Bankruptcy Actions........................................................................70
         5.9.          Exclusivity; No Solicitation of Transactions..............................................71
         5.10.         Employees.................................................................................72
         5.11.         Transition................................................................................76
         5.12.         Seller's Trademarks.......................................................................76
         5.13.         Notices to Obligors.......................................................................77
         5.14.         Non-Solicitation and Non-Competition......................................................77
         5.15.         Further Actions...........................................................................78
         5.16.         Further Assurances........................................................................78
         5.17.         Mail Forwarding...........................................................................78
         5.18.         DIP Loan..................................................................................78
         5.19.         REMIC Items Reflected on Tax Returns; Bring Down on Certain Information...................78
         5.20.         Title Insurance...........................................................................79
         5.21.         Preparation of License Applications.......................................................79
         5.22.         Provision of Bank Information.............................................................80
         5.23.         Access to Records After the Closing.......................................................80
         5.24.         Liens.....................................................................................81

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
         5.25.         Exclusion of Certain Purchased Assets.....................................................81
         5.26.         Certain Insurance Matters.................................................................81
         5.27.         Financial Information.....................................................................83
         5.28.         GE Loan Services; Transition Services.....................................................84
         5.29.         Intellectual Property Licenses............................................................84
         5.30.         GE Leases.................................................................................85
         5.31.         Waiver of B-2 Guarantee Rights............................................................85
         5.32.         Termination of HE Origination Business....................................................85
         5.33.         Seller Transition Services................................................................86

ARTICLE VI. CONDITIONS PRECEDENT TO THE BUYER'S OBLIGATIONS......................................................86
         6.1.          Representations and Warranties; Covenants; Certificates...................................86
         6.2.          Bankruptcy Condition......................................................................87
         6.3.          Litigation................................................................................87
         6.4.          Approvals.................................................................................87
         6.5.          Instruments of Conveyance and Transfer; Title.............................................87
         6.6.          Transition Services Agreement.............................................................88
         6.7.          Resignation or Removal of Officers and Directors of Subject Subsidiaries..................88
         6.8.          Lehman Facility...........................................................................88
         6.9.          No Material Adverse Effect................................................................88
         6.10.         Reserved..................................................................................88
         6.11.         Servicing Rights..........................................................................89
         6.12.         Tax Opinion...............................................................................89
         6.13.         Data Service Contracts....................................................................90
         6.14.         Acceptance of Employment Offers...........................................................90
         6.15.         Parent Guarantee..........................................................................90
         6.16.         Goldman...................................................................................91

ARTICLE VII. CONDITIONS PRECEDENT TO THE SELLERS' OBLIGATIONS....................................................91
         7.1.          Representations and Warranties; Covenants; Certificates...................................91
         7.2.          Bankruptcy Condition......................................................................91
         7.3.          Litigation................................................................................91
         7.4.          Approvals.................................................................................92
         7.5.          Reserved..................................................................................92
         7.6.          Other Documents...........................................................................92

ARTICLE VIII. TERMINATION........................................................................................92
         8.1.          Termination Prior to Closing..............................................................92
         8.2.          Break-Up Fee and Expense Reimbursement....................................................93
         8.3.          Termination by Reason of Buyer Default....................................................94
         8.4.          Effect of Termination.....................................................................95

ARTICLE IX. SURVIVAL OF REPRESENTATIONS; INDEMNIFICATION.........................................................95
         9.1.          Survival of Representations...............................................................95
         9.2.          Indemnification...........................................................................96
         9.3.          Qualifications on Indemnification.........................................................96
         9.4.          Notice and Defense of Claims..............................................................97
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
         9.5.          Tax Treatment.............................................................................98
         9.6.          Remedy....................................................................................98
         9.7.          Administrative Expense; Administrative Priority...........................................98

ARTICLE X. MISCELLANEOUS.........................................................................................99
         10.1.         Expenses..................................................................................99
         10.2.         Amendment and Waiver......................................................................99
         10.3.         Notices...................................................................................99
         10.4.         Binding Agreement; Assignment............................................................100
         10.5.         Severability.............................................................................101
         10.6.         Construction.............................................................................101
         10.7.         Captions.................................................................................101
         10.8.         Entire Agreement.........................................................................101
         10.9.         Counterparts.............................................................................102
         10.10.        Governing Law............................................................................102
         10.11.        Parties in Interest......................................................................102
         10.12.        Consent to Jurisdiction..................................................................102
         10.13.        Delivery by Facsimile....................................................................102
         10.14.        Disclosure Schedules.....................................................................103
         10.15.        Specific Performance.....................................................................103

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                            ASSET PURCHASE AGREEMENT

                  THIS AMENDED AND RESTATED ASSET PURCHASE AGREEMENT (this "Agreement") is made as of March 14, 2003, by and among Conseco Finance Corp., a Delaware corporation (the "Company"), the Subsidiaries of the Company owning Purchased Assets, which are named on the signature pages hereof or become parties hereto in accordance with this Agreement (the "Selling Subsidiaries"), and CFN Investment Holdings LLC, a Delaware limited liability company (the "Buyer") and amends and restates the Asset Purchase Agreement, dated as of December 19, 2002, by and among the Company, the Selling Subsidiaries and the Buyer, as amended (the "Original Agreement"). The Company and the Selling Subsidiaries are collectively referred to herein as the "Sellers" and, individually, as a "Seller". The Sellers, the Parent and the Buyer are collectively referred to herein as the "Parties" and, individually, as a "Party".

                  WHEREAS, on the terms and subject to the conditions set forth in this Agreement, the Buyer desires to purchase from the Sellers, and the Sellers desire to sell to the Buyer, the Purchased Assets, in a sale authorized by the Bankruptcy Court pursuant to, inter alia, sections 105, 363, 365 and 1146(c) of the Bankruptcy Code;

                  WHEREAS, it is intended that the acquisition of the Purchased Assets would be accomplished through the sale, transfer and assignment of assets of the Company and the Selling Subsidiaries owning, leasing or having the right to use the Purchased Assets and/or, as provided herein, through the sale of capital stock of one or more direct or indirect Subsidiaries of the Company;

                  WHEREAS, the Buyer also desires to assume, and the Sellers desire to assign and transfer, the Assumed Liabilities; and

                  WHEREAS, the Company and the Filing Company Subsidiaries either have filed or will file a Chapter 11 Case and have obtained debtor-in-possession financing from FPS DIP LLC.

                  NOW, THEREFORE, in consideration of the premises and mutual promises herein made, and in consideration of the representations, warranties and covenants herein contained, the Parties hereby agree as follows:

                                   ARTICLE I.

                                   DEFINITIONS

             1.1. Definitions. For purposes of this Agreement, the following terms shall have the meanings set forth below:

                  "Accrued and Unpaid Interest" means, with respect to any Loan, as of any date, the interest, fees, premiums, consignment fees, costs, advances and other charges that have accrued on such Loan (whether or not such fees, costs or charges have been billed) but have not been paid by the Obligor on such Loan or otherwise collected by offset, recourse to collateral or otherwise.

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                  "Acquisition Proposal" means a written proposal(s) relating to
(a) any merger, consolidation, business combination, sale, reorganization or other direct or indirect disposition of one or more of the Purchased Businesses or of all or a portion of the Purchased Assets, pursuant to one or more transactions, to one or more affiliated or unaffiliated parties (other than transactions in the ordinary course of business or transactions permitted or approved pursuant to Section 5.5), (b) the sale of 20% or more of the outstanding shares of capital stock of the Company (including, without limitation, by way of foreclosure or plan of reorganization or liquidation) to one or more affiliated or unaffiliated parties or a similar transaction involving one or more affiliated or unaffiliated parties, or (c) any transaction or series of transactions in which a Person or group provides or commits to provide $50 million or more of capital to the Company or its Subsidiaries (whether as debt or equity or a combination thereof) (other than (i) debt financing in which none of the Purchased Assets is pledged as collateral or subjected to any Lien other than Permitted Liens, (ii) the DIP Loan, (iii) the Additional Lehman Debt and (iv) transactions specifically contemplated by the GE Approved Agreement).

                  "Additional Lehman Debt" means an additional warehouse financing facility (or an amendment of an existing Lehman Facility) in an amount not to exceed $250 million to finance the origination of Loans by the Company and its Subsidiaries, which, subject to Section 5.5(b), would be included in the Purchased Assets, on terms and conditions reasonably satisfactory to the Buyer.

                  "Affiliate" of any particular Person means any other Person controlling, controlled by or under common control with such particular Person, where "control" means the possession, directly or indirectly, of the power to direct the management and policies of a Person whether through the ownership of voting securities or otherwise.

                  "Affiliated Group" means any affiliated group of corporations within the meaning of Section 1504(a) of the Tax Code as well as any other group of corporations filing a consolidated, combined, or unitary Income Tax Return under federal, state, local or foreign Law.

                  "Agreement" shall have the meaning set forth in the Recitals.

                  "ALTA" means the American Land Title Association. ----

                  "Assigned Receivables" means those Receivables identified in
Section 3.10(a) of the applicable Business Schedules with respect to a particular Purchased Business, and any Receivables generated by the applicable Purchased Business in the ordinary course from and including the last date as of which the Business Schedules identifying such Receivables are updated under this Agreement through the Closing Date, and including all obligations to make additional extensions of credit under the Assumed Receivables Contracts.

                  "Assumed Agreements" means, collectively, the Assumed Leases, the Assumed Contracts, the Assumed Retention Agreements and the Assumed Receivables Contracts.

                  "Assumed Contracts" means those Contracts identified in
Section 2.1(a) of the applicable Business Schedules under the heading "Assumed Contracts", but excluding (i) Assumed Leases, Assumed Receivables Contracts and those Contracts that expire or are

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terminated in the ordinary course of business prior to the Closing Date and (ii)
all Employee Agreements (other than the Assumed Retention Agreements).

                  "Assumed Leases" means real property leases, subleases, licenses or other Contracts set forth in Section 3.8(b) of the applicable Business Schedules pursuant to which a Seller or Mill Creek Bank leases the Leased Premises as a tenant thereof or leases all or any part of the Owned Real Premises as the landlord thereunder.

                  "Assumed Liabilities" shall have the meaning set forth in
Section 2.2(a) hereof.

                  "Assumed Receivables Contracts" means Contracts of the Purchased Businesses evidencing or executed and delivered in connection with the Assigned Receivables.

                  "Assumed Retention Agreements" means the agreement, dated as of December 19, 2002, by and between the Company and Dan Hall, the agreement, dated as of December 19, 2002, by and between the Company and Walter Carter and, if the GE condition is not satisfied, the agreement, dated as of December 19, 2002, by and between the Company and Todd Woodard.

                  "Auction" means the auction conducted by the Sellers pursuant to the Bidding Procedures Order.

                  "B-2 Certificates" means the certificates identified as such on the Residuals Schedule under the captions "Junior P&I Regular Interests - Manufactured Housing" and all other interests (whether certificated or uncertificated) of a substantially similar nature owned by a Seller.

                  "B-2 Guarantee Rights" shall have the meaning set forth in
Section 2.1(c) hereof.

                  "Backup Agreements" shall mean the purchase agreement between the Sellers and EMC Mortgage Corporation (or any of its Affiliates) and the purchase agreement between the Sellers and Charlesbank Capital Partners, LLC (or any of its Affiliates) to acquire the assets of the Sellers and which is entered into pursuant to the Auction and contingent upon the termination of this Agreement and Bankruptcy Court approval.

                  "Bank Information" shall have the meaning set forth in Section
5.22 hereof.

                  "Banks" means (a) Mill Creek Bank and (b) Green Tree Retail Services Bank.

                  "Bankruptcy Code" means title 11 of the United States Code.

                  "Bankruptcy Court" means the United States Bankruptcy Court for the Northern District of Illinois or such other court having jurisdiction over the Chapter 11 Case originally administered in the United States Bankruptcy Court for the Northern District of Illinois.

                  "Bidding Procedures Order" means the order of the Bankruptcy
Court: (a) establishing procedures for the submission of higher and better offers for the Purchased Assets; (b) prescribing the form and manner of notice of the proposed sale of the Purchased

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Assets to creditors and other interested parties, including but not limited to publication notice; (c) authorizing and approving the payment of the Break-Up Fee and Expense Reimbursement to the Buyer in the event they become due under the Original Agreement, without the need for any further order; and (d) otherwise approving and implementing the provisions of Sections 5.9, 5.10 and
5.11 of the Original Agreement, such Bidding Procedures Order to be satisfactory to the Buyer in its sole and absolute discretion.

                  "Break-Up Fee" shall have the meaning set forth in Section 8.2(a) hereof.

                  "Business Day" means any day that is not a Saturday, Sunday or other day on which commercial banking institutions in the State of New York are authorized or obligated by law or executive order to be closed.

                  "Business Employees" shall have the meaning set forth in
Section 5.10(a) hereof.

                  "Business Schedules" means the Residuals Schedule and the Purchased Businesses Schedule.

                  "Buyer" shall have the meaning set forth in the Recitals.

                  "Buyer Indemnified Parties" shall have the meaning set forth in Section 9.2(a) hereof.

                  "Buyer Information" shall have the meaning set forth in
Section 5.3(b) hereof.

                  "Buyer IT Employees" shall have the meaning set forth in
Section 5.10(a)(iv) hereof.

                  "Cap" shall have the meaning set forth in Section 9.3(a) hereof.

                  "CFARC Contracts" shall have the meaning set forth in Section
3.36 hereof.

                  "CFC Parties" means, collectively, the Company and the Company's Subsidiaries.

                  "CFC Party" means, individually, the Company or any of the Company's Subsidiaries, as applicable.

                  "CFLEAR 2002-B C Contracts" shall have the meaning set forth in Section 3.37 hereof.

                  "CFSC Contracts" shall have the meaning set forth in Section
3.33 hereof.

                  "Chapter 11 Case" means, collectively, the cases commenced or to be commenced by the Company and the Filing Company Subsidiaries under chapter 11 of the Bankruptcy Code in the Bankruptcy Court.

                  "CL Business" means the consumer installment loan business of the CFC Parties, excluding securities taken back or retained by any CFC Party.

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                  "CL Origination Business" means the consumer installment loan origination business of the CFC Parties, excluding Securities taken back or retained by any CFC Party.

                  "Cleanup Calls" means the rights of the Sellers, servicers, holders of residuals or other securities or assignees thereof, exercisable by such Persons in any capacity, to purchase Securitized Loans under the terms of any Securitization Documents and to retire the securities issued to other parties pursuant to such Securitizations, listed on the Residuals Schedule under the caption, "Cleanup Calls".

                  "Clear Facility" means the Indenture, dated as of April 1, 2002, by and among Conseco Finance Liquidation Expense Advance Receivables 2002-B Corp., as issuer, U.S. Bank, as trustee, as calculation agent and as paying agent, and the Company, together with any successor entity, individually and as servicer of the qualified trusts pursuant to which the Clear Facility Notes were issued.

                  "Clear Facility Notes" means the Conseco Finance Liquidation Expense Advance Receivables Backed Notes, dated as of April 1, 2002.

                  "Closing" shall have the meaning set forth in Section 2.3(a) hereof.

                  "Closing Date" shall have the meaning set forth in Section 2.3(a) hereof.

                  "Closing Transactions" shall have the meaning set forth in
Section 2.3(b) hereof.

                  "Company" shall have the meaning set forth in the Recitals.

                  "Confidential Information" shall have the meaning set forth in
Section 5.3 hereof.

                  "Confidentiality Agreement" means that Confidentiality Agreement, dated as of November 8, 2002, between Parent, Fortress Investment Group LLC and J.C. Flowers & Co., LLC and the Confidentiality Agreement, dated as of October 28, 2002, between Parent and AEGIS Mortgage Corporation.

                  "Consent Agreement" means a fully executed agreement among the Buyer, the Company, the trustees with respect to each of the securitization transactions for which an MH Servicing Contract has been entered into (the "Trustees"), the Official Committee of Unsecured Creditors of the Company (the "Unsecured Creditors Committee"), the Ad Hoc Committee of Certificateholders (the "Ad Hoc Committee") and Federal National Mortgage Association ("Fannie Mae"), evidencing the consent of the Trustees, the Unsecured Creditors Committee, the Ad Hoc Committee and Fannie Mae to the matters covered by Section 6.11(b) and (c), which agreement is in form and substance reasonably acceptable to the Buyer.

                  "Consumer Loan" means the retail installment contracts and direct consumer loans of the Purchased Businesses secured by a purchase money or other security interest creating a first lien in favor of the Company or one of its Subsidiaries on personal property such as recreational vehicles, motorcycles, watercraft, trailers and snowmobiles, and the related promissory notes or other evidences of indebtedness, together with any and all rights, benefits,

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collateral, payments, recoveries and proceeds arising therefrom or in connection therewith including the Servicing Rights related to such loans.

                  "Contract" means any contract, license, sublicense, franchise, permit, mortgage, deed to secured debt or deed of trust, purchase order, indenture, loan agreement, note, lease, sublease, agreement, obligation, commitment, understanding, instrument or other binding arrangement or any commitment to enter into any of the foregoing (in each case, whether written or oral).

                  "Convergent Contracts" shall have the meaning set forth in
Section 3.38 hereof.

                  "Credit Facilities" means the Lehman Facilities; the Credit Agreement, dated as of December 27, 2000, as amended on January 9, 2002, July 9, 2002, August 29, 2002, September 6, 2002 and November 27, 2002, between the Company and U.S. Bank (the "U.S. Bank Credit Agreement"); and the Master Repurchase Agreement dated April 16, 1999 between Credit Suisse First Boston Mortgage Capital LLC and Green Tree Financial Corporation (the Company), as amended by Annex I--Amended and Restated Supplemental Terms to Master Repurchase Agreement, dated as of March 26, 1999, and as each of the same may be further amended in accordance with the terms thereof and of this Agreement.

                  "Deferred Recognition Amounts" shall have the meaning set forth in Section 3.22(d) hereof.

                  "Deutsche Bank" means Deutsche Bank National Trust Company.

                  "DIP Loan" shall have the meaning set forth in Section 5.18 hereof.

                  "Direct Claim" means any claim by an Indemnified Party on account of a Loss which does not result from a Third Party Claim.

                  "Employee Agreements" shall have the meaning set forth in
Section 5.10(j) hereof.

                  "Employee Benefit Plans" shall have the meaning set forth in
Section 3.16 hereof.

                  "Employees" shall have the meaning set forth in Section 3.14 hereof.

                  "Environmental Law" means any Law relating to (a) the release or threatened release of Hazardous Substances, (b) pollution or the protection of human health, safety or the environment, including ambient air (including air inside buildings), surface water, ground water, land surface or subsurface strata and natural resources or (c) the manufacture, handling, transport, use, treatment, storage or disposal of Hazardous Substances.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

                  "Excess Cash" shall have the meaning set forth in the credit agreement for the DIP Loan.

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                  "Excluded Assets" shall have the meaning set forth in Section
2.1(c) hereof.

                  "Excluded Business" means any Purchased Business or portion thereof that is excluded pursuant to Section 2.1(a).

                  "Excluded Contracts" means (a) each of the Non-MH Servicing Contracts, except with respect to the Non-MH Servicing Rights, Guarantee Fees and Cleanup Calls thereunder or any Residual Assets related thereto, (b) each of the MH Servicing Contracts, except with respect to the MH Servicing Rights, Guarantee Fees and Cleanup Calls thereunder or any Residual Assets related thereto and (c) the other Contracts set forth in Section 2.1(c) of the Purchased Businesses Schedule under the caption, "Excluded Contracts".

                  "Excluded Covenants" has the meaning set forth in Section 5.5 hereof.

                  "Excluded Liabilities" has the meaning set forth in Section 2.2(b) hereof.

                  "Excluded Servicing Liabilities" means all Liabilities under the Servicing Contracts other than the duty to perform the obligations solely of a servicer or successor servicer thereunder first arising after the Closing Date.

                  "Expense Reimbursement" shall have the meaning set forth in
Section 8.2(b) hereof.

                  "Facilities" means the Owned Real Premises and Leased
Premises.

                  "FDIC" shall have the meaning set forth in Section 3.3 hereof.

                  "Files" means, whether in paper or electronic form, books; records; customer and vendor lists; correspondence; files; advertising, marketing and sales materials; personnel files of employees; financial records and statements; correspondence, reports and examinations of Governmental Authorities other than those with respect to Mill Creek Bank; and legal proceedings materials.

                  "Filing Company Subsidiaries" means those Selling Subsidiaries that have commenced a Chapter 11 Case on or before February 3, 2003 and the SPEs.

                  "Final Order" means an Order as to which the time to file an appeal, a motion for rehearing or reconsideration (excluding any motion under F.R.C.P. 60(b)) or a petition for writ of certiorari has expired and no such appeal, motion or petition is pending.

                  "Finance Laws" shall have the meaning set forth in Section 3.3 hereof.

                  "Financial Statements" shall have the meaning set forth in
Section 3.19 hereof.

                  "FIRPTA" shall have the meaning set forth in Section 3.22(c) hereof.

                  "Floorplan Certificates" means Receivables from Loans made for the floorplan of manufactured homes and vehicle inventory at manufactured home dealerships.

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                  "GAAP" means United States generally accepted accounting
principles consistently applied.

                  "GE" shall have the meaning set forth in Section 2.1(a)(iv) hereof.

                  "GE Approved Agreement" shall have the meaning set forth in
Section 2.1(a)(iv) hereof.

                  "GE Assumed Liabilities" means the "Assumed Liabilities" as defined in the GE Approved Agreement.

                  "GE Condition" shall have the meaning set forth in Section 2.1(a)(iv) hereof.

                  "GE IT Employees" shall have the meaning set forth in Section 5.10(a)(iv) hereof.

                  "GE Purchased Assets" means the "Purchased Assets" as defined in the GE Approved Agreement.

                  "GE Sale Order" means the "Sale Order" as in the GE Approved Agreement.

                  "Goldman" means Goldman Sachs Credit Partners, L.P.

                  "Goldman Commitment Letter" means the Commitment Letter, dated February 26, 2003, between Goldman and the Company.

                  "Goldman Credit Agreement" means the Secured Super-Priority Debtor in Possession Credit Agreement, among the Company, as debtor and debtor in possession, as borrower, and the subsidiaries of the borrower party thereto, in certain cases as debtors and debtors in possession, as subsidiary guarantors, and Conseco Finance Credit Corp, as debtor and debtor in possession, and the lenders from time to time party thereto and Goldman, as administrative agent and loan agent attached as an exhibit to the Motion For Entry of a Final Order: (I) Authorizing CFC Debtors In Possession to Enter Into Post-Petition Credit Agreement Pursuant to Section 364 of the Bankruptcy Code, (II) Authorizing Use of Cash Collateral Pursuant to Section 363 of the Bankruptcy Code, (III) Granting Adequate Protection Pursuant to Sections 363 and 364 of the Bankruptcy Code, and (IV) Approving the Tax Indemnity Obligations of Conseco, Inc. hereunder filed with the Bankruptcy Court on March 4, 2003.

                  "Goldman Expense Reimbursement" means the payment of $5 million for expenses incurred prior to February 26, 2003 to the post-petition agent and post-petition lenders associated with the Goldman Credit Agreement.

                  "Goldman Final DIP Order" means the Final DIP Order as defined in the Goldman Credit Agreement.

                  "Goldman Interim Commitment Fee" means the payment, pursuant to the terms of the Goldman Commitment Letter, of $3.75 million to the post-petition agent and post-petition lenders as provided for in Section 2.10(b)(i) of the Goldman Credit Agreement.

                  "Goldman Interim Order" means the order of the Bankruptcy Court entered on February 26, 2003 (a) authorizing the Goldman Commitment Letter, the Goldman Expense Reimbursement and the Goldman Interim Commitment Fee; (b) declaring that the Expense Reimbursement shall not be subject to the approval of the Bankruptcy Court and that no recipient thereof shall be required to file any fee application associated therewith; and (c) approving the payment, as an administrative expense, and seniority of the Goldman Expense Reimbursement and Goldman Interim Commitment Fee with respect to any and all other administrative expenses, except with respect to those similar claims previously granted by the Bankruptcy Court.

                  "Governmental Authority" means any United States federal, state or local or any foreign government, governmental regulatory or administrative authority, agency or commission or any court, tribunal or judicial or arbitral body.

                  "Grantor Trust" means a fixed investment trust, as defined in
Section 301.7701-4(c) of the Treasury Regulations or any entity or arrangement that has purported to be such a fixed investment trust, irrespective of whether such entity or arrangement qualifies as a fixed investment trust under Section 301.7701-4(c) of the Treasury Regulations.

                  "Green Tree Retail Services Bank" means Green Tree Retail Services Bank, Inc., a South Dakota chartered limited purpose credit card bank, and its wholly-owned subsidiaries.

                  "GTF Contracts" shall have the meaning set forth in Section
3.34 hereof.

                  "GTS Contracts" shall have the meaning set forth in Section
3.35 hereof.

                  "Guarantee Fees" means the rights of a Seller to receive payments from any REMIC or other entity created to effect a Securitization on account of a guarantee given by the Seller with respect to one or more classes of securities issued in such Securitization.

                  "Guarantee Reimbursement Rights" means any and all claims the Sellers may have to be reimbursed for payments made by any of them pursuant to guarantees given by the Sellers with respect to any classes of securities issued in a Securitization.

                  "Guarantees" means any and all obligations relating to guarantees, letters of credit, support agreements, bonds and other credit assurances or supports of a comparable nature of any CFC Party.

                  "Hazardous Substances" means any substance whether solid, liquid, gaseous or any combination of the foregoing which is listed, defined or regulated pursuant to any Environmental Law.

                  "HE Business" means the home equity loan business of the CFC Parties, excluding securities taken back or retained by the Company or any Subsidiary in a Securitization.

                  "HELOC" means all revolving, variable rate mortgage loans secured by first or second liens on single family residential real property (including, without limitation, condominiums and planned unit developments), and the related promissory notes or other evidences of indebtedness, together with any and all rights, benefits, collateral, payments, recoveries and proceeds arising therefrom or in connection therewith.

                  "HI Business" means the home improvement business of the CFC Parties, excluding securities taken back or retained by the Company or any Subsidiary in a Securitization.

                  "HI Origination Business" means the home improvement origination business of the CFC Parties, excluding securities taken back or retained by the Company or any Subsidiary in a Securitization.

                  "Home Equity Loans" means all fixed rate mortgage loans secured by first, second or third liens on single family residential real property (including, without limitation, condominiums and planned unit developments), including, without limitation, any such high loan-to-value mortgage loans, and the related promissory notes or other evidences of indebtedness, together with any and all rights, benefits, collateral, payments, recoveries and proceeds arising therefrom or in connection therewith.

                  "Home Improvement Loans" means all first, second or third lien or unsecured home improvement retail installment contracts, and the related promissory notes or other evidences of indebtedness, whether insured or uninsured, and the related promissory notes or other evidences of indebtedness, together with any and all rights, benefits, collateral, payments, recoveries and proceeds arising therefrom or in connection therewith.

                  "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the regulations related thereto.

                  "Income Tax" means all federal, state, local, or foreign Taxes based upon, measured by, or calculated with respect to (i) gross or net income or gross or net receipts or profits (including, but not limited to, any capital gains, minimum taxes and any Taxes on items of tax preference, but not including sales, use, goods and services, real or personal property transfer or other similar Taxes); (ii) multiple bases (including, but not limited to, corporate franchise, doing business or occupation Taxes) if one or more of the bases upon which such Tax may be based upon, measured, or calculated with respect to, is described in clause (i); or (iii) withholding taxes, measured by, or calculated with respect to, any payments or distributions (other than wages).

                  "Income Tax Return" means any return, declaration, report, claim for refund, or information return, amended return or statement relating to Income Taxes, including any schedule or attachment thereto.

                  "Incremental Liabilities" shall have the meaning set forth in
Section 2.1(b) hereof.

                  "Indemnified Parties" shall have the meaning set forth in
Section 9.2(b) hereof.

                  "Indemnifying Party" means a party from whom indemnification is sought.

                  "Indemnity Deductible" shall have the meaning set forth in
Section 9.3(a) hereof.

                  "Insurance Approvals" shall have the meaning set forth in
Section 5.26(a) hereof.

                  "Insurance Assets" means the assets, properties, Contracts (other than Excluded Contracts) and rights owned or primarily used or held for use in the operation of the Insurance Business, including, without limitation, all expirations, receivables and prepaid amounts relating thereto.

                  "Insurance Budget" shall have the meaning set forth in Section 5.26(c) hereof.

                  "Insurance Business" means the insurance agency assets and businesses referred to in Section 2.1(a) of the applicable Business Schedules.

                  "Insurance Profits" shall have the meaning set forth in
Section 5.26(d) hereof.

                  "Insurance Subsidiaries" means Conseco Agency of Alabama, Inc., Conseco Agency of Kentucky, Inc., Crum-Reed General Agency, Inc., Conseco Agency, Inc., Conseco Agency of New York, Inc., Conseco Agency of Nevada, Inc., Conseco Agency Reinsurance Limited and Convergent Lending Services, LLC.

                  "Insurance Policies" means those policies of insurance which the CFC Parties maintain with respect to their assets and operations.

                  "Intellectual Property" means all of the following in any jurisdiction throughout the world: (a) patents, patent applications and patent disclosures including re-issues, continuations, divisions, continuations-in-part, renewals and extensions; (b) trademarks, service marks, trade dress, trade names, corporate names, logos and slogans (and all translations, adaptations, derivations and combinations of the foregoing) and Internet domain names, together with all goodwill associated with each of the foregoing; (c) copyrights and copyrightable works; (d) registrations and applications for any of the foregoing; (e) trade secrets, confidential information, know-how, processes, technology and inventions; (f) computer software, hardware and systems (including, without limitation, source code, executable code, data, databases and documentation); and (g) all other intellectual property.

                  "Intellectual Property Assignment Agreements" means the Trademark Assignment Agreement and Domain Name Transfer Agreement in customary form as reasonably agreed by the Parties.

                  "Interim 9019 Order" means an order of the Bankruptcy Court authorizing and approving, on an interim basis pending a final hearing on notice to interested parties, a settlement pursuant to which the MH Servicing Fees are increased to 1.25% and accorded the level of priority that would be accorded to a third party successor servicer under the cash flow waterfall provisions of the MH Servicing Contracts (except, in the case of securitization trusts for which principal and interest insurance is in force, in which cases the MH Servicing Fees will be paid in the highest priority that will not adversely affect the continuation in force of such insurance), such order to be satisfactory in form and substance to the Buyer.

                  "Investors" means J.C. Flowers I L.P., a Delaware limited liability company, together with its Affiliates, and Fortress Investment Trust II, a Delaware limited liability company, together with its Affiliates, Cerberus Capital Management, L.P., a limited partnership, together with its Affiliates, and such co-investors, if any, as may invest in the Buyer.

                  "IO Regular Interests" means the REMIC Regular Interests listed on the Residuals Schedule under the caption, "IO Regular Interests".

                  "Junior P&I Regular Interests" means the REMIC Regular Interests listed on the Residuals Schedule under the caption "Junior P&I Regular Interests".

                  "JV Arrangements" shall have the meaning set forth in Section 5.10(a)(ii) hereof.

                  "Knowledge" means, with respect to the Sellers, the knowledge of Keith A. Anderson, James R. Breakey, Cheryl A. Collins, Brian F. Corey, Charles H. Cremens, Shawn Gensch, Dan Hall, Ron Siemers, Pamela Strauss and Todd Woodard.

                  "Laws" means all statutes, rules, regulations, codes, injunctions, judgments, writs, orders, decrees, rulings, constitutions, ordinances, common laws, standards, limitations, compliance schedules, written directions, requests or treaties, whether legislatively, judicially, administratively or otherwise promulgated, of any Governmental Authority.

                  "Leased Premises" means real property leased by the Sellers as the tenant thereof pursuant to the Assumed Leases.

                  "Lehman Back-Up Security Agreement" means the Back-Up Security Agreement, dated as of January 30, 2002, among the Company, Conseco Finance Vendor Services Corporation, Green Tree Titling Limited Partnership I, Green Tree Titling Limited Partnership II, Green Tree Finance Corp.-Five, Conseco Finance Leasing Trust, Lehman Commercial Paper Inc. and U.S. Bank, as custodian.

                  "Lehman Debt Amount" means, as of any date, the sum, without duplication, of (a) the Indebtedness (as defined in the Lehman Residuals Facility), plus, (b) the Additional Lehman Debt, plus, (c) an amount equal to the unreimbursed out-of-pocket expenses incurred by Lehman Brothers Holdings Inc. and its Affiliates in connection with the transactions contemplated by this Agreement and the Lehman Facilities, but not in excess of $3 million, in each case as of such date. Section 3.20(c) sets forth the Lehman Debt Amount as of the close of business on March 6, 2003.

                  "Lehman Documents" means the Lehman Facilities, the Lehman Back-Up Security Agreement, the Lehman Forbearance Agreement, the Lehman Umbrella Agreement and the Contract evidencing the Additional Lehman Debt.

                  "Lehman Facilities" means, collectively, the Lehman Residuals Facility and the Lehman Warehouse Facility.

                  "Lehman Forbearance Agreement" means the Amended and Restated Forbearance Agreement, dated as of October 9, 2002, among the Company, Green Tree Finance Corp.-Five, Green Tree Residual Finance Corp. I, Lehman Commercial Paper, Inc. and Lehman Brothers Inc., as amended by the First Amendment to Amended and Restated Forbearance Agreement, dated as of November 29, 2002, as the same may be amended in accordance with the terms thereof and of this Agreement.

                  "Lehman Residuals Facility" means (a) the Master Repurchase Agreement and Annex to Master Repurchase Agreement Supplemental Terms and Conditions, each dated as of September 29, 1999, between Green Tree Residual Finance Corp. I and Lehman Brothers, Inc., and as amended by the amendments thereto dated as of September 22, 2000, January 30, 2002 and April 30, 2002 and
(b) the Asset Assignment Agreement, dated as of February 13, 1998, between Green Tree Residual Finance Corp. I and Lehman ALI Inc., as assignee of Lehman Commercial Paper Inc., and as amended by the amendments thereto dated as of June 23, 1998, February 23, 2000, May 10, 2000, August 1, 2000, September 22, 2000,
September 28, 2001, January 30, 2002, April 30, 2002 and October 9, 2002, and as each of the same may be further amended in accordance with the terms thereof and of this Agreement.

                  "Lehman Umbrella Agreement" means the Amended and Restated Agreement, dated as of January 30, 2002, among the Company, the Parent, CIHC, Incorporated, Green Tree Residual Finance Corp. I, Green Tree Finance Corp.-Five and Lehman Brothers Holdings Inc., as the same may be further amended in accordance with the terms thereof and of this Agreement.

                  "Lehman Warehouse Facility" means the Second Amended and Restated Master Repurchase Agreement, dated as of January 30, 2002, between Lehman Commercial Paper, Inc. and Green Tree Finance Corp.-Five, as amended by the amendments thereto dated as of April 30, 2002, August 12, 2002 and October 9, 2002, and as the same may be further amended in accordance with the terms thereof and of this Agreement.

                  "Liability" means any liability or obligation whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether matured or unmatured, whether liquidated or unliquidated, whether incurred or consequential and whether due or to become due, including any liability for Taxes or any other liability arising out of applicable Law.

                  "Lien" means any mortgage, deed to secured debt or deed of trust, pledge, security interest, encumbrance, claim, Tax, equitable interest, negative pledge, lien or charge of any kind (including, without limitation, any conditional sale or other title retention agreement or lease in the nature thereof) or any agreement to file any of the foregoing, any sale of receivables with recourse against the Sellers or any of their Affiliates, any filing or agreement to file a financing statement as debtor under the Uniform Commercial Code or any similar statute and all claims (including, but not limited to, all "claims" within the meaning of section 101(5) of the Bankruptcy Code).

                  "Loan and IT Services" shall have the meaning set forth in
Section 5.33 hereof.

                  "Loans" shall mean all loans, or other extensions of credit, either purchased by a CFC Party from Third Parties or pursuant to which the CFC Parties have lent money, in each case, which are owned by the CFC Parties or subject to repurchase by or similar Contract of a CFC Party, including, but not limited to, (a) loans which have been partially or fully charged off, (b) interests in loan participations and assignments, (c) legally binding commitments and obligations to extend credit (including any unfunded or partially funded revolving loans, lines of credit or similar arrangements), (d) retail installment contracts, (e) Home Equity Loans and HELOCs, (f) Home Improvement Loans, (g) MH Contracts and (h) Other Loans, in each case, which are owned by the CFC Parties or subject to repurchase by or similar Contract of a CFC Party; provided that for purposes of this Agreement, a Securitized Loan shall not be deemed a "Loan".

                  "Loss" means any loss, Liability, demand, claim, action, cause of action, cost, damage, deficiency, Tax, penalty, fine or expense, whether or not arising out of third party claims (including, without limitation, interest, penalties, reasonable attorneys' fees and expenses, court costs and all amounts paid in investigation, defense or settlement of any of the foregoing); provided however that Losses shall not include consequential (such as loss of business or profits), incidental, special or punitive losses, damages, costs, expenses or Liabilities.

                  "Material Adverse Effect" means (a) any change or effect that is materially adverse to the business, financial condition, property, operations, net income or assets of the Purchased Businesses (excluding the Excluded Assets and Excluded Liabilities) taken as a whole; or (b) any material adverse effect that would prevent or materially impair the ability of the Sellers to consummate the transactions contemplated by this Agreement or the Transaction Documents; provided that none of the following shall be deemed to constitute, and none of the following shall be taken into account in determining whether there has been, a Material Adverse Effect: (i) any adverse change, event, development or effect arising from or relating to (A) general business or economic conditions, including such conditions related to the businesses of the Sellers and their Subsidiaries, except for such changes, events, developments or effects which disproportionately impact the Purchased Businesses, or (B) national or international political or social conditions, including the engagement by the United States in hostilities, whether or not pursuant to the declaration of a national emergency or war, or the occurrence of any military or terrorist attack upon the United States, except for such changes, events, developments or effects which disproportionately impact the Purchased Businesses, (ii) the filing of the Chapter 11 Case and the Parent's filing of its case under chapter 11 of the Bankruptcy Code, (iii) adverse changes in the value of the Residual Assets related to the MH Business as a result of a restructuring of the MH Servicing Business or the inability to consummate such a restructuring and (iv) an Amortization Event under the Private Label Credit Card Master Note Trust Documents unless it results in the occurrence of an event of default under the DIP Loan.

                  "Material Agreement" shall have the meaning set forth in
Section 3.11 hereof.

                  "MESA Collateral" means the certificates representing beneficial ownership of a Grantor Trust that holds certain REMIC regular interests and certain other debt obligations and related assets.

                  "MESA Equity" means the ownership interest in the Mesa
Issuers.

                  "MESA Issuers" means the MESA 2001-4, 2002-1, 2002-3 and 2002-4 Global Issuance Company entities (exempted companies) created under the laws of the Cayman Islands that are the issuers of the MESA Notes and the owners of the MESA Collateral.

                  "MESA Notes" means the debt instruments issued by the MESA Issuers in the four transactions designated and identified as the issuance of
(a) US $73,866,000 Home Loan-Backed Notes, Series 2001-4 notes by MESA 2001-4 Global Issuance Company, pursuant to the Indenture, dated as of July 1, 2001, with Wells Fargo, Indenture Trustee; (b) US $344,864,000 Home Loan Asset-Backed Notes Series 2002-1 notes by MESA 2002-1 Global Issuance Company, pursuant to the Indenture, dated as of February 1, 2002, with Wells Fargo, Indenture Trustee; (c) US $180,000,000 Home Loan Asset-Backed Notes Series 2002-2 notes by MESA 2002-2 Global Issuance Company, pursuant to the Indenture, dated as of September 1, 2002, with Deutsche Bank, Indenture Trustee; and (d) US $145,252,000 Home Loan Asset-Backed Notes Series 2002-3 notes by MESA 2002-3 Global Issuance Company, dated as of October 1, 2002, with Deutsche Bank, Indenture Trustee.

                  "MH Business" means the manufactured housing business of the CFC Parties, excluding securities taken back or retained by the Company or any Subsidiary in a Securitization.

                  "MH Community Loans" means Loans made by the CFC Parties to finance the construction of manufactured homes, parks and communities.

                  "MH Contracts" means all retail installment sales contracts and Loan agreements for manufactured housing, including, without limitation, retail installment sales contracts and Loan agreements for manufactured housing that has been repossessed and refinanced.

                  "MH Servicing Assets" means (a) the rights of the servicer under the MH Servicing Contracts; (b) with respect to each Loan and Securitized Loan subject to a MH Servicing Contract, the escrow payments (including, without limitation, tax and insurance escrows) or other similar payments with respect to such Loan and any amounts actually collected and held by the CFC Parties with respect thereto; (c) all accounts and other rights to payment related to any of the MH Servicing Rights or MH Servicing Contracts; and (d) any and all documents, files, records, servicing files, servicing documents, servicing records, data tapes, computer records or other information pertaining to the servicing of each Loan or pertaining to the past, present or prospective servicing of such Loan, in each case that is subject to a MH Servicing Contract.

                  "MH Servicing Business" means all Servicing Rights of a CFC Party relating to the MH Business and all assets of the CFC Parties used in the conduct of such business, including, without limitation, all cash, deposits, receivables and Prepaid Expenses relating thereto.

                  "MH Servicing Business Schedule" means the disclosure schedule attached hereto containing information relating to the MH Servicing Business.

                  "MH Servicing Contracts" means collectively, (a) each of the Contracts providing for loan servicing in connection with a Securitization or other transaction that is identified in the MH Servicing Business Schedule under the caption, "List of MH Servicing Contracts", and (b) all other Contracts or documents creating, defining or evidencing the right of any CFC Party to service loans including any pooling and servicing agreement and purchase or sale agreement pertaining to any Loan or Securitized Loan.

                  "MH Servicing Fees" means all servicing fees payable from time to time to the Company and any of the Selling Subsidiaries with respect to the MH Servicing Business.

                  "MH Servicing Rights" means the right to act as servicer or successor servicer under each of the MH Servicing Contracts and all rights, privileges and benefits of being servicer or successor servicer under each MH Servicing Contract or that are incidental thereto (but not including any rights included in the Insurance Business) including without limitation any and all of the following: (a) any and all rights to service such Loan or any Securitized Loan; (b) all servicing fees and other fees, compensation or moneys payable to the servicer under the MH Servicing Contracts and (c) any late fees, investment income or similar payments or penalties (including, without limitation, prepayment penalties) with respect to such Loan or Securitized Loan payable to the servicer under the MH Servicing Contracts.

                  "Mill Creek Bank" means Mill Creek Bank, Inc., a Utah industrial loan corporation, and its wholly-owned Subsidiaries.

                  "Mill Creek Transition Obligations" shall have the meaning set forth in the definition of "Sale Order" contained herein.

                  "NIMS Collateral" means any Guaranty Fees, REMIC Regular Interests and REMIC Residual Interests, and any other related assets, pledged by the NIMS Issuer to secure the NIMS Notes.

                  "NIMS Equity" means the ownership interest in the NIMS Issuer.

                  "NIMS I" shall have the meaning set forth in Section 2.3(b)(viii) hereof.

                  "NIMS II" shall have the meaning set forth in Section 2.3(b)(viii) hereof.

                  "NIMS Issuer" means the NIMS Trust.

                  "NIMS Notes" means the Floating Rate Variable Funding Notes dated September 28, 2001 issued by the NIMS Trust.

                  "NIMS Trust" means the trust created by the Trust Agreement, dated as of September 1, 2001, among NIMS I, NIMS II and Wilmington Trust Company as trustee, as the same may be amended in accordance with the terms thereof and of this Agreement.

                  "9019 Order" means an order of the Bankruptcy Court authorizing and approving a settlement pursuant to which the MH Servicing Fees are increased to 1.25%, and accorded the level of priority that would be accorded to a third party successor servicer under the cash flow waterfall provisions of the MH Servicing Contracts (except, in the case of securitization trusts for which principal and interest insurance is in force, in which cases the MH Servicing Fees will be paid in the highest priority that will not adversely affect the continuation in force of such insurance), such order to be reasonably satisfactory in form and substance to the Buyer.

                  "Non-MH Servicing Assets" means (a) the rights of the servicer under the Non-MH Servicing Contracts; (b) with respect to each Loan and Securitized Loan subject to a Non-MH Servicing Contract, the escrow payments (including, without limitation, tax and insurance escrows) or other similar payments with respect to such Loan and any amounts actually collected and held by the CFC Parties with respect thereto; (c) all accounts and other rights to payment related to any of the Non-MH Servicing Rights or Non-MH Servicing Contracts; and (d) any and all documents, files, records, servicing files, servicing documents, servicing records, data tapes, computer records or other information pertaining to the servicing of each Loan or pertaining to the past, present or prospective servicing of such Loan, in each case that is subject to a Non-MH Servicing Contract.

                  "Non-MH Servicing Business" means all Servicing Rights of a CFC Party relating to any business of the Company other than the MH Servicing Business and all assets of the CFC Parties primarily used in the conduct of such business, including, without limitation, all cash, deposits, receivables and Prepaid Expenses relating thereto.

                  "Non-MH Servicing Contracts" means, collectively, (a) each of the Contracts providing for loan servicing in connection with a Securitization or other transaction which has been identified in Section 2.1(a) of the applicable Business Schedules under the Caption, "List of Non-MH Servicing Contracts" and (b) all other Contracts or documents creating, defining or evidencing the right of any CFC Party to service loans including any pooling and servicing agreement and purchase or sale agreement pertaining to any Loan or Securitized Loan.

                  "Non-MH Servicing Fees" means all servicing fees payable from time to time to the Company and any of the Selling Subsidiaries with respect to the Non-MH Servicing Business.

                  "Non-MH Servicing Rights" means the right to act as servicer or successor servicer under each of the Non-MH Servicing Contracts and all rights, privileges and benefits of being servicer or successor servicer under each Non-MH Servicing Contract or that are incidental thereto including without limitation any and all of the following: (a) any and all rights to service such Loan or any Securitized Loan; (b) all servicing fees and other fees, compensation or moneys payable to the servicer under the Non-MH Servicing Contracts; and (c) any late fees, investment income or similar payments or penalties (including, without limitation, prepayment penalties) with respect to such Loan or Securitized Loan payable to the servicer under the Non-MH Servicing Contracts.

                  "Non-Transferred Insurance Asset" shall have the meaning set forth in Section 5.26(a) hereof.

                  "Non-Transferred Insurance Business" shall have the meaning set forth in Section 5.26(a) hereof.

                  "November 30 Balance Sheet" means the Company's consolidated balance sheets as of November 30, 2002 set forth in Section 2.1(a) of the Purchased Businesses Schedule.

                  "Obligor" means, with respect to any Loan, the Person(s) obligated to make payments with respect to such Loan, including, without limitation, the applicable borrower, or any guarantor, co-signer, surety or other obligor therefor.

                  "Order" means any decree, order, injunction, rule, judgment, consent of or by any Governmental Authority.

                  "Organizational Documents" means certificates of incorporation, by-laws, certificates of formation, limited liability company operating agreements, limited liability partnership agreements, partnership or limited partnership agreements or other formation or governing documents of a particular entity.

                  "Original Agreement" shall have the meaning set forth in the Recitals.

                  "Other Assets" means assets of Green Tree Retail Services Bank specified in Section 2.1(a) of the Business Schedules.

                  "Other Loans" means, collectively, all (a) Vehicle Leases, (b) Consumer Loans, and (c) other consumer loans, and (in each case) the related promissory notes or other evidences of indebtedness, together with any and all rights, benefits, collateral, payments, recoveries and proceeds arising therefrom or in connection therewith, including the Servicing Rights related to such loans.

                  "Other Securitization Entity" shall have the meaning set forth in Section 3.22(l)(i) hereof.

                  "Other Transferred Intellectual Property" means, other than the Transferred Trademarks and the Transferred Intellectual Property Agreements, all Intellectual Property owned by the Sellers and primarily used or held for use in the Purchased Businesses.

                  "Owned Real Premises" means real property used in the Purchased Businesses as set forth in Section 3.8(a) of the applicable Business Schedules, title to which is held by the Sellers.

                  "Owned Real Premises Leases" means real property leases, subleases, licenses or other Contracts set forth in Section 3.8(a) of the applicable Business Schedules pursuant to which a Seller leases all or any part of the Owned Real Premises as the landlord thereunder.

                  "Parent" means Conseco, Inc., an Indiana corporation.

                  "Parties" shall have the meaning set forth in the Recitals.

                  "Party" shall have the meaning set forth in the Recitals.

                  "Permitted Liens" shall mean: (a) statutory liens for current Taxes or other governmental charges with respect to the assets of a CFC Party not yet due and payable or which may thereafter be paid without penalty or the amount or validity of which is being contested in good faith by appropriate proceedings by the CFC Party and for which appropriate reserves have been established on the CFC Party's books and records in accordance with GAAP,
(b) mechanic's, carrier's, worker's, repairer's and similar statutory liens arising or incurred in the ordinary course of business with respect to a Liability which is not yet due or delinquent; (c) zoning, entitlement, building and other land use regulations imposed by Governmental Authority having jurisdiction over the Owned Real Premises and Leased Premises which are not violated by the current use and operation of the Owned Real Premises and Leased Premises; (d) covenants, conditions, restrictions, easements and other similar matters of record affecting title and other irregularities of title to the Purchased Assets which do not, individually or in the aggregate, materially impair the present value, occupancy or continued use of the Purchased Assets for the purposes for which each is currently used in the respective Purchased Business; and (e) the Owned Real Premises Leases.

                  "Person" means an individual, a partnership, a limited liability company, a corporation, a cooperative, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or a Governmental Authority.

                  "Petition Date" shall have the meaning set forth in Section
5.8 hereof.

                  "PL Business" means the Company's private label credit card business, including all business conducted by the Banks, excluding securities taken back or retained by the Company or any Subsidiary in a Securitization.

                  "Post-Closing Tax Period" means (a) any taxable year or period beginning after the Closing Date, and (b) for any Straddle Period, the portion of such period beginning after the Closing Date.

                  "Post-Signing Balance Sheets" shall have the meaning set forth in Section 5.27 hereof.

                  "Pre-Closing Period" shall have the meaning set forth in
Section 2.1(a) hereof.

                  "Pre-Closing Tax Period" means (a) any taxable year or period ending on or before the Closing Date and (b) for any Straddle Period, the portion of such period ending on and including the Closing Date.

                  "Prepaid Expenses" means operating costs or other expenses incurred by the CFC Parties with respect to the Purchased Businesses and Purchased Assets after the Closing Date which were paid by the Sellers, any Subsidiary of Sellers or Mill Creek Bank on or prior to the Closing Date, including any real or personal property, use or other Taxes (other than Income Taxes, to the extent attributable to periods or portions thereof beginning after the Closing Date).

                  "Private Label Credit Card Master Trust Certificates" means, to the extent outstanding on the Closing Date, (a) the Conseco Private Label Credit Card Master Note Trust 2001-A certificate and (b) the Conseco Private Label Credit Card Master Note Trust 2001-B certificate.

                  "Private Label Credit Card Master Note Trust Documents" means the (a) Conseco Private Label Credit Card Master Note Trust Amended and Restated Trust Agreement, dated as of May 1, 2001, between Mill Creek Bank, as transferor, Conseco Finance Credit Card Funding Corp., as transferor, and Wilmington Trust Company, as owner trustee; (b) Master Indenture, dated as of May 1, 2001, by and among Conseco Private Label Credit Card Master Note Trust, U.S. Bank, as indenture trustee and securities intermediary, and Mill Creek Bank, as servicer; (c) Series 2001-A Indenture Supplement, dated as of May 1, 2001, by and among Conseco Private Label Credit Card Master Note Trust, U.S. Bank, as indenture trustee and securities intermediary, and Mill Creek Bank, as servicer; (d) Series 2001-B Indenture Supplement, dated as of May 1, 2001, by and among Conseco Private Label Credit Card Master Note Trust, U.S. Bank, as indenture trustee and securities intermediary, and Mill Creek Bank, as servicer; and (e) Class A Note Purchase Agreement, dated as of May 31, 2001, by and among Conseco Private Label Credit Card Master Note Trust, issuer, Mill Creek Bank, transferor and servicer, Conseco Finance Credit Funding Corp., individually and as a transferor, Green Tree Retail Services Bank, individually and as an account owner, the Class A Purchasers, the agents for the Purchaser Groups, from time to time parties thereto, and Credit Suisse First Boston, administrative agent for the Class A Purchasers, and as amended by the amendments thereto dated as of May 30, 2002 and September 30, 2002.

                  "Purchase Price" shall have the meaning set forth in Section 2.4(a) hereof.

                  "Purchased Assets" means assets, properties, Contracts (other than Excluded Contracts) and rights owned or primarily used or held for use in the operation of the Purchased Businesses of whatever kind and nature, real or personal, tangible or intangible, owned, leased, licensed, used or held for use or license, wherever located, including, without limitation, (a) all Servicing Rights (b) all of the outstanding capital stock of Mill Creek Bank, (c) the Other Assets, (d) the Residual Assets, (e) the Assumed Agreements, (f) the Assigned Receivables and related Loans, (g) the Servicing Assets, (h) the Servicing Contracts to the limited extent the Buyer will act as servicer or successor servicer thereunder, (i) all collateral securing the Lehman Facilities, (j) those other assets, properties, Contracts and rights set forth on Section 2.1(a) of the applicable Business Schedules, (k) the Floorplan Certificates, (l) the MH Community Loans, (m) the Insurance Assets, and (n) the Private Label Credit Card Master Trust Certificates, excluding, in each case, Excluded Assets. The foregoing is subject to the provisions of Section 2.1(a).

                  "Purchased Businesses" means the HE Business, the CL Business, the HI Business, the PL Business, the Non-MH Servicing Business, the MH Servicing Business and the Insurance Business, but not including any Excluded Business. The foregoing is subject to the provisions of Section 2.1(a).

                  "Purchased Businesses Schedule" means the schedule by that name annexed to this Agreement.

                  "Receivables" means all financial obligations arising under the Loans, including, but not limited to, any amounts owing for the payment of goods and services, periodic finance charges (including unearned and billed), Accrued and Unpaid Interest, late charges, bank advances and any other fee, expense or charge of every nature, kind and description whatsoever, including any amount owed by the Sellers to the holder of the account thereon as a credit balance.

                  "Records" means books and records relating to the Purchased Businesses which are in the possession of a CFC Party, including (a) customer and vendor lists, correspondence and files, (b) advertising, marketing and sales materials, (c) personnel files of the Transferred Employees, and (d) financial records and statements, but specifically excluding any such other property which is listed as an Excluded Asset.

                  "RECS" shall have the meaning set forth in Section 3.31 hereof.

                  "RECS Contracts" shall have the meaning set forth in Section
3.31 hereof.

                  "Regulators" shall have the meaning set forth in Section 5.22 hereof.

                  "REMIC" means a real estate mortgage investment conduit under
Section 860D(a) of the Tax Code or any other entity or arrangement that has purported to be a real estate mortgage investment conduit that is a REMIC under
Section 860D(a) of the Tax Code irrespective of whether such entity or arrangement qualifies as a REMIC under Section 860D(a) of the Tax Code.

                  "REMIC Regular Interest" means a regular interest, as defined in Section 860G(a)(1) of the Tax Code, in a REMIC or any interest that has been represented or otherwise held out to be a regular interest in a REMIC irrespective of whether such interest qualifies as a regular interest in a REMIC as defined in Section 860G(a)(1) of the Tax Code.

                  "REMIC Residual Interest" means a residual interest, as defined in Section 860G(a)(2) of the Tax Code, in a REMIC or any interest that has been represented or otherwise held out to be a residual interest in a REMIC irrespective of whether such interest qualifies as a residual interest in a REMIC as defined in Section 860G(a)(2) of the Tax Code.

                  "Residual Assets" means the Junior P&I Regular Interests, the IO Regular Interests, the REMIC Residual Interests listed on the Residuals Schedule under the caption, "Residual Interests", the residuals and retained interests listed on the Residuals Schedule under the caption, "Credit Cards", all other assets listed on the Residuals Schedule including the Cleanup Calls, the Guarantee Fees, the Non-MH Servicing Fees, the Guarantee Reimbursement Rights, the Servicer Advance Reimbursement Rights and any other interest, including equity, retained or residual interests, (whether certificated or uncertificated) issued or created by or in connection with a Securitization or similar transaction that the Company or any other CFC Party may hold or own (whether or not pledged to another party or sold under a repurchase agreement), including, without limitation, the NIMS Equity or NIMS Collateral and the MESA Equity or the MESA Collateral, and all other cash or other proceeds and all other rights arising from certificated or uncertificated securities, interests or rights purchased or retained by a CFC Party, including, without limitation, rights to prepayment penalties or charges, late fees, investment income and other charges not required to be paid to the servicer, any servicing, interest-only or other payment right (whether certificated or uncertificated) arising in connection with a Ginnie Mae Pool, including, without limitation, the pools identified on the Ginnie Mae Pool List included in Attachment A to Section
3.26 of the Purchased Businesses Schedule and repurchase options or similar rights arising in connection with a Securitization.

                  "Residuals Schedule" means the disclosure schedule attached hereto containing information relating to the Residual Assets.

                  "Rule" or "Rules" means the Federal Rules of Bankruptcy Procedure.

                  "Sale Order" means the order of the Bankruptcy Court: (a) finding that the results of the auction conducted by the Sellers are authorized and approved; (b) authorizing and approving the sale of the Purchased Assets to the Buyer under the terms of this Agreement free and clear of any Liens, claims, or other encumbrances of any kind or nature pursuant to sections 363 and 365 of the Bankruptcy Code (other than Permitted Liens and Assumed Liabilities); (c) providing that the transfers of the Purchased Assets to the Buyer are legal, valid and effective transfers that will vest the Buyer with good and marketable title to the Purchased Assets; (d) finding that the Buyer is entitled to the protections provided to a good faith purchaser under section 363(m) of the Bankruptcy Code; (e) finding that the consideration provided by the Buyer for the Purchased Assets constitutes reasonably equivalent value and fair consideration under the Bankruptcy Code and applicable non-bankruptcy law; (f) finding that the form and manner of notice of the sale of the Purchased Assets and the opportunity to submit higher and better bids for the Purchased Assets was adequate and appropriate; (g) providing that except as expressly permitted by this Agreement, all Persons and entities holding interests or claims of any kind and nature with respect to the Purchased Assets shall be enjoined from asserting, prosecuting or otherwise pursuing such interests and claims of any kind and nature against the Buyer, its successors or assigns, or the Purchased Assets; (h) providing that, with respect to any agreements assumed by the Sellers and assigned to the Buyer pursuant to section 365 of the Bankruptcy Code, that the Buyer shall have no liability for any obligations first arising prior to the date of such assignment; (i) providing that neither the Buyer nor its Affiliates, successors or assigns will be deemed, as a result of any action taken in connection with the purchase of the Purchased Assets, to: (i) be a successor to any of the Sellers; (ii) have, de facto or otherwise, merged with or into all or any of the Sellers; or (iii) be a continuation or substantial continuation of any of the Sellers or any enterprise of any of the Sellers; (j) finding that the Buyer and the Sellers did not engage in any conduct that would allow the transactions contemplated by this Agreement to be set aside pursuant to section 363(n) of the Bankruptcy Code; (k) providing that the Sellers shall execute, deliver, perform under, consummate and implement this Agreement, the Transaction Documents and all additional instruments and documents that may be reasonably necessary or desirable to implement the foregoing; (l) providing that the notice provided in connection with the sale motion and the assignment and transfer of Purchased Assets free and clear of all Liens and Excluded Liabilities (other than Permitted Liens) pursuant to this Agreement, complied with sections 363 and 365 of the Bankruptcy Code, Rules 2002, 6004, 6006, 9014 of the Federal Rules of Bankruptcy Procedure and all other provisions of the Federal Rules of Bankruptcy or the Local Bankruptcy Rules governing the transactions that are the subject of the sale motion; (m) providing that the provisions of Rules 6004(g) and 6006(d) of the Federal Rules of Bankruptcy Procedure are waived and there will be no stay of the Sale Order under Rule 62(a) of the Federal Rules of Civil Procedure; (n) providing that the provisions of the Sale Order are nonseverable and mutually dependent; (o) providing that the Bankruptcy Court shall retain jurisdiction to interpret and enforce the terms and provisions of this Agreement; (p) exempting the sale of the Purchased Assets from the imposition and payment of any and all recording taxes, stamp taxes, transfer taxes, or similar taxes pursuant to section 1146(c) of the Bankruptcy Code; (q) providing that no Liability shall attach to or remain with the Purchased Businesses on account of any Liability, including without limitation, a Tax Liability, existing as of the Closing Date for which the Sellers are jointly and/or severally liable with any of the CFC Parties; (r) providing that any Subject Subsidiary or Subsidiary of a Subject Subsidiary acquired by the Buyer shall have no Liability for any Tax of Parent or any present or former Subsidiary of Parent by virtue of Treasury Regulation Section 1.1502-6 or any comparable provision of state, local or foreign Law; (s) authorizing and approving that certain letter agreement dated as of December 19, 2002, pursuant to which, among other things, Parent has agreed to indemnify the Buyer and certain other parties for tax obligations of Parent's Affiliated Group under Treasury Regulation
Section 1.1502-6 and certain other obligations; (t) providing that CIHC, Incorporated shall be released from its guaranty obligations related to the Lehman Facilities; (u) confirming the installation of the Buyer (or its appropriate Affiliate) as a successor servicer being distinct from and independent of any CFC Party under, and in conformity with, all of the Servicing Contracts included among the Purchased Assets and confirming the senior priority of payment of the servicing fees payable thereunder to the Buyer or such Affiliate as such successor servicer; (v) providing that the increase in the servicing fees contemplated by Section 6.11(c) shall be effective; (w) authorizing the arrangements described in Section 5.26; (x) authorizing and directing the Sellers to pay any amounts owed by Sellers pursuant to Section 5.10(a)(ii) and Section 5.33 (the "Mill Creek Transition Obligations"), as and when the Mill Creek Transition Obligations become due; and (y) providing that the Mill Creek Transition Obligations shall constitute administrative expenses of the Sellers' estates pursuant to Section 503(b)(1) of the Bankruptcy Code; such Sale Order to be satisfactory to the Buyer in its sole and absolute discretion.

                  "Section 338 Election" shall have the meaning set forth in
Section 5.1(i) hereof.

                  "Securitization" means any transaction in which the Company or any of its Subsidiaries: (a) was the "sponsor", as defined in Section 1.860F-2(b)(1) of the Treasury Regulations, of a REMIC or has held itself out to be the sponsor of a REMIC irrespective of whether it has met the requirements to be a sponsor in a REMIC; (b) transferred Loans, other debt instruments or interests therein to a Grantor Trust, either taking back or selling pass-through certificates or other similar interests evidencing the ownership of such Grantor Trust; (c) transferred Loans, REMIC Regular Interests, REMIC Residual Interests, interests in a Grantor Trust or other assets to a NIMS Issuer or a MESA Issuer or (d) transferred or pledged Loans either to secure an indebtedness of the Company or any Selling Subsidiary or by way of a repurchase transaction.

                  "Securitization Documents" means all of the documents governing the rights and obligations of the Company, the applicable Selling Subsidiary, the issuer and the holders of securities issued in any Securitization.

                  "Securitized Loan" shall mean all loans, or other extensions of credit, either purchased by a CFC Party from Third Parties or pursuant to which the CFC Parties have lent money, in each case, which are owned by the CFC Parties or subject to repurchase by or similar Contract of a CFC Party, including, but not limited to, (a) loans which have been partially or fully charged off, (b) interests in loan participations and assignments, (c) legally binding commitments and obligations to extend credit (including any unfunded or partially funded revolving loans, lines of credit or similar arrangements), (d) retail installment contracts, (e)

Home Equity Loans and HELOCs, (f) Home Improvement Loans, (g) MH Contracts and
(h) Other Loans, in each case, which are owned by the CFC Parties or subject to repurchase by or similar Contract of a CFC Party, in each case which are (I) pledged by an entity or arrangement as collateral for a debt instrument issued by such entity, (II) treated as sold by or through an entity or arrangement in the form of pass-through certificates in a Grantor Trust or a REMIC or (III) otherwise pledged, transferred or sold in a Securitization.

                  "Seller" shall have the meaning set forth in the Recitals.

                  "Seller Indemnified Parties" shall have the meaning set forth in Section 9.2(b) hereof.

                  "Seller Liquidated Damages" shall have the meaning set forth in Section 8.3 hereof.

                  "Sellers" shall have the meaning set forth in the Recitals.

                  "Selling Subsidiaries" shall have the meaning set forth in the Recitals.

                  "Servicer Advance Facility" means the Indenture, dated as of February 1, 2002, by and among Conseco Finance Advance Receivables Corp., as issuer, U.S. Bank, as trustee, as verification agent and as paying agent, and the Company, together with any successor entity, individually and as servicer of the qualified trusts pursuant to which the Servicer Advance Facility Notes were issued.

                  "Servicer Advance Facility Notes" means the Conseco Finance Advance Receivables Backed Notes, Series 2002-A, dated as of February 1, 2002.

                  "Servicer Advance Reimbursement Rights" means any and all claims any CFC Party may have to be reimbursed for advances made as servicer in accordance with the Securitization Documents governing any Securitization.

                  "Servicing Assets" means, collectively, the MH Servicing Assets and the Non-MH Servicing Assets.

                  "Servicing Contracts" means, collectively, the MH Servicing Contracts and the Non-MH Servicing Contracts.

                  "Servicing Fees" means, collectively, the MH Servicing Fees and the Non-MH Servicing Fees.

                  "Servicing Rights" means, collectively, the MH Servicing Rights and the Non-MH Servicing Rights.

                  "Shares" shall have the meaning set forth in Section 2.1(b) hereof.

                  "Specified Cure Payment" shall have the meaning set forth in
Section 2.7(b)(i) hereof.

                  "SPEs" shall mean, collectively, Green Tree Residual Finance Corp. I and Green Tree Finance Corp.-Five.

                  "State Banking Authority" shall have the meaning set forth in
Section 3.3 hereof.

                  "Statement" shall have the meaning set forth in Section 5.1(c) hereof.

                  "Stock Sale" shall have the meaning set forth in Section 2.1(b) hereof.

                  "Straddle Period" shall mean any taxable year or period beginning on or before and ending after the Closing Date.

                  "Subject Subsidiary" shall have the meaning set forth in
Section 2.1(b) hereof.

                  "Subject Subsidiary Owner" shall have the meaning set forth in
Section 2.1(b) hereof.

                  "Subsidiary" means, with respect to any Person, any corporation, partnership, limited liability company, association or other business entity of which (a) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (b) if a partnership, limited liability company, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a partnership, limited liability company, association or other business entity if such Person or Persons shall be allocated a majority of partnership, limited liability company, association or other business entity gains or losses or shall be or control the managing director or general partner of such partnership, limited liability company, association or other business entity.

                  "Support Employees" shall have the meaning set forth in
Section 5.10(a) hereof.

                  "Surveyors" shall have the meaning set forth in Section 5.20 hereof.

                  "Surveys" shall have the meaning set forth in Section 5.20 hereof.

                  "Tax" or "Taxes" means (a) any federal, state, local or foreign income, gross receipts, capital gains, franchise, alternative or add-on minimum, excess inclusion income, estimated, sales, use, goods and services, transfer, registration, value added, excise, natural resources, severance, stamp, occupation, premium, windfall profit, environmental, customs, duties, real property, personal property, capital stock, social security, unemployment, employment, disability, payroll, license, employee or other withholding, contribution or other tax, of any kind whatsoever, including any interest, penalties or additions to tax or additional amounts in respect of the foregoing;
(b) any Liability for Taxes as a transferee under a Contract indemnity; (c) any Liability for Taxes under Treasury Regulation ss. 1.1502-6 or similar Law applicable in the case of a group that files on a consolidated, combined or unitary basis; and (d) any applicable Liability for Taxes due to application of bulk sale laws.

                  "Tax Code" means the Internal Revenue Code of 1986 as amended from time to time.

                  "Tax Proceeding" shall mean any claim, examination, suit, action, negotiation or proceeding, or other proposed change or adjustment by any Tax authority involving Liability for Taxes.

                  "Tax Return" means any return, declaration, report, claim for refund, information return, amended return or other documents (including any related or supporting schedules, statements or information) filed or required to be filed in connection with the determination, assessment or collection of Taxes of any Person or the administration of any laws, regulations or administrative requirements relating to any Taxes.

                  "Taxable Period" shall have the meaning set forth in Section 5.1(b) hereof.

                  "Terminated Employees" shall have the meaning set forth in
Section 5.32 hereof.

                  "Third Party" means any Person other than (a) the Parent, the CFC Parties or any of their Affiliates and (b) the Buyer, the Investors and their Affiliates.

                  "Third Party Claim" means any claim or the commencement of any claim, action or proceeding made or brought by a Third Party.

                  "Title Commitments" shall have the meaning set forth in
Section 5.20 hereof.

                  "Title Company" shall have the meaning set forth in Section
5.20 hereof.

                  "Title Insurance Policies" shall have the meaning set forth in
Section 5.20 hereof.

                  "Transaction Documents" means this Agreement and any other agreement, certificate, consent, waiver, document or instrument to be executed and/or delivered at Closing, including, but not limited to, those agreements, certificates, consents, waivers, documents and other instruments required to be delivered by or on behalf of a Person under ARTICLE VI and ARTICLE VII herein, as applicable.

                  "Transfer Date" shall have the meaning set forth in Section 5.26(b) hereof.

                  "Transferred Employees" shall have the meaning set forth in
Section 5.10(b) hereof.

                  "Transferred Intellectual Property" means the Transferred Trademarks, Other Transferred Intellectual Property, and the Transferred Intellectual Property Agreements, together with all income, royalties, damages, and payments due or payable at the Closing or thereafter (including, without limitation, damages and payments for past or future infringements or misappropriations thereof), the right to sue and recover for past infringements or misappropriations thereof, any and all corresponding rights that, now or hereafter, may be secured throughout the world.

                  "Transferred Intellectual Property Agreements" means all licenses and other Intellectual Property agreements to which a Seller or Mill Creek Bank is a party that are primarily used or held for use in the operation or conduct of the Purchased Businesses, including the agreements set forth in
Section 3.12 of the Business Schedules.

                  "Transferred Trademarks" means all trademarks, service marks, trade names, corporate names, logos and slogans and all registrations and applications of the foregoing, owned by a Seller or Mill Creek Bank and primarily for use in the operation or conduct of the Purchased Businesses together with the goodwill associated therewith.

                  "Transition Services Agreement" shall have the meaning set forth in Section 6.6 hereof.

                  "Treasury Regulation" means a regulation promulgated by the Treasury Department under the Tax Code, including a temporary regulation and a proposed regulation to the extent that, by reason of their actual or proposed effective date, would or could, as of the date of any determination or opinion as to the Tax consequences of any action or proposed action or transaction, be applied to the Purchased Businesses and Purchased Assets.

                  "URM Employees" shall have the meaning set forth in Section 5.10(a)(ii) hereof.

                  "U.S. Bank" means U.S. Bank National Association, a national banking association, and its successors.

                  "Vehicle Leases" means all open-ended leases of trucks or other commercial vehicles entered into by a CFC Party as lessor.

                  "WARN Act" shall have the meaning set forth in Section 5.10(a) hereof.

                  "Welfare Benefits" shall have the meaning set forth in Section 5.10(h) hereof.

                  "Wells Fargo" means Wells Fargo Bank Minnesota, National Association.

                                  ARTICLE II.

                           PURCHASE AND SALE OF ASSETS

             2.1. Purchased Assets.

                  (a) Purchase and Sale of Assets. On the terms and subject to the conditions contained in this Agreement, on the Closing Date, the Company will sell, convey, transfer, assign and deliver to (or cause to be sold, conveyed, transferred, assigned and delivered by the relevant Selling Subsidiaries owning, leasing or having the right to use the Purchased Assets to) the Buyer, and the Buyer will purchase and take assignment and delivery from the Sellers of all of the legal and beneficial right, title and interest of the Sellers in and to the Purchased Assets, free and clear of any Lien of any kind whatsoever other than a Permitted Lien and the Lien identified in Section 3.8(a) of the applicable Business Schedules with respect to the Owned Real Premises located in Rapid City, South Dakota; provided, however, that if the GE Condition is satisfied, then the Owned Real Premises located in Rapid City, South Dakota shall be transferred free and clear of such Lien identified in Section 3.8(a) of the applicable Business Schedules. The Buyer will acquire such Purchased Assets in exchange for the Buyer's payment of the cash portion of the Purchase Price (as set forth in Section 2.4 hereof) and the assumption of the Assumed Liabilities (as set forth in Section 2.2(a) hereof).

                        (i) The Purchased Assets will include any additions to
                  such assets, properties, Contracts and rights in the ordinary course of business between December 19, 2002 and the Closing Date (such period of time, the "Pre-Closing Period"), but specifically excluding (x) the Excluded Assets, (y) any deletions, dispositions or expirations of such assets, properties, Contracts and rights pursuant to Section 5.4 and
                  (z) subject to compliance with Section 5.5(b), any deletions, dispositions or expirations of such assets, properties, contracts and rights in the ordinary course of business consistent with past practice during the Pre-Closing Period.

                        (ii) Upon written notice to the Company during the
                  Pre-Closing Period and at the Buyer's option, in its sole discretion, the Buyer may determine to exclude any assets, properties, Contracts and rights from the Purchased Assets (including, without limitation, any "asset" having a negative value and the capital stock of Mill Creek Bank) which shall then be deemed Excluded Assets hereunder; provided that such exclusion shall not reduce the Purchase Price, except as provided in Section 2.1(a)(iv) and Section 2.4 hereof. The Buyer may not determine to exclude any Purchased Businesses pursuant to this Section 2.1(a)(ii). In the event the Buyer elects to exclude any Residual Assets from the Purchased Assets pursuant to this Section 2.1(a)(ii), the Purchased Assets shall include all related Cleanup Calls, to the extent such Cleanup Calls are separately transferable, unless the Buyer elects otherwise. In the event the Buyer elects to exclude the capital stock of Mill Creek Bank, pursuant to this
                  Section 2.1(a)(ii), then as of the Closing (x) the Buyer agrees to lease on commercially reasonable terms consistent with a lease for a similar type of property in the same geographic region with similar mortgage debt on such property to the Sellers the Owned Real Premises located in Rapid City, South Dakota (as listed on Section 3.8(a) of the applicable Business Schedules), which Owned Real Premises shall not be deemed an Excluded Asset, but shall be transferred subject to the mortgage in favor of Mill Creek Bank, as in effect on the date hereof and (y) at the option of the Buyer, Mill Creek Bank shall continue to service the portion of the PL Business conducted outside of Mill Creek Bank on terms and conditions substantially the same as in effect on the date hereof.

                        (iii) Nothing contained in this Agreement, shall be
                  construed to imply that the Buyer will assume the Excluded Servicing Liabilities or any Guarantees given to any holders of interests in a Securitization.

                        (iv) The Company and General Electric Capital
                  Corporation or one or more of its affiliates ("GE") shall not enter into an asset purchase agreement for the purchase and sale of assets of the PL Business, CL Origination Business and/or HI Origination Business without the prior written approval of the Buyer. If the Company and GE enter into an asset purchase agreement in form and substance reasonably satisfactory to the Buyer and which is also approved on the Bankruptcy Court's docket pursuant to the GE Sale Order (the "GE Approved Agreement"), then (x) the Purchase Price shall be computed in accordance with Section 2.4 hereof, (y) the stock of Mill Creek Bank and the GE Purchased Assets shall be Excluded Assets and the PL Business, CL Origination Business and HI Origination Business shall be Excluded Businesses and
                  (z) all GE Assumed Liabilities and other Liabilities arising from, related to, in connection with or with respect to Mill Creek Bank, the PL Business, the HI Origination Business, the CL Origination Business shall be Excluded Liabilities. The entry by the Company and GE into the GE Approved Agreement and the entry on the Bankruptcy Court's docket of the GE Sale Order shall be referred to herein as the "GE Condition." If the GE Sale Order is not entered by March 14, 2003, then this
                  Section 2.1(a)(iv) shall thereafter be of no force and effect.

                  (b) Stock Sale. At any time prior to the Closing, the Buyer may, with the consent of the Company (not to be unreasonably withheld), elect to acquire the Purchased Assets, in part, through the purchase of all of the outstanding capital stock or other equity interests (the "Shares") of one or more of the Selling Subsidiaries (a "Subject Subsidiary") which own, lease or have the right to use Purchased Assets ("Stock Sale"), it being agreed that, with respect to any Subject Subsidiary, such consent of the Company may not be withheld if (i) the sale of the Shares of such Subject Subsidiary would not result in the CFC Parties incurring any net incremental Liabilities (which are not Assumed Liabilities and other than reasonable attorneys' fees and disbursements and similar transaction costs associated with the implementation of such Stock Sale), as compared to a sale of the Purchased Assets owned by such Subject Subsidiary, as determined in good faith by the Parties ("Incremental Liabilities"), or (ii) the Buyer, at its option, elects to pay or hold the Company harmless (under arrangements reasonably satisfactory to the Company) from such Incremental Liabilities. Upon the request of the Buyer, the Company shall use commercially reasonable efforts to cause the conversion prior to the Closing of the Subject Subsidiaries specified by the Buyer into limited liability companies properly organized in the same jurisdiction as the Subject Subsidiary whether by way of amendments to the Organizational Documents of the Subject Subsidiaries or by merger or otherwise. If the Company reasonably determines that the Buyer is not likely to be able to obtain the licenses required for the operation of the Purchased Businesses from Governmental Authorities prior to August 1, 2003, the Company may elect to sell the Purchased Assets, in part, through a Stock Sale of the Subject Subsidiaries set forth in
Section 2.1(b) of the Business Schedules that own such licenses, provided that, with respect to any such Subject Subsidiary, such election may not be made (x) if it results in any Incremental Liabilities to the Buyer, unless the Company elects to pay or hold the Buyer harmless (under arrangements reasonably satisfactory to the Buyer) from such Incremental Liabilities or (y) if the purchase of the Shares otherwise adversely affects, in any material manner, the value of the Purchased Assets transferred to the Buyer thereby because of the tax or other attributes of such Subject Subsidiary (unless arrangements reasonably satisfactory to the Buyer are made with respect thereto). In connection with any Stock Sale (whether at the election of the Buyer or the Company as provided herein), the Company shall cause any such Subject Subsidiary to become a Filing Company Subsidiary and shall take all reasonable actions to obtain an order from the Bankruptcy Court pursuant to Federal Rule of Bankruptcy Procedure 3003(c) establishing a bar date for prepetition claims and shall diligently prosecute objections to such claims, as appropriate, in order to ensure that the Liabilities of such Subject Subsidiary consist only of those Liabilities that would be Assumed Liabilities if the Buyer would have acquired the Purchased Assets of such Subject Subsidiary free and clear of all Liens other than Permitted Liens. In the event the Buyer elects to acquire or the Company elects to sell a portion of the Purchased Assets through a Stock Sale, then the Shares which are the subject of the Stock Sale shall be deemed Purchased Assets hereunder. If the Buyer and/or the Company elect one or more Stock Sales:

                        (i) prior to the Closing Date, the Company shall
                  unconditionally assume, or shall cause one of its Affiliates (other than another Subject Subsidiary) to unconditionally assume all Liabilities of the Subject Subsidiary (other than the Assumed Liabilities) in a manner and in form and substance reasonably satisfactory to the Buyer and the Company;

                        (ii) prior to the Closing Date, the Company shall, or
                  shall cause the Subject Subsidiary to, transfer any Excluded Assets of the Subject Subsidiary to the Company or one of its Affiliates (other than another Subject Subsidiary) in a manner and in form and substance reasonably satisfactory to the Buyer and the Company; and

                        (iii) the Company shall, or shall cause its Subsidiary
                  which directly owns the Shares (the "Subject Subsidiary Owner") to, sell, assign, transfer, convey and deliver the Shares, free and clear of all Liens (other than Permitted Liens), to the Buyer, and the Buyer shall purchase and accept the Shares, at the Closing (in which case, the Subject Subsidiary Owner shall be deemed a Selling Subsidiary hereunder, and the Company shall cause such Subject Subsidiary Owner to execute a counterpart signature page hereto).

                  Notwithstanding the foregoing, this Section 2.1(b) shall not apply to Mill Creek Bank or Green Tree Retail Services Bank.

                  (c) Excluded Assets. (i) The Excluded Contracts; (ii) the assets, properties, Contracts and rights, if any, set forth in Section 2.1(c) of the applicable Business Schedules; (iii) the outstanding capital stock of Green Tree Retail Services Bank; (iv) cash of an Excluded Business or representing the proceeds of the disposition of an Excluded Asset, provided that all required payments under the DIP Loan shall have been made; (v) up to $4.5 million of cash and cash equivalents owned by Green Tree Retail Services Bank; (vi) if the GE Condition is satisfied, the stock of Mill Creek Bank and the GE Purchased Assets; (vii) all rights and claims as holders of B-2 Certificates, or rights derivative of B-2 Certificates, solely to the extent arising from Guarantees by the CFC Parties pursuant to the MH Servicing Contracts (the "B-2 Guarantee Rights"), notwithstanding the fact B-2 Certificates constitute Purchased Assets (it being agreed that if and to the extent such separation of the B-2 Guarantee Rights from the B-2 Certificates is not permitted under the relevant Contract or applicable law or is not ordered by the

Bankruptcy Court by a Final Order, the provisions of Section 5.31 shall apply),
(viii) the Sellers' rights under this Agreement; (ix) if the GE Condition is satisfied, all Loans and Receivables with respect to the HE Business on the balance sheet of Mill Creek Bank as of January 31, 2003 valued at $35.5 million and all Loans and Receivables originated by Mill Creek Bank after January 31, 2003; (x) if the GE Condition is satisfied, all Community Reinvestment Act assets, (xi) if the GE Condition is satisfied, all reaffirmed accounts; (xii) if the GE Condition is satisfied, all Excluded Receivables as defined in the GE Approved Agreement; (xiii) the Excluded Contracts; (xiv) rights in and with respect to tax refunds, credits and claims for periods prior to the Closing;
(xv) all defenses, claims, counter-claims, rights of offset and other actions against any person asserting or seeking to enforce any Excluded Liability against any of the Sellers or any rights with respect to Excluded Assets, solely to the extent such defense, claim, counter-claim, right of offset or other action relates to such Excluded Liability or Excluded Asset; (xvi) any avoidance or similar actions, including, but not limited to actions under sections 544, 545, 547, 548, 550 and 553 of the Bankruptcy Code, including without limitation any avoidance or similar action with respect to the stock of Mill Creek Bank; and (xvii) those other assets, properties, contracts and rights, if any, that become Excluded Assets (the "Excluded Assets") shall be excluded from the Purchased Assets to be sold, assigned, transferred, conveyed and delivered to the Buyer hereunder and, to the extent in existence on the Closing Date, shall be retained by the Sellers (as applicable).

             2.2. Liabilities.

                  (a) Assumed Liabilities. Subject to the conditions set forth herein, the Buyer will assume, effective as of the Closing Date, and thereafter will pay, perform and discharge in accordance with their terms, as and when due, only those liabilities specifically identified in Section 2.2(a) of the applicable Business Schedules and the Liabilities with respect to the Permitted Liens (the "Assumed Liabilities"); provided, however, that Liabilities associated with assets, properties, Contracts and rights excluded from the Purchased Assets or any Liabilities associated with any Excluded Business in accordance with Section 2.1(a)(i) and 2.1(a)(iv) shall not be Assumed Liabilities.

                  (b) Excluded Liabilities. Except for the Assumed Liabilities, the Buyer shall not assume, perform or be liable for, and the Sellers shall retain and pay, perform and discharge in accordance with their terms (as the same may be modified in connection with the Chapter 11 Case or otherwise), as and when due, all Liabilities of the CFC Parties that are not expressly Assumed Liabilities (the "Excluded Liabilities") which include, but are not limited to, any Liability of the CFC Parties or the Parent or any Subsidiary of the Parent or Affiliate thereof:

                        (i) arising from, related to or in connection with any
                  of the Parent's or the Sellers' transaction expenses;

                        (ii) except for the Liabilities specifically assumed
                  pursuant to Section 2.2(a)-(iv) of the applicable Business Schedules, for (A) any indebtedness or other Liability arising under or with respect to any indebtedness of the CFC Parties or the Parent including intercompany indebtedness between Affiliates or (B) any Guarantees of the CFC Parties or the Parent, including intercompany Guarantees between Affiliates and any Guarantees given to any holders of interests in a Securitization;

                        (iii) for any Taxes, whether or not relating to the
                  Purchased Businesses, the Purchased Assets or the transactions contemplated hereby other than Taxes of any Subject Subsidiary (or a Subsidiary of a Subject Subsidiary after the Closing
                  Date) for any Post-Closing Tax Period, provided, that Taxes of a Subject Subsidiary (or Subsidiary thereof) for a Post-Closing Tax Period shall not include any Liability of Parent or any Affiliate that a Subject Subsidiary or Subsidiary thereof is required to pay by virtue of Treasury Regulation Section 1.1502-6 or comparable provision of state, local or foreign law;

                        (iv) attributable to the Purchased Assets or the
                  operation of the Purchased Businesses for all periods up to and including the Closing including, without limitation, any Liabilities for any default or breach, or for any event, occurrence, condition or act which, with the giving of notice, the passage of time or both, would result in a default or breach, of any of the Assumed Agreements to the extent such default or breach or event, occurrence, condition or act existed on or prior to the Closing Date;

                        (v) to indemnify any Person by reason of the fact that
                  such Person was a director or officer of any of the CFC Parties or the Parent or was serving at the request of the CFC Parties or the Parent as a partner, trustee, director, officer, employee or agent of another Person;

                        (vi) with respect to any principal, partner, employee,
                  officer, director, consultant, independent contractor, agent or Affiliate of the CFC Parties or the Parent (other than Liabilities with respect to the Transferred Employees and Business Employees specifically assumed pursuant to Section
                  5.10 and the Assumed Retention Agreements) arising out of employment, compensation, severance, change of control, stay-pay, sale bonus, retention bonus or other special compensation or golden parachute agreements, plans or arrangements, including any such Liability incurred in connection with the execution and performance of this Agreement and the consummation of the transactions contemplated hereby and not expressly assumed herein;

                        (vii) arising under, out of, with respect to or in
                  connection with any Employee Benefit Plan and not expressly assumed by the Buyer herein;

                        (viii) arising out of or resulting from any
                  noncompliance with or violation of any Laws (including, without limitation, any securities Laws or Environmental Laws) occurring prior to the Closing;

                        (ix) arising out of any occurrences of bodily injury,
                  property damage or personal injury which take place on or prior to the Closing Date;

                        (x) arising out of, related to, in connection with or
                  with respect to any deferred purchase price payment obligations or non-competition payment obligations associated with (A) any acquisition prior to the Closing of any business, Subsidiary, security or assets of any Person or (B) any disposition of any business, Subsidiary, security or assets of any Person;

                        (xi) to indemnify any Third Party in connection with the
                  disposition of any subsidiary, business, properties or assets or operations of any Person;

                        (xii) arising from, in connection with or with respect
                  to such Person's direct or indirect ownership (beneficial or otherwise) at any time of any capital stock of or other beneficial interest in (or any right to acquire such stock of or interest in) any of the CFC Parties or the Parent;

                        (xiii) arising from, related to or in connection with
                  any cure or other amount payable with respect to the assignment of any contractual obligation to the Buyer hereunder;

                        (xiv) arising from, related to, in connection with or
                  with respect to any Excluded Asset;

                        (xv) under this Agreement;

                        (xvi) for infringement or misappropriation arising from
                  the development, modification or use of intellectual property on or before the Closing Date;

                        (xvii) relating to any claim, dispute or litigation
                  asserted or threatened or governmental proceeding or investigation instituted or threatened, arising out of any act or omission of the CFC Parties or the Parent or any of their Affiliates on or prior to the Closing Date, or arising out of the conduct, on or prior to the Closing Date, of the Purchased Businesses;

                        (xviii) arising out of (A) any noncompliance with or
                  violation of any Environmental Law on or before the Closing Date, (B) any existing environmental condition (whether or not relating to any noncompliance) of the Purchased Assets, or (C) any release of Hazardous Substances on or before the Closing Date, in each case, regardless of whether any of the foregoing was known to or disclosed to the Parties or any of their Affiliates;

                        (xix) under any insurance coverage, self-insurance or
                  retention program provided to customers in connection with the Purchased Businesses;

                        (xx) arising from, related to or in connection with any
                  Owned Real Premises or Assumed Leases arising or accruing prior to the Closing Date and/or due to a breach by the Sellers or any of their Subsidiaries under any contractual obligation due to the consummation of the transactions contemplated hereby, except to the extent relating to any Permitted Lien;

                        (xxi) to any equity holder or former equity holder of
                  the CFC Parties or the Parent;

                        (xxii) relating to any repurchase, assumption or similar
                  Liability under any Contract pursuant to which loans were sold to a Third Party;

                        (xxiii) which are Excluded Servicing Liabilities;

                        (xxiv) if the GE Condition is satisfied, all of the
                  Liabilities arising from, relating to, in connection with or with respect to Mill Creek Bank, the HI Origination Business, the PL Business and the CL Origination Business, except as specifically set forth in Section 2.2(a) of the applicable Business Schedules;

                        (xxv) if the GE Condition is satisfied, all of the
                  Liabilities arising from, relating to, in connection with or with respect to the GE Purchased Assets and all of the GE Assumed Liabilities; or

                        (xxvi) assumed by the Company or one if its Affiliates
                  pursuant to Section 2.1(b)(i).

             2.3. Closing Transactions.

                  (a) Closing. Subject to the satisfaction or waiver of the conditions contained in this Agreement, the closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Kirkland & Ellis, 200 East Randolph Drive, Chicago, Illinois 60601, at 10:00 a.m. on the second Business Day following the satisfaction or waiver of the conditions to the Buyer's and the Sellers' obligations set forth in ARTICLE VI and ARTICLE VII, respectively, or at such other place or time and on such other date as the Parties may agree to in writing; provided that the Company may in its sole discretion delay the Closing until any Business Day prior to or on the calendar month-end next following the second Business Day following the satisfaction or waiver of the conditions to the Buyer's and the Sellers' obligations set forth in ARTICLE VI and ARTICLE VII, respectively provided the Buyer receives at least 11 Business Days advance notice of the Closing. The date and time of the Closing are herein referred to as the "Closing Date".

                  (b) Closing Transactions. Subject to the conditions set forth in this Agreement, the Parties shall consummate the following "Closing Transactions" on the Closing Date:

                        (i) The Sellers shall convey all of the Purchased Assets
                  to the Buyer in accordance with Section 2.1 and shall deliver to the Buyer such appropriately executed instruments of sale, transfer, assignment, conveyance and delivery, warranty deeds, warranty assignments of leases, assignments, stock certificates or evidence of limited liability company equity interests (in the event of a Stock Sale), certificates duly registered in the Buyer's name representing the Residual Assets (to the extent such Residual Assets are certificated), vehicle titles, transfer Tax declarations, title policies (if required pursuant to Section 5.20 hereof) and all other instruments of conveyance which are necessary or desirable to effect transfer to the Buyer of good and marketable title to the Purchased Assets (subject however to any Permitted Liens).

                        (ii) On and prior to the Closing Date, the Sellers
                  shall, with respect to all Purchased Assets that are owned of record by any Person other than the Company or a Selling Subsidiary (including, without limitation, the Residual Assets, Assigned Receivables or other Purchased Assets subject to a repurchase agreement or otherwise transferred to Lehman Brothers Holdings Inc. or any of its Affiliates under the Lehman Forbearance Agreement or any of the other Lehman Facilities and, to the extent the Buyer elects to acquire the NIMS Collateral directly rather than the NIMS Equity, the NIMS Collateral, and to the extent the Buyer elects to acquire the MESA Collateral directly rather than the MESA Equity, the MESA Collateral), exercise all rights, and take all such other actions, as may be necessary to effect the conveyance of the Purchased Assets to the Buyer on the Closing Date (subject to the receipt on the Closing Date of the Purchase Price). The Sellers shall reasonably cooperate with the Buyer, at Buyer's expense, in completion of any financing arrangements arranged by the Buyer with respect to the purchase of the Purchased Assets, including, without limitation, any such arrangements with Lehman Brothers Holdings Inc. or its Affiliates under which the Residual Assets or the Assigned Receivables are to be held or financed. If any Purchased Assets are owned of record by any CFC Party other than the Company or a Selling Subsidiary, then the Company shall cause such CFC Party to become a party to this Agreement and execute a counterpart signature page to this Agreement as a Selling Subsidiary hereunder.

                        (iii) The Buyer shall deliver to the Company or its
                  designee, by wire transfer of immediately available funds to an account or accounts designated not less than three Business Days before the Closing Date by the Sellers, the cash portion of the Purchase Price as set forth in Section 2.4 hereof; provided, however, that cash at least equal to the portion of the Lehman Debt Amount that is owed by the SPEs shall be paid directly to the applicable SPEs to enable such SPE to repay such portion of the Lehman Debt Amount at Closing.

                        (iv) The Buyer shall assume the Assumed Liabilities and
                  shall deliver to the Sellers such appropriately executed assumption agreements and all other instruments which are necessary or desirable to effect the assumption by the Buyer of the Assumed Liabilities.

                        (v) The Sellers and the Buyer shall deliver all other
                  Transaction Documents required to be delivered by or on behalf of such Person, as applicable.

                        (vi) The Company shall deliver, or cause to be
                  delivered, at the Closing, to the Buyer or to such Person as the Buyer may designate (including, without limitation, any custodian appointed by the Buyer to hold such items) all documentation and other items pertaining to the Assigned Receivables, including, without limitation, original notes (with appropriate endorsements), installment contracts, guarantees, mortgages and other security agreements and all assignments, assumptions, modifications, consolidations and extensions thereof, UCC financing statements or such other evidence of perfection of a security interest in the applicable collateral in the relevant jurisdictions, powers of attorney, certificates of title, all evidence of title insurance policies, hazard or flood insurance policies, loan applications, closing statements, credit reports, appraisals, surveys, disclosure statements, sales contracts, tax and insurance receipts, verification statements delivered by the borrowers, and all other documentation related to the loan files associated with the applicable Assigned Receivables. If, after the Closing Date, a CFC Party (or any other Person acting on its behalf) comes into possession of any additional documentation, books and records relating to the Assigned Receivables, such additional documentation shall be deemed to have been received and held in trust for the benefit of the Buyer and promptly shall be delivered to the Buyer or such other Person as the Buyer may direct. Effective as of the Closing, the Company shall (i) have caused to be terminated any existing custodial or other similar arrangement under which any of the documentation relating to the Assigned Receivables is held and shall obtain and deliver to the Buyer appropriate releases in connection therewith and (ii) execute and deliver to the Buyer (or its designees) on the Closing Date powers of attorney in form and substance reasonably satisfactory to the Buyer giving the Buyer or such designees full power and authority to execute any further agreements, assignments, endorsements or other documentation as may be deemed necessary by the Buyer to allow the Buyer (and its designees) to exercise full rights of ownership with respect to the Assigned Receivables. The Company shall fully cooperate with the Buyer from and after the Closing to take all other actions necessary or appropriate to effect the transfer of, and vest in the Buyer, all right, title and interest in and to the Assigned Receivables.

                        (vii) The Sellers shall deliver to the Buyer the
                  Post-Signing Balance Sheets and the Closing Date Balance Sheet within the time periods specified in Section 5.27 hereof.

                        (viii) Upon the request of the Buyer prior to the
                  Closing, the Sellers shall cause each of (x) the limited recourse note, dated September 28, 2001, in the amount of $192,921,000 issued by Conseco Finance Net Interest Margin Finance Corp. I ("NIMS I") to Conseco Finance Net Interest Margin Finance Corp. II ("NIMS II"), (y) the Security Agreement, dated as of September 1, 2002, between NIMS I and NIMS II and (z) the Participation Agreement, dated as of September 1, 2002 by and between NIMS II and the NIMS Issuer to be cancelled immediately prior to the Closing and shall deliver to the Buyer evidence of such cancellation in form and substance satisfactory to the Buyer.

Notwithstanding anything to the contrary in the foregoing in this Section 2.3(b)(vi), no Seller shall be in breach of this Section 2.3 for failure to deliver any item set forth herein which is not within its control to deliver; provided that the foregoing shall not limit any of Seller's obligations under
Section 5.7 hereof; provided further, however, that the condition contained in
Section 6.5 shall not be satisfied unless all items set forth herein are delivered.

             2.4. Purchase Price.

                  (a) The aggregate purchase price for the Purchased Assets (the "Purchase Price") shall be equal to (i) the Lehman Debt Amount as of 12:01 A.M. on the Closing Date, plus (ii) $399 million, minus (iii) $270 million, but such subtraction shall be made only if the GE Condition is satisfied. The Purchase Price shall be paid in cash.

                  (b) The Sellers shall cause all cash proceeds in excess of the Lehman Debt Amount paid for the Purchased Assets to be used to repay amounts outstanding under the DIP Loan at the time of the Closing. If a Consent Agreement is executed by the Buyer, the Company, Trustees, Unsecured Creditors Committee and the Ad Hoc Committee and is in full force and effect as of the Closing Date, the Company shall allocate $25 million of the cash portion of the Purchase Price to a $35 million aggregate reserve account to be established to resolve claims based on pre-Closing breaches of the MH Servicing Contracts as shall be provided in such Consent Agreement.

             2.5. Post-Effective Time Amounts Received and Paid. All funds collected on or after the Closing Date from Receivables which constitute Purchased Assets shall belong to, and if received by the Company or any of its Affiliates, shall be received for the benefit and the account of the Buyer, and the Sellers shall, on a weekly basis, transfer by way of wire transfer, and remit to the Buyer all such amounts received by or paid to the Company or any of its Affiliates on or after the Closing Date. To the extent that Buyer receives any funds or other payments on account of any Excluded Assets, then notwithstanding such receipt, such funds and other payments shall belong to Sellers and be held in trust for the benefit of Sellers and, as promptly as practicable, shall be remitted to such account as Sellers may designate in writing to Buyer from time to time.

             2.6. True Sale. Each of the Parties acknowledge and agree that a true sale of the Purchased Assets is intended pursuant to this Agreement, the Buyer will have legal and equitable title to all Purchased Assets upon payment of the Purchase Price, and there is no intent by any Party to create a lending relationship between the Buyer and the Sellers. Upon the sale of the Purchased Assets, the Sellers shall have no legal or equitable title or interest whatsoever in the Purchased Assets or any collections thereunder, and the Sellers shall have no right to redeem any Purchased Assets.

             2.7. Assumption of Certain Leases and Contracts. The Sale Order shall provide for the assumption by the Sellers and assignment to the Buyer, effective upon the Closing, of the Assumed Agreements set forth on a pleading submitted to the Bankruptcy Court on the following terms and conditions:

                  (a) As of the Closing, the Sellers (as applicable) shall assign to the Buyer the Assumed Agreements. The Assumed Agreements shall be identified by the date of the Assumed Agreements (if available), the other party to the Contract and the address of such party, all included on an exhibit attached to either the motion filed in connection with the Sale Order or a motion for authority to assume and assign such Assumed Agreements. Such exhibit shall set forth the amounts necessary to cure defaults under each of such Assumed Agreements as determined by the Sellers based on the Sellers' books and records.

                  (b) If there exists on the Closing Date any default related to an Assumed Agreement, the Sellers shall be responsible for any amounts to be cured pursuant to section 365(a) of the Bankruptcy Code as a condition to the assumption and assignment of such Assumed Agreement. At or prior to the Closing Date, the Sellers shall pay all cure amounts for the Assumed Agreements. Notwithstanding the foregoing, if

                        (i) a Seller is required to make a cure payment in
                  connection with a Non-MH Servicing Contract in respect of which the Buyer becomes the successor servicer thereunder as of the Closing Date, which cure payment is attributable to the failure of such Seller prior to the Closing Date to make a servicing advance in respect of a delinquent Securitized Loan and where such advance was not made solely because the Seller deferred or rescheduled such delinquent payment (a "Specified Cure Payment");

                        (ii) the Specified Cure Payment is made with the
                  proceeds received from the Buyer as part of the Purchase Price; and

                        (iii) after the Closing Date, the Buyer, in its capacity
                  as the Person entitled, under the terms of the relevant Non-MH Servicing Contract, to the recovery of the servicing advances deemed to have occurred as a result of such Specified Cure Payment, actually receives a cash payment directly attributable to the fact that such Purchase Price proceeds were applied to the Specified Cure Payment and such cash payment is not subject to any custody arrangement, claim, offset or other right in favor of any other person under the relevant Non-MH Servicing Contract, then the Buyer shall, within 10 Business Days of receipt of any such cash payment, reimburse to the Company an amount equal to any such cash payment actually received in such capacity; provided that the total amount reimbursed hereunder shall not exceed $57 million. Nothing contained herein shall be deemed an admission by any Seller that any cure payment is required in respect of the foregoing.

                  (c) Except as set forth in Section 2.7(b), the Buyer shall be responsible for all costs and expenses, incurred after the Closing Date, that are necessary in connection with providing adequate assurance of future performance with respect to the Assumed Agreements.

             2.8. Consents to Certain Assignments. Without limiting the effect of Section 6.4 or Section 6.13, the Buyer and the Sellers agree that there shall be excluded from the Purchased Assets any Assumed Agreements that are not assignable or transferable pursuant to the Bankruptcy Code or otherwise without the consent of any Person other than the Sellers or any Affiliate of the Sellers, to the extent that such consent shall not have been given prior to the Closing; provided, however, that the Sellers shall have the continuing obligation (both before and after the Closing) to use all commercially reasonable efforts (including, without limitation, prosecution of appropriate motions pursuant to Section 365 of the Bankruptcy Code) to endeavor to obtain all necessary consents to the assignment thereof and, upon obtaining the requisite Third Party consents thereto, such Assumed Agreement shall be assigned to the Buyer at no cost free and clear of all Liens other than the Permitted Liens; provided, that, the Sellers shall not be required to incur any unreasonable costs or make any material payment to any Third Party (other than cure costs) to obtain any consent. With respect to any Assumed Agreement which is not transferred at the Closing as contemplated by the immediately preceding sentence, effective as of the Closing, the Sellers shall enter into arrangements reasonably requested by the Buyer designed to provide the Buyer the full and exclusive benefits of such asset (as between the Buyer and the Sellers) provided the Buyer assumes the duty to perform the obligations relating to such Assumed Agreements accruing on and after the Closing (and provides indemnification to the Sellers with respect thereto). If and to the extent such arrangements cannot be made, the Buyer shall have no obligation with respect to such Assumed Agreement. For the avoidance of doubt, this Section 2.8 shall not be applicable to Servicing Rights.

             2.9. Real Estate Apportionments and Payments. With respect to the Facilities, all income from and expenses relating to the Facilities of every type and nature as is customary with a closing of this type (including, without limitation, accrued expenses not yet due and payable and income collected prior to the Closing) shall be apportioned and prorated over the appropriate period in a manner that fairly apportions such income and expenses among the Buyer and the Sellers at the Closing as of the close of business on the day immediately preceding the Closing Date. The prorations and apportionments hereunder shall be jointly prepared by the Buyer and the Sellers before the Closing on the basis of actual and estimated amounts as provided. Notwithstanding anything to the contrary herein, the Sellers shall be responsible for payment of all real property Taxes for all years prior to the year the Closing takes place. The obligations of the Parties under this Section 2.9 shall survive the Closing; provided, however, with respect to Owned Real Premises Leases, the Sellers shall be responsible for only that portion of the real property Taxes that are not required to be paid by the tenants under the Owned Real Premises Leases.

                                  ARTICLE III.

                  REPRESENTATIONS AND WARRANTIES OF THE SELLERS

                  Except as set forth in the Business Schedules, which schedules will be arranged in sections corresponding to the sections contained in this
ARTICLE III (provided that each section of which qualifies the correspondingly numbered representation and warranty in this ARTICLE III to the extent specified therein and such other representations and warranties in this ARTICLE III to the extent a matter in such section is disclosed in such a way as to make its relevance to the information called for by such other representation and warranty in this ARTICLE III reasonably apparent), as a material inducement to the Buyer to enter into this Agreement, the Sellers hereby represent and warrant to the Buyer the following:

             3.1. Organization and Power.

                  (a) The Company is a Delaware corporation duly organized, validly existing and in good standing under the laws of Delaware. Mill Creek Bank is an industrial loan corporation duly organized, validly existing and in good standing under the laws of Utah. Each of the Selling Subsidiaries is listed in Section 3.1(a) of the applicable Business Schedules and is duly organized, validly existing and in good standing under the laws of its state of incorporation or organization (as applicable). Each of the Sellers and Mill Creek Bank is qualified to do business and is in good standing as a foreign corporation or entity (as applicable) in each jurisdiction listed in Section 3.1(a) of the applicable Business Schedules, which jurisdictions are the only jurisdictions where the nature of the activities conducted by it or the character of the property owned, leased or operated by it makes such qualification necessary, except for any failure to be so qualified or in good standing that has not had and could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. The Sellers and Mill Creek Bank have the requisite corporate or other entity power and authority to own and operate the Purchased Assets and to carry on the Purchased Businesses as currently conducted. The Company has delivered or otherwise made available to the Buyer complete and correct copies of the Organizational Documents of the Sellers and Mill Creek Bank and represents that such documents are in full force and effect. None of the Sellers or Mill Creek Bank is in default under or in violation of any provision of its Organizational Documents.

                  (b) A complete and correct chart showing the Company and its direct and indirect Subsidiaries is set forth in Section 3.1(b) of the applicable Business Schedules.

             3.2. Authorization of Transactions. The execution, delivery and performance of this Agreement and the other Transaction Documents, and the consummation of the transactions contemplated hereby and thereby to be consummated by the Sellers and Mill Creek Bank, have been duly and validly authorized by all necessary corporate or other entity action (as applicable) on the part of each of the Sellers and Mill Creek Bank. This Agreement has been, and each of the Transaction Documents after execution and delivery thereof at the Closing will have been, duly and validly executed and delivered by the Sellers and Mill Creek Bank, as applicable, and, subject to any necessary authorization from the Bankruptcy Court, this Agreement constitutes, and each of the Transactions Documents will constitute, its legal, valid and binding obligation, enforceable in accordance with its terms.

             3.3. Absence of Conflicts; Required Consents, Approvals and Filings. The execution and delivery of this Agreement and the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby by the Sellers and Mill Creek Bank do not and shall not (a) constitute a material breach or violation of or default under any Law, governmental permit or license of the CFC Parties or to which any of the foregoing is subject, in each case relating to the Purchased Businesses, including but not limited to state usury laws, state laws requiring licenses to engage in consumer lending, consumer finance, mortgage lending and the other businesses of the Sellers and Mill Creek Bank, the Truth in Lending Act, the Real Estate Settlement Procedures Act, the Home Mortgage Disclosure Act, the Consumer Credit Protection Act, the Right to Financial Privacy Act, the Equal Credit Opportunity Act, the Fair Credit Reporting Act, the Homeowners Ownership and Equity Protection Act, the Federal Trade Commission Act, the Fair Debt Collection Practices Act and other Laws regulating lending (the "Finance Laws"), which breach, violation or default would prevent or materially delay the Sellers and Mill Creek Bank from being able to perform their obligations under this Agreement and the other Transaction Documents to which they are a party, (b) constitute a breach or violation of or default under the Organizational Documents of the Sellers or Mill Creek Bank, which breach, violation or default would prevent or materially delay the Sellers from being able to perform their obligations under this Agreement and the other Transaction Documents to which they are a party, or (c) with respect to the Assumed Agreements, require the affirmative consent or approval of any Governmental Authority or other Third Party, in each case, except for (i) the expiration or earlier termination of the waiting period under the HSR Act, (ii) filings in respect of, and approvals and authorizations of, any Governmental Authority having jurisdiction over the consumer lending, banking, insurance or other financial services businesses set forth in Section 3.3 of the applicable Business Schedules, (iii) filings required as a result of the particular status of the Buyer, (iv) consents and approvals set forth in Section 3.3 of the applicable Business Schedules, (v) the approval of the Department of Financial Institutions of the State of Utah (the "State Banking Authority") and (vi) the approval of the Federal Deposit Insurance Corporation (the "FDIC") under the Change in Bank Control Act or the expiration of the waiting period thereunder.

             3.4. Company Subsidiaries. All of the outstanding shares of capital stock of, or other ownership interests in, each Selling Subsidiary and Mill Creek Bank, are owned by the Company, directly or indirectly. All of the issued and outstanding shares and interests (as applicable) of the Selling Subsidiaries and Mill Creek Bank and their Subsidiaries have been duly authorized, are validly issued, fully paid and assessable, were issued free of pre-emptive or similar rights and are held of record or beneficially by the Persons indicated on Section 3.1(b) of the applicable Business Schedules. Other than this Agreement, there are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights or other contracts or commitments that could require any of the Selling Subsidiaries and their Subsidiaries or Mill Creek Bank and its Subsidiaries to issue, sell or otherwise cause to become outstanding any of its capital stock or rights in respect thereof. There are no outstanding or authorized stock appreciation, phantom stock, profit participation or similar rights with respect to the Selling Subsidiaries and their Subsidiaries.

             3.5. Good Title. Other than Owned Real Premises, Assumed Leases and Transferred Intellectual Property, as to each Purchased Asset (including, without limitation, the Private Label Credit Card Master Trust Certificates), a Seller has good and valid title to, or a valid leasehold interest in or other valid right to use, and, subject to obtaining the consents and approvals and making the filings set forth in Section 3.3 of the applicable Business Schedules and Section 3.3 of this Agreement, the power and authority to sell, transfer and assign to the Buyer the Purchased Assets, free and clear of all Liens (other than Permitted Liens and Liens which will be discharged by the Bankruptcy Court prior to the Closing Date).

             3.6. Compliance with Laws; Permits.

                  (a) The Sellers and Mill Creek Bank have conducted and are conducting the Purchased Businesses in compliance with all applicable Laws, including, without limitation, the Finance Laws, except to the extent such failures to comply would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. Except as set forth in Section
3.6 of the applicable Business Schedules, as of the date hereof, there are no material proceedings pending or, to the Knowledge of the Sellers, threatened alleging any violation of any such applicable Laws which would reasonably be expected to result in a Material Adverse Effect.

                  (b) The CFC Parties have in effect all material authorizations, permits, licenses, certificates of authority, consents, orders and approvals of, and have made all material filings, applications and registrations with, Governmental Authorities that are necessary in order for the CFC Parties to own and operate the Purchased Assets and to conduct the Purchased Businesses in all material respects as presently conducted, and such authorizations, permits, licenses, certificates of authority, consents, orders and approvals (which are set forth on Section 3.6(b) of the applicable Business Schedules opposite the name of the CFC Party which is the holder thereof) are in full force and effect and the CFC Parties are in compliance therewith in all material respects. Except as set forth on Section 3.6(b) of the applicable Business Schedules, as of the date hereof, there are no material proceedings pending or, to the Knowledge of the Sellers, threatened seeking to terminate or suspend or to adversely modify any such authorization, permit, license, certificate of authority, consent, order or approval.

             3.7. Assets Necessary to Conduct Businesses. Except as set forth in
Section 3.7 of the applicable Business Schedules, subject to Section 2.8 above and satisfaction of the conditions in ARTICLES VI and VII, the Purchased Assets including any assets, properties, Contracts and rights identified by the Buyer pursuant to Section 2.1(a)(ii) and the GE Purchased Assets, together with the Buyer's rights under this Agreement and the Transaction Documents (including the assets, rights and services to be made available under the Transition Services Agreement), constitute all of the assets, properties, contracts and rights primarily used in the Purchased Businesses and which are necessary to carry on the Purchased Businesses by the CFC Parties as currently conducted on the date of this Agreement and there are no assets or properties used in or necessary for the conduct of the Purchased Businesses as presently conducted which are not owned, leased or licensed by the Sellers or Mill Creek Bank and its Subsidiaries. Except as set forth on Section 3.15 of the applicable Business Schedules, no part of the Purchased Businesses is conducted by or through any Person other than the Sellers.

             3.8. Facilities; Real Property.

                  (a) Owned Real Premises. Section 3.8(a) of the applicable Business Schedules contains a true and complete list of all Owned Real Premises included in the Purchased Assets of each Purchased Business. Subject to the entry of the Sale Order, the Sellers own such Owned Real Premises listed on the Business Schedules (and all of the improvements located thereon) in good and marketable fee simple title free and clear of all Liens (including any restrictions on transfer, restrictions on use or restrictions on leases to third parties), other than the Permitted Liens and except as set forth on Section 3.8(a) of the Business Schedules. Except for the Owned Real Premises Leases, matters set forth on Section 3.8(a) of the applicable Business Schedules and matters that will be satisfied pursuant to the Sale Order, none of the Owned Real Premises is subject to any right or option of any Person to purchase or otherwise obtain title to such property. Except for the Owned Real Premises Leases and as set forth on Section 3.8(a) of the applicable Business Schedules, no Person other than the Sellers or Mill Creek Bank have any right to use, occupy or lease all or any portion of the Owned Real Premises. To the Knowledge of the Sellers, there are no Tax abatements or exemptions specifically affecting the Owned Real Premises, and neither the Sellers nor their Affiliates have received any written notice of (and the Sellers do not have any Knowledge of) any proposed increase in the assessed valuation of the property or of any proposed public improvement assessments.

                  (b) Leased Premises. Section 3.8(b) of the applicable Business Schedules contains a true and complete list of each written Assumed Lease (and any amendments or modifications thereto) included in the Purchased Assets of each applicable Business Schedule and the GE Purchased Assets and indicates with respect to each Assumed Lease (i) the current rent (including any additional rent) under each Assumed Lease, (ii) the expiration date of the Assumed Leases, (iii) the security deposits being held pursuant to the Owned Real Premises Leases and (iv) any guarantees thereunder. Except as set forth in Section 3.8(b) of the applicable Business Schedules and subject to the entry of the Sale Order, all of the Assumed Leases are in full force and effect and have not been modified, altered or amended in any material respect. Except in connection with matters that will be cured pursuant to the Sale Order, neither the Sellers nor their Affiliates have received written notice of any material default under any Assumed Lease by the Sellers, Mill Creek Bank or any of their Affiliates a party thereto and, except as set forth in Section 3.8(b) of the applicable Business Schedules and, to the Sellers' Knowledge, there has not occurred any material default thereunder by any other party thereto (other than those breaches that resulted from the filing of the Chapter 11 Case). True, complete and accurate copies of the Assumed Leases have been delivered to the Buyer. Except as set forth in Section 3.8(b) of the of the applicable Business Schedules, neither the Sellers, Mill Creek Bank nor any of their Affiliates have assigned their interest under any Assumed Leases, or subleased all or any part of the space demised thereby, to any Third Party.

                  (c) Restrictive Covenants. To the Knowledge of the Sellers, there is no material violation of a condition or agreement contained in any covenant, easement or any similar agreement affecting the Owned Real Premises (except for violations that will be remedied in connection with the entry of the Sale Order that would, individually or in the aggregate, have a Material Adverse Effect on the use, occupancy or value of the Owned Real Premises). To the Knowledge of the Sellers, the covenants affecting the Owned Real Premises do not with respect to each Owned Real Premises materially impair the ability of the Sellers and Mill Creek Bank to use any such Owned Real Premises in the operation of the Purchased Businesses as currently conducted.

                  (d) Insurance Notices. Except as set forth in Section 3.8(d) of the applicable Business Schedules, neither the Sellers nor any of their Affiliates have received any notice from any insurance carrier regarding defects or inadequacies in the Owned Real Premises, which, if not corrected, would result in the termination of the insurance coverage therefor or a material increase in the cost thereof.

                  (e) Eminent Domain. There is no pending or, to the Knowledge of the Sellers, threatened condemnation of any part of the Owned Real Premises by any Governmental Authority.

                  (f) Utilities. Neither the Sellers nor any of their Affiliates have received any notice from any utility company or municipality of any fact or condition which could result in the discontinuation of currently available or otherwise necessary sewer, water, electric, gas, telephone or other utilities or services for the Owned Real Premises or the Leased Premises.

                  (g) No Commissions. All brokerage commissions and other compensation and fees payable by Sellers, Mill Creek Bank or any of their Affiliates in connection with the Owned Real Premises or the Leased Premises, have been paid in full.

                  (h) Improvements. To the Knowledge of the Sellers, all improvements on the Owned Real Premises conform in all material respects to all Laws, zoning, land use and building ordinances and health and safety ordinances (including, without limitation, the Americans with Disabilities Act), and neither the Sellers nor any of their Affiliates, have received any notice of any violation of any such Laws or ordinances that would, individually or in the aggregate, have a Material Adverse Effect on the use, occupancy or value of the Owned Real Premises. To the Knowledge of the Sellers, the Owned Real Premises are zoned for the various purposes for which the real estate and improvements have been used in connection with the normal operation of the Purchased Businesses. All improvements on the Owned Real Premises, including the leasehold improvements, have not suffered any casualty or other material damage that has not been repaired in all material respects. To the Knowledge of the Sellers, there is no material structural, mechanical or other significant defect, soil condition or deficiency in the improvements located on the Owned Real Premises that would, individually or in the aggregate, have a Material Adverse Effect on the use, occupancy or value of the Owned Real Premises.

                  (i) Intentionally Deleted.

                  (j) Contracts. Except as set forth on Section 3.8(j) of the applicable Business Schedules, there are no property management agreements affecting any of the Owned Real Premises and Leased Premises to which the Sellers, Mill Creek Bank or any of their Affiliates is a party.

                  (k) Construction Allowances/Reimbursements. To the Knowledge of the Sellers, Section 3.8(k) of the applicable Business Schedules sets forth a summary of all construction allowances or reimbursements payable in connection with the Assumed Leases and the amounts thereof which, as of December 19, 2002, have not been paid or reimbursed, as applicable, by the Sellers, Mill Creek Bank or any of their Affiliates.

             3.9. Personal Property. Section 3.9 of the applicable Business Schedules contains a complete and accurate list of all furniture, fixtures and equipment which the Sellers can identify based on their books and records and limited review, as of November 30, 2002, located on the Leased Premises or the Owned Real Premises that is primarily used in connection with the applicable Purchased Businesses and Excluded Businesses.

             3.10. Receivables.

                  (a) Section 3.10(a) of the applicable Business Schedules contains the following information regarding the Assigned Receivables with respect to the Purchased Businesses and the Excluded Businesses identified thereon as of November 30, 2002: (i) account number; (ii) name of each Obligor;
(iii) secured status; (iv) the outstanding principal balance; and (v) the outstanding Accrued and Unpaid Interest.

                  (b) Each Assigned Receivable was made or purchased by a Seller or its Affiliates (or by a predecessor of such Seller or such Affiliate): (i) in the ordinary course of business at the time such Assigned Receivable was made or purchased; (ii) in all material respects in accordance with then existing applicable Laws; and (iii) in all material respects in accordance with such Seller's or such Affiliate's applicable underwriting and documentation guidelines then in effect at the time of origination or purchase.

                  (c) Each Assigned Receivable has been originated or purchased and serviced and administered in all material respects in accordance with (i) the CFC Parties' standard Loan servicing and operating procedures as in effect from time to time; (ii) all applicable Laws; and (iii) the respective Loan documents governing such Assigned Receivable.

                  (d) Each Assigned Receivable is evidenced by an Assumed Receivables Contract and constitutes a legal, valid and binding obligation of the respective Obligor(s), enforceable against such Obligor(s) in accordance with its terms, subject to bankruptcy, insolvency, moratorium, reorganization or similar laws in effect which affect the enforcement of creditors' rights generally, or rules of law governing equitable relief and other equitable remedies, or public policy.

                  (e) Each secured Assigned Receivable is secured by a valid, enforceable and perfected Lien on the secured property described in the applicable security agreement, mortgage, deed to secured debt or deed of trust, pledge, collateral assignment or other security agreement. No such Assigned Receivable which is so secured has been waived or modified in any manner which would interfere in any material respect with the security interest.

                  (f) There is no material breach existing under an Assigned Receivable and the Sellers have not waived any material breach. The Sellers have performed their obligations in all material respects under the Assigned Receivables.

             3.11. Material Agreements. Section 3.11 of the applicable Business Schedules collectively contains a complete and accurate list of the Material Agreements with respect to the applicable Purchased Business and Excluded Business, except for the Loan files. For purposes hereof, "Material Agreement" shall mean (a) any Contract which requires payments by, on behalf of, or to the CFC Parties of $500,000 or more in the aggregate, (b) any Assumed Agreement, (c) the Credit Facilities (and any forbearance agreements or waivers related thereto) and (d) the Lehman Documents, in each case including all amendments and modifications thereto; provided, however, excluding Contracts that are terminable on 60 days notice or less without penalty. Except to the extent affected by the Chapter 11 Case, all Material Agreements are valid, in full force and effect and have not been modified or amended in any material respect. Except as set forth in Section 3.11 of the applicable Business Schedules, to the Sellers' Knowledge, there are no material disputes, oral agreements or forbearance programs in effect as to any of the Material Agreements. None of the Sellers or any of their Affiliates that is a party to any Material Agreement has received written notice of any material default by the Sellers or their Affiliates of any of the Material Agreements to which it is a party and, to the Knowledge of the Sellers, there has not occurred any material default thereunder by any other party thereto (except to the extent resulting under the terms of any such Material Agreement as a result of the Chapter 11 Case). Each such Material Agreement constitutes the legal, valid and binding obligations of the Sellers or any of their Affiliates that is a party thereto and, to the Knowledge of the Sellers, the respective Third Party, and is enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws in effect which affect the enforcement of creditors' rights generally, or rules of law governing specific performance, equitable relief and other equitable remedies, or public policy (including without limitation the Chapter 11 Case). All Material Agreements, except for the Loan files, Assumed Receivables Contracts and dealer agreements relating to the PL Business, HI Business and CL Business, have been made available to the Buyer.

             3.12. Intellectual Property.

                  (a) Section 3.12(a) of the applicable Business Schedules sets forth a complete and correct list of all: (i) registrations and applications pertaining to the Transferred Trademarks and Other Transferred Intellectual Property and the registration or application number, registration or filing date, jurisdiction and record owner as to each; (ii) material unregistered Transferred Trademarks; (iii) material unregistered copyrights and material computer software owned by the Sellers or Mill Creek Bank in the Purchased Businesses; and (iv) Transferred Intellectual Property Agreements. All registered Transferred Trademarks and registered Other Transferred Intellectual Property are unexpired, and all renewal fees and other maintenance fees that have fallen due on or prior to the effective date of this Agreement have been paid. Except as set forth in Section 3.12(a) of the applicable Business Schedules, no registered Transferred Trademarks or registered Other Transferred Intellectual Property is the subject of any proceedings before any governmental, registration or other authority in any jurisdiction, including any office action or other form of preliminary or final refusal of registration. The consummation of the transactions contemplated hereby will not alter or impair any Transferred Intellectual Property in any material respect except to the extent any Transferred Intellectual Property Agreements require a Third Party's consent prior to transfer.

                  (b) Except as set forth in Section 3.12(b) of the applicable Business Schedules and except for any Permitted Liens, the Sellers or Mill Creek Bank own all right, title and interest in and to, or have a valid and enforceable right to use the Transferred Intellectual Property. The Transferred Intellectual Property and the GE Purchased Assets represent all Intellectual Property rights necessary for the conduct of the Purchased Businesses as now conducted and presently contemplated. The Sellers and Mill Creek Bank are in compliance with all material contractual obligations relating to the protection of the Transferred Intellectual Property Agreements. To the Knowledge of the Sellers, there are no conflicts with, or infringements of, the Transferred Trademarks and Other Transferred Intellectual Property by any third party. To the Knowledge of the Sellers, the Transferred Trademarks and Other Transferred Intellectual Property do not conflict with or infringe any Intellectual Property of any Third Party. There is no claim, suit, action or proceeding pending or, to the Knowledge of the Sellers, threatened against any Seller or Mill Creek Bank:
(i) alleging any such conflict or infringement with any Third Party's Intellectual Property; or (ii) challenging such Seller's or Mill Creek Bank's ownership or use of, or the validity or enforceability of, the Transferred Trademarks and Other Transferred Intellectual Property. Except as set forth in
Section 3.12(b) of the applicable Business Schedules, no written claims of infringement or misappropriation of Intellectual Property have been received from Third Parties with respect to the applicable Purchased Business.

                  (c) Except as set forth in Section 2.8 and in Section 3.12(c) of the applicable Business Schedules, none of the Sellers or Mill Creek Bank is under any obligation to pay royalties or other payments in connection with any agreement, or is restricted from assigning its rights respecting any Intellectual Property, nor will any Seller or Mill Creek Bank otherwise be, as a result of the execution and delivery of this Agreement or the performance of a Seller's obligations under this Agreement, in breach of any agreement relating to the Intellectual Property.

                  (d) To the Knowledge of the Sellers, except as set forth in
Section 3.12(d) of the applicable Business Schedules, no present or former employee, officer or director of any of the Sellers or Mill Creek Bank, or agent or outside contractor of any of the Sellers or Mill Creek Bank, holds any right, title or interest, directly or indirectly, in whole or in part, in or to any Transferred Intellectual Property (except to the extent that the foregoing would be a Permitted Lien or would otherwise not be material).

                  (e) (i) To the Knowledge of the Sellers, none of the Sellers' trade secrets have been used, disclosed or appropriated to the detriment of any of the Sellers or Mill Creek Bank for the benefit of any Person other than the Sellers or Mill Creek Bank; and (ii) to the Knowledge of the Sellers, no employee, independent contractor or agent of any of the Sellers or Mill Creek Bank, in each case in any manner which, individually or in the aggregate, could reasonably be expected to be material, has misappropriated any trade secrets or other confidential information of any other Person in the course of the performance of his or her duties as an employee, independent contractor or agent of such Seller or Mill Creek Bank, in each case in any manner which, individually or in the aggregate, could reasonably be expected to be material.

             3.13. Brokerage. Other than Credit Suisse First Boston, the fees and disbursements of which will be a prepetition claim against the CFC Parties, and Lazard Freres & Co. LLC, the fees and disbursements of which are to be paid by Parent, no Person has any claim for brokerage commissions, finders' fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by or on behalf of the Sellers or Mill Creek Bank.

             3.14. Employees. Section 3.14 of each Business Schedule sets forth the employee identification numbers, names, positions, years of service and place of employment of all employees of the Sellers and Mill Creek Bank and any of their Affiliates for each applicable Purchased Business and Excluded Business who are as of the date hereof working primarily in the applicable Purchased Business, Excluded Business or Mill Creek Bank (the "Employees"). A separate corresponding list which sets forth severance and current compensation for the Employees was provided to the Buyer. None of the Sellers or Mill Creek Bank or any of their Affiliates is a party to a collective bargaining agreement covering any of the Employees and, to the Knowledge of the Sellers, no union organizing activities have occurred with respect to any Employees.

             3.15. Affiliate Transactions. Section 3.15 of the applicable Business Schedules describes all intercompany or affiliated transactions which are material (individually or in the aggregate) or Contracts under which credits or services are provided to or on behalf of the applicable Purchased Business and Excluded Business by the Sellers or Mill Creek Bank (including any "subsidiary" of Mill Creek Bank, as that term is defined in section 23A of the Federal Reserve Act) and to or on behalf of the Sellers or Mill Creek Bank (including any such "subsidiary") by the applicable Purchased Business and Excluded Business and all intercompany transactions or Contracts among the Sellers with respect to the applicable Purchased Business and Excluded Business (including, in each case, a description of the costs and expenses charged to the applicable Purchased Business and Excluded Business in connection therewith). Mill Creek Bank (and any such "subsidiary") is not, and has not been since January 1, 2000, in violation of section 23A or section 23B of the Federal Reserve Act, whether or not any such violation is known by any Governmental Authority.

             3.16. ERISA; Employee Benefits. The Sellers have furnished or made available to the Buyer complete and correct copies of all employee benefit plans, as defined in Section 3(3) of ERISA, and all other retirement, deferred compensation, incentive compensation, insurance, bonus, medical, stock option, severance, retention, vision, dental, vacation policy and other material employee benefit plans in which the Employees participate ("Employee Benefit Plans"), the current summary plan description for each Employee Benefit Plan subject to ERISA and any similar description of any other Employee Benefit Plan. None of the Employee Benefit Plans are multiemployer plans (as defined in Section 3(37) of ERISA). Each Employee Benefit Plan which is a defined contribution pension plan intended to be qualified under Section 401(a) of the Tax Code is so qualified. None of the Employee Benefit Plans are established under, or subject to, the laws of any country other than the United States.

             3.17. Depository Institutions.

                  (a) Mill Creek Bank is "well-capitalized" (as that term is defined at 12 C.F.R. 225.2(r)(2)(i) and 325.103(b)(1)) and "well managed" (as that term is defined at 12 C.F.R. 225.81(c)) and its examination rating under the Community Reinvestment Act of 1977 is satisfactory or outstanding. Mill Creek Bank is not in a "troubled condition" (as that term is defined at 12 C.F.R. 303.101(c)).

                  (b) Except as set forth in Section 3.17 of the applicable Business Schedules, Mill Creek Bank is not, and has not been since January 1, 2000, subject to any supervisory or remedial agreement of any kind, including but not limited to any memorandum of understanding, agreement, cease-and-desist order, consent order or enforcement order with or from any Governmental Authority.

                  (c) Mill Creek Bank is in compliance in all material respects with all applicable Laws. There are no material investigations or proceedings pending or, to the Knowledge of the Sellers, threatened, alleging or contemplating any material violation of any applicable Law.

             3.18. Litigation. Except for the Chapter 11 Case, as of the date hereof, there are no claims, actions, suits, investigations, proceedings or orders pending, except as set forth in Section 3.18 of the applicable Business Schedules, or to the Knowledge of the Sellers threatened against or affecting the CFC Parties at law or in equity, or before or by any Governmental Authority, that, individually or in the aggregate, are reasonably likely to (a) have a Material Adverse Effect, (b) materially and adversely affect the Sellers' or Mill Creek Bank's performance under this Agreement and the other Transaction Documents to which the Sellers or Mill Creek Bank are a party or (c) materially delay or impair the consummation of the transactions contemplated hereby or thereby.

             3.19. Financial Statements. Section 3.19 of the applicable Business Schedules sets forth the unaudited consolidated balance sheet of the applicable Purchased Business and Excluded Business as of December 31, 2001, December 31, 2002 and September 30, 2002 and the related unaudited statements of income for the fiscal years ended December 31, 2001 and December 31, 2002 and the period ended September 30, 2002, and the unaudited consolidated balance sheets of the Purchased Businesses and Excluded Businesses as of December 31, 2001, December 31, 2002 and September 30, 2002 and the related unaudited statements of income for the fiscal years ended December 31, 2001 and December 31, 2002 and the period ended September 30, 2002 (collectively, including the notes thereto, the "Financial Statements"). The Financial Statements have been prepared from the accounting Records of the Purchased Businesses and Excluded Businesses and fairly present, in all material respects, the financial position as of the dates thereof and the results of the operations of the Purchased Businesses and Excluded Businesses for the periods therein described, in each case in accordance with GAAP, consistently applied, except as otherwise provided in the Financial Statements and the notes thereto; provided that the Financial Statements reflect intercompany allocations of overhead and other non-specific expenses between the Purchased Businesses and Excluded Businesses which the Sellers believe are reasonable which have been disclosed to the Buyer in reasonable detail. The November 30 Balance Sheet sets forth the unaudited consolidated balance sheet of the Company as of November 30, 2002 and was prepared from the accounting Records of the Company and fairly presents, in all material respects, the financial position of the Company as of the date thereof, except with respect to Residual Interests, B-2 Certificates, servicing liabilities and the net present value of guaranteed liabilities for others. The Records from which the Financial Statements and the November 30 Balance Sheet were prepared were complete and accurate in all material respects at the time of such preparation.

             3.20. Indebtedness; Guarantees; Absence of Undisclosed Liabilities.

                  (a) Except as set forth in the Financial Statements, no CFC Party has any outstanding indebtedness for borrowed money. Except as set forth in Section 3.20(a) of each Business Schedule, no CFC Party is a party to any Loan agreement whereby the CFC Party has borrowed money, structured in the form of a loan or purchase and sale, has any outstanding Guarantees in favor of any other Person or is otherwise liable for any indebtedness for borrowed money of any other Person. Except as set forth in Section 3.20(a) of each Business Schedule, no CFC Party has any Liabilities, individually or in the aggregate, of the type required to be reflected on a balance sheet or in the notes thereto prepared in accordance with GAAP which were not fully reflected or reserved against in the Financial Statements (other than current Liabilities incurred in the ordinary course of business), except for those that would not reasonably be expected to have a Material Adverse Effect.

                  (b) In the event that a Stock Sale is consummated, as of the Closing Date, each Subject Subsidiary and its Subsidiaries will have transferred all Liabilities other than Assumed Liabilities as contemplated by Section 2.1(b).

                  (c) As of the close of business on March 6, 2003, the outstanding Lehman Debt Amount was $676,215,802.00.

             3.21. Residual Assets. As of September 30, 2002, the amount of $198.6 million included in the consolidated balance sheets of the Company under the heading "Guaranty Liability related to interests in Securitization Trusts held by Others" reflects amounts due to the holders of the B-2 Certificates from the CFC Parties and has been determined in accordance with GAAP by the use of reasonable estimates and assumptions in calculating values. The Residuals
Schedule identifies, among other things, all of the assets within the categories set forth therein that are owned by the Company or any other CFC Party and the information contained therein is accurate in all material respects as of December 19, 2002. The Sellers own all assets identified on the Residuals Schedule and all servicing, interest-only or other payment rights (whether certificated or uncertificated) in the nature of a retained or residual interest arising in connection with a Ginnie Mae loan pool identified on the Ginnie Mae Pool List included in Attachment A to Section 3.26 of the Purchased Businesses Schedule, which list includes all Ginnie Mae loan pools in which the Company or any other CFC Party holds any interest.

             3.22. Tax Matters.

                  (a) Each of the CFC Parties has filed all Tax Returns that it was required to file, and each has paid all Taxes, whether or not required to be paid in connection with the filing of a Tax Return. Such Tax Returns are true, correct and complete. The reserves for Taxes in the Financial Statements are adequate. Except as set forth in Section 3.22(a) of the applicable Business Schedules, none of the CFC Parties has waived any statute of limitations in respect of any Tax Returns or Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

                  (b) Section 3.22(b) of the applicable Business Schedules sets forth (i) all Income Tax Returns filed with respect to the CFC Parties, the Purchased Businesses and the Excluded Businesses for all open Tax years, (ii) those Tax Returns that have been audited, (iii) those Tax Returns that currently are the subject of audit, and (iv) any dispute or claim concerning Tax Liability relating to the Purchased Businesses, the Excluded Businesses or the CFC Parties. The Company has made available to the Buyer correct and complete copies of all federal and state Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by the CFC Parties with respect to the Purchased Businesses and the Excluded Businesses for all open Tax years.

                  (c) Except as set forth in Section 3.22(c) of the applicable Business Schedules, (i) for all open Tax years all Taxes required to be withheld, collected or deposited by each CFC Party have been timely withheld, collected and deposited and, to the extent required by law, all such Taxes have been paid when due to the appropriate taxing authority and each CFC Party is in compliance with respect to all withholding and information and reporting requirements in the Tax Code; (ii) there are no closing agreements pursuant to
Section 7121 of the Tax Code (or corresponding provision of state, local or foreign law) or rulings or requests for rulings relating to any CFC Party; (iii) none of the assets of any CFC Party is "tax-exempt use property" within the meaning of Section 168(h) of the Tax Code; (iv) none of the CFC Parties have filed a consent under Section 341(f) of the Tax Code concerning collapsible corporations; (v) no transaction contemplated by this Agreement is subject to withholding under Section 1445 of the Tax Code (relating to "FIRPTA"); (vi) none of the CFC Parties will be required to include any adjustment under Section 481(c) of the Tax Code (or any corresponding provision of state, local or foreign law) in taxable income as a result of a change in accounting method for a Tax period beginning on or before the Closing Date; (vii) no claim has ever been made by a Taxing authority in a jurisdiction where any CFC Party has never paid Taxes or filed Tax Returns asserting that such CFC Party is or may be subject to Taxes assessed by such jurisdiction; (viii) no power of attorney has been granted with respect to any matter relating to Taxes of any CFC Party that is currently in effect; (ix) none of the CFC Parties has made, changed or revoked, or permitted to be made, changed or revoked, any election or method of accounting with respect to Taxes affecting or relating to any CFC Party; and (x) no election has been made under Section 754 of the Tax Code for a partnership or other entity treated as a partnership for U.S. federal income tax purposes in which any of the CFC Parties is a partner or member or holds a residual interest.

                  (d) Except as set forth in Section 3.22(d) of the applicable Business Schedules, as to each of the entities or arrangements identified as a REMIC in Section 3.22(d) of the applicable Business Schedules, it:

                        (i) has at all times since its "startup day" (as defined
                  in Section 860G(a)(9) of the Tax Code) duly qualified as a "real estate mortgage investment conduit" under Section 860D(a) of the Tax Code, and will not, by virtue of the transactions contemplated by this Agreement, including without limitation changes in the amount of certain servicing fees provided for by the Securitization Documents, fail to qualify as a real estate mortgage investment conduit under Section 860D(a) of the Tax Code;

                        (ii) has engaged in no " prohibited transactions" (as
                  defined in Section 860F(a)(2) of the Tax Code) and has never received any contributions after its startup day subject to the tax imposed by Section 860G(d) of the Tax Code;

                        (iii) has not held for more than 30 months any assets
                  intended to be treated as "foreclosure property" under Section 860G(a)(8) of the Tax Code;

                        (iv) had an aggregate basis in its assets, as of
                  December 31, 2001 equal to that set forth in Section 3.22(d) of the applicable Business Schedules;

                        (v) has reported bad debt losses with respect to
                  defaults on Loans that it held at the time by writing off the loans upon liquidation of the underlying collateral;

                        (vi) has reported cancellation of indebtedness income,
                  or has reduced interest or original issue discount deductions, with respect to REMIC Regular Interests it has issued, (A) on the basis of claiming no deduction for original issue discount or interest for Regular Interests to which cash distributions are currently due but remain unpaid and (B) by treating payments by the guarantor of the Junior P&I Regular Interests to a REMIC as a result of defaults as gross income to such REMIC;

                        (vii) treats Guarantee Fees as an item of expense and
                  not as an item distributable to the holder of its related REMIC Residual Interest;

                        (viii) has reported deductions for original issue
                  discount and interest accruals with respect to the REMIC Regular Interests it issued based on their issue prices determined in accordance with Section 1273 of the Tax Code and
                  Section 1.1273-2 of the Treasury Regulations;

                        (ix) has based original issue discount deductions with
                  respect to REMIC Regular Interests in each period on (A) the projected cash flow remaining to be distributed on such REMIC Regular Interests, taking into account the prepayment assumption used in pricing, but a zero loss assumption, with respect to the Loans it holds, (B) making present value computations with respect to such projected cash flow based on the original yield to maturity of such REMIC Regular Interests, and (C) if such computations resulted in negative original issue discount or positive premium amortization ("Deferred Recognition Amounts") with respect to any REMIC Regular Interest, suspending the recognition of such Deferred Recognition Amounts until there is subsequent positive original issue discount or negative premium amortization with respect to such REMIC Regular Interest;

                        (x) has timely filed all Tax Returns required to be
                  filed by such REMIC;

                        (xi) has withheld and paid over in a timely fashion all
                  Taxes or other amounts required to be withheld by such REMIC and paid over to any governmental taxing authority; and

                        (xii) has never itself been examined by, or itself
                  entered into any closing agreement with, the Internal Revenue Service, and is not bound by any such closing agreement entered into between the Company or the Selling Subsidiaries and the Internal Revenue Service.

                  (e) As to each REMIC Residual Interest included in, or held by an entity included in, the Purchased Assets:

                        (i) as of December 31, 2001, such REMIC Residual
                  Interest had (A) an adjusted basis and remaining unrecognized gain or loss in the hands of its holder and (B) an adjusted issue price as set forth in Section 3.22(e) of the applicable Business Schedules;

                        (ii) except as set forth in Section 3.22(e) of the
                  applicable Business Schedules, "excess inclusions", as defined in Section 860E(c) of the Tax Code, are computed correctly on the Schedule Qs sent to the holder of such REMIC Residual Interest;

                        (iii) Guarantee Fees are not treated as an item of
                  income that is received with respect to such REMIC Residual Interest, but as a fee;

                        (iv) all schedules and projections of taxable income and
                  distributions furnished by the Company or the Selling Subsidiaries to the Buyer with respect to any such REMIC Residual Interest are correct based on their assumptions; provided, however, that no representation is made regarding the accuracy of those assumptions; and

                        (v) it has been held at all times by the Company or the
                  Selling Subsidiaries.

                  (f) As to each REMIC Regular Interest included in, or held by an entity included in, the Purchased Assets:

                        (i) as of December 31, 2001, such REMIC Regular Interest
                  had (A) an adjusted basis and remaining unrecognized gain or loss in the hands of its holder and (B) an adjusted issue price as set forth in Section 3.22(f) of the applicable Business Schedules;

                        (ii) all schedules and projections of taxable income and
                  distributions furnished by the Company or the Selling Subsidiaries to the Buyer with respect to any such REMIC Regular Interest are correct based on their assumptions; provided, however, that no representation is made regarding the accuracy of those assumptions; and

                        (iii) it has been held at all times by the Company or
                  the Selling Subsidiaries.

                  (g) With respect to the NIMS Issuer:

                        (i) it is not an association taxable as a corporation, a
                  publicly traded partnership within the meaning of Section 7704 of the Tax Code, or a taxable mortgage pool within the meaning of Section 7701(i) of the Tax Code;

                        (ii) the NIMS Notes are indebtedness of the NIMS Issuer
                  for all purposes of the Tax Code;

                        (iii) as of December 31, 2001, it had a basis in its
                  assets and adjusted issue price for the NIMS Notes it issued in the amounts set forth in Section 3.22(g) of the applicable Business Schedules;

                        (iv) it has timely filed all Tax Returns required to be
                  filed by it;

                        (v) the 2001 Tax Return of the NIMS Issuer furnished by
                  the Sellers to the Buyer is true, correct and complete in all material respects, with the exception that it does not reflect certain adjustments in the basis of certain Residual Interests and IO Regular Interests held by the NIMS Issuer that are intended to be made to reflect a revaluation of such Residual Interests and IO Regular Interests as of the startup day of the REMIC that issued them, with such revaluation as of such date to be consistent with the revaluation of similar REMIC interests made in the audit of the Sellers' Tax Returns for the period ended December 31, 1997, and with such adjustments to be made in an amended Tax Return of the NIMS Issuer prepared in accordance with Section 5.19(c); and

                        (vi) the basis of the NIMS Equity in the hands of its
                  holder or holders as of December 31, 2001 was the amount set forth in Section 3.22(g) of the applicable Business Schedules.

                  (h) Except as set forth in Section 3.22(h) of the applicable Business Schedules as to each of the MESA Issuers:

                        (i) it is classified as a corporation for United States
                  federal income tax purposes;

                        (ii) it is not subject to taxation in any domestic or
                  foreign jurisdiction;

                        (iii) the MESA Notes it has issued are indebtedness of
                  the MESA Issuers for all purposes of the Tax Code;

                        (iv) it is not engaged, and has never been engaged, in a
                  United States trade or business, and will not be so treated assuming continued compliance with the terms of the Securitization Documents governing the issuance of the related MESA Notes by the parties thereto;

                        (v) it holds no assets, or interests in assets, that
                  produce income that is subject to withholding under Sections 1441 through 1446 of the Tax Code or are otherwise subject to withholding by any domestic or foreign jurisdiction;

                        (vi) it has at all times during its existence been
                  controlled by the Company and the Selling Subsidiaries;

                        (vii) any Grantor Trust created to hold the MESA
                  Collateral in connection with a Securitization qualifies as an "investment trust" within the meaning of Treasury Regulation
                  Section 301.7701-4(c)(2) and is classified as a grantor trust for federal income tax purposes;

                        (viii) as of December 31, 2001, it had a basis in its
                  REMIC assets, and an adjusted issue price for the MESA Notes it issued, equal to those shown in Section 3.22(h) of the applicable Business Schedules;

                        (ix) with respect to its REMIC assets, it has determined
                  its income and deductions in the same manner as the REMICs listed in Section 3.22(g) of the applicable Business Schedules; and

                        (x) the basis of the MESA Equity in the hands of its
                  holder or holders as of December 31, 2001 was the amount shown in Section 3.22(g) of the applicable Business Schedules.

                  (i) The transactions contemplated, including without limitation any changes in servicing fees or guarantee arrangements with respect to any REMIC, by this Agreement will not adversely affect the tax characterizations of any of the Securitizations as originally represented in connection with such Securitizations, whether or not such representations were the subject of confirming legal opinions.

                  (j) No elections have been made to treat any Securitizations, or parts thereof, as "financial asset securitization investment trusts" within the meaning of Section 860L(a) of the Tax Code.

                  (k) Each CFC Party has filed all material sales and use Tax Returns that it was required to file, and paid all Taxes shown as due thereon. Such Tax Returns are true, correct and complete. Except as provided in Section 3.22(k) of the Business Schedules, a CFC Party has collected all but an immaterial number of resale certificates or other applicable documents as required for the application of any exemption with respect to any sales or use Tax applicable to the transfer of a repurchased or repossessed asset by a CFC Party, including all but an immaterial number of resale certificates for sales of repossessed manufactured housing.

                  (l) As to any Securitization, or interest therein, not described in subsections (d) through (h) of this Section 3.22:

                        (i) the entity ("Other Securitization Entity") holding
                  the assets and issuing the securities issued in such Securitization is either a grantor trust, a partnership or a disregarded entity, and not an association taxable as a corporation, a publicly traded partnership or a taxable mortgage pool, for federal income tax purposes;

                        (ii) the Other Securitization Entity has filed Tax
                  Returns throughout its existence that are true, correct and complete in all material respects;

                        (iii) to the extent the Other Securitization Entity has
                  issued instruments designated as notes, bonds, debentures or other evidences of indebtedness, such instruments will be characterized as indebtedness for federal income tax purposes; and

                        (iv) to the extent the Other Securitization Entity has
                  issued instruments designated as certificates, units or other equity instruments, such instruments will be characterized as either evidencing a beneficial ownership interest in the assets held by such Other Securitization Entity or as evidencing ownership of an equity interest in such Other Securitization Entity itself.

             3.23. Insurance. Set forth in Section 3.23 of the applicable Business Schedules is a list of all Insurance Policies for such Purchased Business and Excluded Businesses, including summary coverage terms and expiration dates. All premiums due and payable with respect to the Insurance Policies have been timely paid. No notice of cancellation of, or indication of an intention not to renew, any material Insurance Policy has been received by the Sellers. To the Knowledge of the Sellers, all such Insurance Policies are in full force and effect and the Sellers and Mill Creek Bank are not in default under any provisions of the Insurance Policies.

             3.24. Environment, Health and Safety. The CFC Parties are in compliance in all material respects with all Environmental Laws applicable to the Purchased Businesses and the Purchased Assets and have not received written notice from any Governmental Authority or other Person alleging non-compliance or that they are otherwise liable for the clean-up or other environmental response costs pursuant to any Environmental Law.

             3.25. Accounting Controls. The CFC Parties have devised and maintained systems of internal accounting controls which they believe are sufficient to provide reasonable assurances that (a) all material transactions are executed in accordance with its management's general or specific authorization; (b) all material transactions are recorded as necessary to permit the preparation of financial statements in conformity with GAAP or any other criteria applicable to such statements; (c) access to its material property and assets is permitted only in accordance with management's general or specific authorization; and (d) the recorded accountability for items is compared with the actual levels thereof at reasonable intervals and appropriate action is taken with respect to any variances.

             3.26. Summary of Securitizations. The information set forth in
Section 3.26 of the applicable Business Schedules which identifies, among other things, all Securitizations, is true, complete and correct as of December 19, 2002.

             3.27. Representations as to Certain Purchased Assets. Exhibit A sets forth certain additional representations and warranties with respect to the Loans and the Residual Assets.

             3.28. Securities Offerings. The offering memoranda, offering circulars, prospectuses and any other offering documents or registration statements for the offering of securities, and any amendments or supplements thereto, distributed, delivered or filed in connection with the Securitizations of the CFC Parties, including, without limitation, the offering materials related to the NIMS Trust and the MESA Notes, as of their dates, did not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

             3.29. No Powers of Attorney. Except as set forth in Section 3.29 of the applicable Business Schedules, no CFC Party has any powers of attorney or comparable delegations of authority outstanding with respect to the Purchased Assets.

             3.30. Securities Laws Matters; No Registration. No trust, arrangement, issuer or other entity will be required to register as an investment company under the Investment Company Act of 1940, as amended, and no issue of securities or securities transaction will be required to be registered under the Securities Act of 1933, as amended, as a result of the sale of Purchased Assets pursuant to this Agreement. The Buyer will be an eligible transferee of any Residual Assets to be transferred to the Buyer under this Agreement in accordance with the documents governing each Securitization and any such transfer will be completed in accordance with such documents. The statutory or regulatory foundations for exemptions from registration under the Investment Company Act of 1940, as amended, on which the Securitizations rely include only Rule 3a-7, Section 3(c)(5)(C) and Section 3(c)(5)(A) of the Investment Company Act of 1940, as amended.

             3.31. Green Tree RECS II Guaranty Corporation. Except as set forth in Section 3.31 of the applicable Business Schedules, Green Tree RECS II Guaranty Corporation ("RECS") has no outstanding indebtedness or other Liabilities or Guarantees in favor of any other Person. Section 3.31 of the applicable Business Schedules contains a complete and accurate list of all Contracts to which RECS is a party, in each case including all amendments and modifications thereto (the "RECS Contracts"). To the Sellers' Knowledge, there are no disputes, oral agreements or forbearance programs in effect as to any of the RECS Contracts. There has not occurred any default by RECS under any of the RECS Contracts, and to the Knowledge of the Sellers, there has not occurred any default thereunder by any other party thereto. RECS has complied with all terms and conditions of its Organizational Documents.

             3.32. Conseco HE/HI 2001-B-2, Inc. Conseco HE/HI 2001-B-2, Inc. has no assets, properties, Contracts or rights which constitute Purchased Assets.

             3.33. Conseco Finance Securitizations Corp. Except as set forth in
Section 3.33 of the applicable Business Schedules, Conseco Finance Securitizations Corp. has no assets, properties or rights which constitute Purchased Assets. Except as set forth in Section 3.33 of the applicable Business Schedules, Conseco Finance Securitizations Corp. has no indebtedness or other Liabilities or Guarantees in favor of any other Person. Section 3.33 of the applicable Business Schedules contains a complete and accurate list of all Contracts to which Conseco Finance Securitizations Corp. is a party, in each case including all amendments and modifications thereto (the "CFSC Contracts"). Except as set forth in Section 3.33 of the applicable Business Schedules, to the Sellers' Knowledge, there are no disputes, oral agreements or forbearance programs in effect as to any CFSC Contracts. Except as set forth in Section 3.33 of the applicable Business Schedules, there has not occurred any default by Conseco Finance Securitizations Corp. under any of the CFSC Contracts. To the Knowledge of the Sellers, there has not occurred any default thereunder by any other party thereto. Conseco Finance Securitizations Corp. has complied with all terms and conditions of its Organizational Documents.

             3.34. Green Tree First GP Inc. Except as set forth in Section 3.34 of the applicable Business Schedules, Green Tree First GP Inc. has no outstanding indebtedness or other Liabilities or Guarantees in favor of any other Person. Section 3.34 of the applicable Business Schedules contains a complete and accurate list of all Contracts to which Green Tree First GP Inc. is a party, in each case including all amendments and modifications thereto (the "GTF Contracts"). To the Sellers' Knowledge, there are no disputes, oral agreements or forbearance programs in effect as to any of the GTF Contracts. There has not occurred any default by Green Tree First GP Inc. under any of the GTF Contracts, and to the Knowledge of the Sellers, there has not occurred any default thereunder by any other party thereto. Green Tree First GP Inc. has complied with all terms and conditions of its Organizational Documents.

             3.35. Green Tree Second GP Inc. Except as set forth in Section 3.35 of the applicable Business Schedules, Green Tree Second GP Inc. has no outstanding indebtedness or other Liabilities or Guarantees in favor of any other Person. Section 3.35 of the applicable Business Schedules contains a complete and accurate list of all Contracts to which Green Tree Second GP Inc. is a party, in each case including all amendments and modifications thereto (the "GTS Contracts"). To the Sellers' Knowledge, there are no disputes, oral agreements or forbearance programs in effect as to any of the GTS Contracts. There has not occurred any default by Green Tree Second GP Inc. under any of the GTS Contracts, and to the Knowledge of the Sellers, there has not occurred any default thereunder by any other party thereto. Green Tree Second GP Inc. has complied with all terms and conditions of its Organizational Documents.

             3.36. Conseco Finance Advance Receivables Corp. Except for the Servicer Advance Facility, Conseco Finance Advance Receivables Corp. has no outstanding indebtedness or other Liabilities or Guarantees in favor of any other Person. The Contracts executed in connection with the Servicer Advance Facility, including all amendments and modifications thereto (the "CFARC Contracts"), are all of the Contracts to which Conseco Finance Advance Receivables Corp. is a party. The Sellers have delivered all CFARC Contracts to the Buyer. To the Sellers' Knowledge, there are no disputes, oral agreements or forbearance programs in effect as to any of the CFARC Contracts. Except as set forth in Section 3.36 of the applicable Business Schedules, there has not occurred any default by Conseco Finance Advance Receivables Corp. under any of the CFARC Contracts, and to the Knowledge of the Sellers, there has not occurred any default thereunder by any other party thereto. Conseco Finance Advance Receivables Corp. has complied with all terms and conditions of its Organizational Documents.

             3.37. Conseco Finance Liquidation Expense Advance Receivables 2002-B Corp. Except for the Clear Facility, Conseco Finance Liquidation Expense Advance Receivables 2002-B Corp. has no outstanding indebtedness or other Liabilities or Guarantees in favor of any other Person. The Contracts executed in connection with the Clear Facility, including all amendments and modifications thereto (the "CFLEAR 2002-B C Contracts"), are all of the Contracts to which Conseco Finance Liquidation Expense Advance Receivables 2002-B Corp. is a party. The Sellers have delivered all CFLEAR 2002-B C Contracts to the Buyer. To the Sellers' Knowledge, there are no disputes, oral agreements or forbearance programs in effect as to any of the CFLEAR 2002-B C Contracts. Except as set forth in Section 3.37 of the applicable Business Schedules, there has not occurred any default by Conseco Finance Liquidation Expense Advance Receivables 2002-B Corp. under any of the CFLEAR 2002-B C Contracts, and to the Knowledge of the Sellers, there has not occurred any default thereunder by any other party thereto. Conseco Finance Liquidation Expense Advance Receivables 2002-B Corp. has complied with all terms and conditions of its Organizational Documents.

             3.38. Convergent Lending Services, LLC. Except as set forth in
Section 3.38 of the applicable Business Schedules, Convergent Lending Services, LLC has no outstanding indebtedness or other Liabilities or Guarantees in favor of any other Person. Section 3.38 of the applicable Business Schedules contains a complete and accurate list of all Contracts to which Convergent Lending Services, LLC is a party, in each case including all amendments and modifications thereto (the "Convergent Contracts"). To the Sellers' Knowledge, there are no disputes, oral agreements or forbearance programs in effect as to any of the Convergent Contracts. There has not occurred any default by Convergent Lending Services, LLC under any of the Convergent Contracts, and to the Knowledge of the Sellers, there has not occurred any default thereunder by any other party thereto. Convergent Lending Services, LLC has complied with all terms and conditions of its Organizational Documents.

                                  ARTICLE IV.

                   REPRESENTATIONS AND WARRANTIES OF THE BUYER

                  As a material inducement to the Sellers to enter into this Agreement, the Buyer hereby represents and warrants to the Sellers the following:

             4.1. Organization and Corporate Power. The Buyer is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware, with the requisite power and authority to enter into this Agreement and the other Transaction Documents to which the Buyer is a party and perform its obligations hereunder and thereunder.

             4.2. Authorization of Transaction. The execution, delivery and performance of this Agreement and the other Transaction Documents to which the Buyer is a party have been duly and validly authorized by all requisite action on the part of the Buyer, and no other corporate proceedings on its part are necessary to authorize the execution, delivery or performance of this Agreement. This Agreement constitutes, and each of the other Transaction Documents to which the Buyer is a party shall when executed constitute, a valid and binding obligation of the Buyer, enforceable in accordance with their respective terms, except as such enforceability may be limited by applicable receivership, conservatorship and supervisory powers of bank regulatory agencies generally as well as by bankruptcy, insolvency, moratorium, reorganization or similar laws in effect which affect the enforcement of creditors' rights generally, or rules of law governing specific performance, equitable relief and other equitable remedies.

             4.3. No Violation. The Buyer is not subject to or obligated under its Organizational Documents, any applicable Law or any Contract, or any license, franchise or permit, which would be breached or violated by its execution, delivery or performance of this Agreement and the other Transaction Documents to which the Buyer is a party.

             4.4. Governmental Authorities and Consents. Except as required by
(a) the Finance Laws, (b) the Insurance Laws and (c) the Change in Bank Control Act and Utah banking Laws with respect to the change of control of Mill Creek Bank, the Buyer is not required to submit any notice, report or other filing with any Governmental Authority, and no consent, approval or authorization of any Governmental Authority or any other Person is required to be obtained by the Buyer, in connection with the execution or delivery by it of this Agreement and the other Transaction Documents to which the Buyer is a party or the consummation of the transactions contemplated hereby or thereby, except for the filing and expiration or termination of the waiting period under the HSR Act. Except for the consents, approvals and authorizations related to the conditions set forth in Section 6.11(b) and (c) hereof, the Buyer is not aware of any fact or circumstance relating to the Buyer which would prohibit or unduly restrict the Buyer or any of the Sellers from obtaining any consent, approval or authorization of any Governmental Authority or any other person which is required to be obtained in connection with the transactions contemplated by this Agreement.

             4.5. Litigation. As of the date hereof, there are no claims, actions, suits, investigations, proceedings or orders pending or, to the Buyer's knowledge, threatened against or affecting the Buyer at law or in equity, or before or by any Governmental Authority, which would adversely affect the Buyer's performance under this Agreement and the other Transaction Documents to which the Buyer is a party or the consummation of the transactions contemplated hereby or thereby.

             4.6. Brokerage. No Person has any claim for brokerage commissions, finders' fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by or on behalf of the Buyer.

             4.7. Availability of Funds. The Buyer has obtained commitment letters (true and correct copies of which have heretofore been provided to the Company) from financial institutions to borrow sufficient funds to enable it to consummate the transactions contemplated by this Agreement. At the Closing, the Buyer will have sufficient funds to enable it to consummate the transactions contemplated by this Agreement.

             4.8. Stock Purchase. The Shares of any Subject Subsidiary purchased by the Buyer pursuant to this Agreement, if any, are being purchased for investment only and not with a view to any public distribution thereof, and the Buyer will not offer to sell or otherwise dispose of such Shares so purchased by it in violation of any of the registration requirements of the Securities Act of 1933, as amended, or any applicable state securities laws.

             4.9. Knowledge. As of the date hereof, the Buyer has no actual knowledge of any change, circumstance, breach or event which constitutes or has resulted in a Material Adverse Effect.

                                   ARTICLE V.

                              ADDITIONAL AGREEMENTS

             5.1. Tax Matters.

                  (a) Transfer Taxes. All transfer, documentary, sales, use, stamp, registration and other such Taxes and fees (including any penalties and interest thereon) incurred in connection with this Agreement shall be paid by the Sellers when due, and the Sellers shall, at their own expense, file all necessary Tax Returns and other documentation with respect to all such transfer, documentary, sales, use, stamp, registration and other Taxes and fees, and if required by applicable law, the Buyer shall join in the execution of any such Tax Returns and other documentation; provided, however, the Sellers and the Buyer hereby waive any requirements under any bulk sale rule arising from any transaction under this Agreement that relates to the application of any sales or use Taxes.

                  (b) Tax Sharing and Indemnification.

                        (i) The Sellers shall indemnify and hold harmless the
                  Buyer and its Affiliates, each Subject Subsidiary, each Subsidiary of any Subject Subsidiary, and their respective directors, officers, employees, representatives, agents, successors and assigns with respect to any and all Losses that may be imposed on the Buyer, any Subject Subsidiary, any Subsidiary of any Subject Subsidiary, or in respect of the Purchased Assets resulting from (A) any Taxes of any CFC Party for any Pre-Closing Tax Period, (B) any Taxes of any Affiliated Group that includes Parent or any CFC Party, including any Liability for Tax under Treasury Regulation
                  Section 1.1502-6 or any comparable state, local or foreign Tax provision, except for any Taxes of any Subject Subsidiary (or a Subsidiary of a Subject Subsidiary after the Closing Date) for any Post-Closing Tax Period relating to an Affiliated Group of which the Subject Subsidiary (or such Subsidiary of a Subject Subsidiary) is a member after the Closing Date, (C) any breach of any representation or warranty of the Sellers contained in Section 3.22 or any schedule delivered pursuant thereto, (D) any Taxes arising ------------ from a Section 338 Election with respect to any CFC Party, or (E) any Taxes arising out of the application of any bulk sale rule under federal, state, local or foreign law to any transaction contemplated by this Agreement including Taxes resulting from the failure to comply with any such bulk sale rule applicable in respect of any sales and use taxes.

                        (ii) For any federal, state, local or foreign Tax
                  purposes, Taxes, if any, attributable to a Straddle Period of any Subject Subsidiary or any Subsidiary of a Subject Subsidiary shall be allocated to (A) the Sellers for the Pre-Closing Tax Period, and (B) the Buyer for the Post-Closing Tax Period. For purposes of the preceding sentence, Taxes for the Pre-Closing Tax Period and for the Post-Closing Tax Period of each Straddle Period shall be determined on the basis of an interim closing of the books as of the close of business on the Closing Date as if such Straddle Period consisted of one Taxable period ending at the close of business on the Closing Date followed by a Taxable period beginning on the day following the Closing Date. For purposes of this subparagraph
                  (ii), exemptions, allowances or deductions that are calculated on an annual basis, such as the deduction for depreciation, shall be apportioned on a daily basis. Real, personal and intangible property Taxes of any Selling Subsidiary or any Subsidiary of any Subject Subsidiary or any Subsidiary of a Subject Subsidiary shall be equal to the amount of such property Taxes for the entire Straddle Period multiplied by a fraction, the numerator of which is the number of days during the Straddle Period that are in the Pre-Closing Tax Period and the denominator of which is the total number of days in the Straddle Period. For purposes of this Section 5.1 and the representation contained in Section 3.22, any Tax that is based in whole or in part on income earned during a particular Taxable period shall be deemed to be a Tax attributable to and imposed in respect of such Taxable period; provided, that for purposes of this sentence, the term "Taxable period" shall include any portion of a Taxable period that ends on and includes the Closing Date.

                        (iii) Except as otherwise provided in Section 5.1, if a
                  payment is required under Section 5.1, the Sellers shall discharge their obligation by paying the amount due not later than 10 days after notice to the Sellers stating that an amount is owed under Section 5.1 to the Buyer, the amount thereof, and that an indemnity payment is requested.

                        (iv) For the avoidance of doubt, any amount payable by
                  the Sellers pursuant to Section 5.1(a) shall be reduced by any estimated tax paid prior to

                  Closing with respect to the Tax for which Buyer would otherwise have been liable under Section 5.1(b)(i).

                  (c) Tax Returns.

                        (i) The Sellers shall prepare or cause to be prepared,
                  and file or cause to be filed, all Tax Returns of each CFC Party, including consolidated, combined or unitary Tax Returns which include any CFC Party, for all Taxable periods of each CFC Party that end on or prior to the Closing Date. All such Tax Returns shall be prepared on a basis that is consistent with the manner in which the Sellers prepared or filed such Tax Returns for prior periods. No later than 30 days prior to the due date of such Tax Returns, the Sellers shall provide the Buyer with copies of (A) in the case of consolidated, combined or unitary Tax Returns that include a Subject Subsidiary and any Subsidiary of such Subject Subsidiary, pro forma materials for each Subject Subsidiary to be included in such consolidated, combined or unitary Tax Returns, (B) all other Tax Returns prepared by Sellers pursuant to Section 5.1(c), and (C) such work papers and other documents as may be reasonably necessary to determine the accuracy and completeness of such materials or Tax Returns. If the Buyer notifies the Sellers in writing within 10 days after receiving such materials or a Tax Return of any comments of the Buyer, the Sellers shall incorporate any such reasonable comments provided by the Buyer. If Sellers dispute the reasonableness of any such comment by the Buyer, such dispute shall be resolved by a "Big Four" accounting firm as selected by the Buyer in its discretion (other than an accounting firm regularly and materially used by the Buyer or its Affiliates) and such Tax Returns (or any amendment to such return) shall be filed in a manner consistent with resolution of such dispute. The Sellers shall, upon the Buyer's request, make reasonably available to the Buyer at a mutually convenient time and location any personnel involved in the preparation of any materials or Tax Return subject to this Section 5.1(c)(i)(A) and (B) for the purpose of answering any questions the Buyer may have regarding any such materials or Tax Return or the manner in which the same was prepared. The Buyer shall be responsible for filing all Tax Returns required to be filed by or on behalf of each Subject Subsidiary and each Subsidiary of any Subject Subsidiary for Taxable periods ending after the Closing Date.

                        (ii) With respect to any Tax Return required to be filed
                  by the Buyer pursuant to subparagraph (i) above for a Straddle Period of any Subject Subsidiary or any Subsidiary of a Subject Subsidiary, the Buyer shall provide the Company with true copies of each of such completed Tax Returns, such work papers and other documents as may be reasonably necessary to determine the accuracy and completeness of such Tax Returns, and a statement setting forth the amount of Tax shown on such Tax Return that is allocable to the Sellers pursuant to subparagraph (ii) of paragraph (b) above (the "Statement") at least 30 days prior to the due date for the filing of such Tax Return. If the Company notifies the Buyer in writing within 10 days after receiving the Statement that the Company questions the information contained therein, then a "Big Four" accounting firm as selected by the Buyer in its discretion (other than an accounting firm regularly and materially used by the Buyer or its Affiliates) shall be instructed to review the Statement and determine its accuracy and reasonableness within 15 days. If such accounting firm determines that the Statement is accurate, or if the Company does not provide any such notification, then not later than five days before the due date for payment of Taxes with respect to such Tax Return, the Sellers shall pay to the Buyer an amount equal to the Taxes shown on the Statement as being allocable to the Sellers pursuant to subparagraph (ii) of paragraph (a) above. If the accounting firm appointed to review a Statement pursuant to the foregoing procedure in this Section 5.1(c)(ii) determines that the Statement is inaccurate, the Buyer will amend the Statement and any related Tax Returns in a manner consistent with removing any such inaccuracy, and the Sellers shall pay the amount due to the Buyer within five days of the receipt of the amended Statement.

                        (iii) After the Closing Date, the Buyer and the Sellers
                  shall provide each other with reasonable cooperation in connection with the preparation of Tax Returns of the CFC Parties and shall make available to the other and to any Taxing authority, as reasonably requested, all information, records or documents relating to Tax liabilities or potential Tax liabilities of the Selling Subsidiaries and their Subsidiaries for all periods prior to or including the Closing Date and shall preserve all such information, records and documents until the expiration of any statute of limitations or extensions thereof.

                  (d) Tax Contests. The Buyer shall promptly notify the Company in writing upon receipt by the Buyer, any Subject Subsidiary or any Subsidiary thereof of written notice of any Tax Proceeding in respect of any Subject Subsidiary or any Affiliate of any Subject Subsidiary which, if determined adversely to the taxpayer, may be grounds for indemnification under this Section
5.1. Notwithstanding the foregoing, the failure of the Buyer to give notice under the preceding sentence shall not affect the Buyer's right to indemnification or relieve the Sellers of any other obligations hereunder unless such failure shall preclude the defense of such claim and the Sellers have been materially prejudiced by the Buyer's failure to give such notice, in which case the Sellers shall be relieved from their obligations under Section 5.1 only to the extent of such material prejudice. After notice to the Buyer, the Sellers will have the right to elect to assume the defense of any such Tax Proceeding at the Sellers' own expense. The Buyer and its representatives shall have the right to observe any such Tax Proceeding with counsel of its choice and at its own expense and to receive in advance copies of all submissions to be made to any Tax authority or to any court. The Sellers, in exercising their control of any such Tax Proceeding, shall consider in good faith all comments and suggestions of the Buyer in respect of such Tax Proceeding, including but not limited to comments on submissions and overall strategy. In the event that issues relating to potential adjustment for which the Sellers may be held liable are required to be dealt with in the same Tax Proceeding as separate issues relating to a potential adjustment for which the Buyer, a Subject Subsidiary, a Subsidiary of a Subject Subsidiary or an Affiliate thereof may be liable, the Buyer shall have the right, at its own expense, to control the Tax Proceeding with respect to the latter issues. Under waiver of its right to indemnity hereunder, the Buyer may take sole control of any Tax Proceeding, at its sole cost and expense, and in such case the Sellers shall have no right to observe or participate in such Tax Proceeding. The Sellers shall not enter into any compromise or agreement to settle any claim in a Tax

Proceeding involving Liability for Taxes of a Subject Subsidiary, a Subsidiary of a Subject Subsidiary, or for which the Sellers may otherwise be required to indemnify the Buyer under this Agreement without the consent of the Buyer, such consent not to be unreasonably withheld. Any refund received by the Buyer or any Affiliate thereof of Taxes with respect to which the Sellers have made payment pursuant to its obligation under Section 5.1(b) shall be for the account of the Sellers.

                  (e) Tax Sharing Agreements. Any and all Tax sharing, Tax indemnity or Tax allocation agreements between any Seller, a Subject Subsidiary and/or any Affiliate thereof that were in effect at any time on or prior to the Closing shall terminate not later than the Closing. No further amounts shall be payable by any the Buyer, any Subject Subsidiary, any Subsidiary of a Subject Subsidiary or any Affiliate thereof under such agreements following the Closing and the Buyer, any Subject Subsidiary, any Subsidiary of a Subject Subsidiary, or any Affiliate thereof shall have no further obligations thereunder following the Closing. Notwithstanding the foregoing, with respect to the filing of consolidated income Tax Returns to the extent permitted by law each Subject Subsidiary shall elect to relinquish any carryback period which would include any Pre-Closing Tax Period with respect to carrybacks of net operating losses, net capital losses, unused tax credits and other deductible or creditable tax attributes.

                  (f) Claims Adjusted for Tax Benefits. The amount of any indemnity payment owed by the Sellers to the Buyer under this Section 5.1 shall be adjusted if such indemnity payment is made in connection with (i) the purchase of Purchased Businesses or (ii) the purchase of any Subject Subsidiary or any Subsidiary of any Subject Subsidiary if a Section 338 Election is made with respect to such purchase. The amount of any such indemnity payment shall be reduced to take account of any net Tax benefit realized by the Buyer arising from the item resulting in such indemnity payment, and increased by any net Tax cost realized by the Buyer as a result of the receipt of such indemnity payment being treated as income or as a reduction in purchase price. For purposes of this Section 5.1(f), (x) any net Tax benefit shall be calculated by discounting (based on semi-annual compounding) the Tax benefit from the date it is expected to be realized to the date the indemnity payment is made using a discount rate equal to the overpayment rate contained in Section 6621(a)(1) of the Tax Code and (y) any net Tax cost shall be calculated by increasing the indemnity payment by an interest factor (based on semi-annual compounding) equal to the overpayment rate contained in Section 6621(a)(1) of the Tax Code from the Closing Date to the date the indemnity payment is made.

                  (g) Allocation. Prior to the Closing, the Parties shall endeavor to agree upon an allocation of the Purchase Price and the Assumed Liabilities among the Purchased Assets. If the Parties agree upon such an allocation, such allocation shall be used for all purposes, including Tax and financial accounting purposes and including with respect to any Section 338 Election. The Sellers, their Affiliates and the Buyer will file all Tax Returns (including amended returns and claims for refund) and information reports in a manner consistent with such allocation. Without limiting the generality of the foregoing, the Buyer's allocation of the adjusted grossed-up basis (within the meaning of Treasury Regulation Section 1.338-5) and the Sellers' allocation of the aggregate deemed sales price (within the meaning of Treasury Regulation
Section 1.338-4) shall be consistent with such allocation.

                  (h) Cooperation on Tax Matters.

                        (i) The Buyer and the Sellers shall cooperate fully, as
                  and to the extent reasonably requested by any Party, in connection with the filing of Tax Returns for the Purchased Businesses, including without limitation any REMICs listed on the Business Schedules, and any Tax Proceeding in respect of the Purchased Businesses. Such cooperation shall include the retention and (upon any Party's request) the provision of records and information which are reasonably relevant to any such Tax Proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. The Buyer and the Sellers agree (A) to retain all books and records with respect to Tax matters and pertinent to the Purchased Businesses until the expiration of the statute of limitations (and, to the extent notified by the other Party, any extensions thereof) for the respective taxable periods, and to abide by all record retention agreements entered into with any taxing authority, and (B) to give the other Party reasonable written notice prior to transferring, destroying or discarding any such books and records and, if the other Party so requests, such Party shall allow the other Party to take possession of such books and records.

                        (ii) To facilitate the Buyer's decision on whether to
                  acquire assets through an election to purchase the Shares of a Subject Subsidiary under Section 2.1(b), and whether to effect a Section 338 Election in respect to one or more Subject Subsidiaries, the Sellers shall deliver to the Buyer as promptly as practicable following the execution and delivery of this Agreement any and all information reasonably requested by the Buyer in connection with determining the expected Tax consequences of the transactions contemplated by this Agreement (such information to include, without limitation, information regarding the Tax attributes of the Sellers including information regarding the adjusted tax basis of each asset owned by any Selling Subsidiary). Such information shall be provided at the Sellers' expense and shall be the most current information reasonably available; provided, however, that all such information shall be current as of a date no earlier than September 30, 2002.

                  (i) Tax Election. In any case in which the Buyer elects a Stock Sale, the Sellers will, at the Buyer's request no later than six months after the Closing Date join in treating the transaction as a purchase of assets for Tax purposes through an election under Tax Code Section 338(h)(10) and any analogous provision of state, local or foreign Law (a "Section 338 Election"). The Buyer shall provide to the Sellers (i) a draft Internal Revenue Service Form 8023 no later than eight months after the Closing Date prepared in a manner consistent with Section 5.1(g) and (ii) any other forms necessary to effect the
Section 338 Election under state, local or foreign Law no later than 30 days prior to the due date thereof. Any dispute with respect to such forms shall be resolved in the manner set forth in Section 5.1(c)(i) and such forms shall be executed on behalf of the Sellers and delivered to the Buyer at least 15 days prior to the last day for filing such forms when due and in the manner required under applicable Law. The Buyer may make such requests separately with respect to a Section 338 Election with respect to any Subject Subsidiary and any Subsidiary of any Subject Subsidiary. If the Buyer requests that one or more Section 338 Elections be made with respect to any Subject Subsidiary and/or any Subsidiary of any Subject Subsidiary, then Section 5.1(g) shall apply to determine the allocation of the Purchase Price and other relevant items among the assets of the Subject Subsidiaries and, if applicable, one or more of its Subsidiaries. The Sellers shall deliver to the Buyer as promptly as practicable, and in any event no later than May 1, 2003, any and all information in connection with determining whether to make any Section 338 Election (such information to include, without limitation, the adjusted tax basis of each asset owned by any Selling Subsidiary and the Sellers' (and any Affiliate of the Sellers') tax basis in the stock of each Selling Subsidiary). Any and all information provided pursuant to this Section 5.1(i) shall be provided at the Sellers' expense and shall be the most current information reasonably available; provided, however, that (x) all such information provided shall be current as of no earlier than September 30, 2002, (y) the Sellers shall deliver to the Buyer as promptly as practicable, and in any event within 20 days of receipt of the Buyer's request therefor, updates of the information provided pursuant to (x) of this proviso that is current as of no earlier than December 31, 2002.

             5.2. Access to Information and Facilities. The Sellers agree that, during the Pre-Closing Period, the Buyer and its representatives shall, upon reasonable notice and so long as such access does not unreasonably interfere with the business operations of any CFC Party, have full access to all Facilities, officers and management employees (and the Sellers shall use their commercially reasonable efforts to cause the CFC Parties' independent accountants to be available to the Buyer on the same basis) and shall be entitled to make such reasonable investigation of the properties, businesses and operations of the CFC Parties and such examination of the Records and financial condition of the CFC Parties as it reasonably requests.

             5.3. Confidentiality.

                  (a) The Buyer acknowledges that all information provided to it and any of its Affiliates, employees, agents and representatives by the Sellers and their respective Affiliates, employees, agents and representatives ("Confidential Information") is subject to the terms of the Confidentiality Agreement, the terms of which are hereby incorporated herein by reference although, notwithstanding such agreement, the Buyer may disclose Confidential Information to any nationally recognized securities or statistical rating agency if and to the extent that the Buyer determines that doing so is desirable. Effective upon, and only upon, the Closing, the Confidentiality Agreement shall terminate; provided, however, that Buyer acknowledges that the Confidentiality Agreement shall terminate only with respect to Confidential Information that relates solely to the Purchased Businesses.

                  (b) The Company agrees that, after the Closing Date, the Company shall, and shall use all reasonable efforts to cause its Affiliates and its and their directors, officers, employees and advisors to, keep the Buyer Information (as defined below) confidential following the Closing Date, except that any such Buyer Information required by law or legal or administrative process to be disclosed may be disclosed without violating the provisions of this Section 5.3(b). For purposes of this Agreement, the term "Buyer Information" shall mean all information concerning the Buyer and its Affiliates (including information relating to the Purchased Businesses or any client, customer or supplier of the Purchased Businesses).

             5.4. Conduct of the Businesses Prior to Closing. Subject to the obligations of a debtor-in-possession and any limitations on operations imposed by the Bankruptcy Court, except as otherwise expressly contemplated by this Agreement (including without limitation the filing of the Chapter 11 Case) or with the prior written consent of the Buyer, during the Pre-Closing Period, the CFC Parties shall (a) conduct the Purchased Businesses in the ordinary course of business consistent with past practice; (b) use commercially reasonable efforts to preserve intact the Purchased Businesses and the value of the Purchased Assets, to keep available the services of its current employees and agents and to maintain its relations and good will with its customers, regulators and any others with whom or with which it has business relations; (c) not take any action in violation of this Agreement; (d) file all Tax Returns when due (taking into account all extensions) and pay all Taxes when due; and (e) use all Excess Cash to repay the DIP Loan in accordance with the terms thereof, to the extent there is then outstanding indebtedness under the DIP Loan.

             5.5. Restrictions on Certain Actions. Without limiting the generality of Section 5.4, and except as otherwise set forth in Section 5.5 of the Business Schedules or as otherwise expressly provided in this Agreement, prior to the Closing, the Company shall not and shall not permit any Subsidiary, without the prior written consent of the Buyer, to:

                  (a) mortgage, pledge, assign, grant any participation or security interest in or otherwise further encumber any of the Purchased Assets;

                  (b) sell, transfer or liquidate Purchased Assets unless such sale, transfer or liquidation is in the ordinary course of business consistent with past practice and all proceeds from such activities are used to (i) reduce the Lehman Debt Amount, (ii) eliminate, discharge or reduce Assumed Liabilities or (iii) purchase, originate or acquire additional assets, properties, contracts and rights of the same type as the assets, properties, contracts and rights sold, transferred or liquidated and which are acceptable to the Buyer as Purchased Assets; provided, however, that in no event shall more than $10 million in aggregate outstanding principal balance of Purchased Assets be sold, transferred or liquidated during the Pre-Closing Period; and provided, further, that (I) the Company may sell to Lehman Brothers Holdings Inc. or its Affiliates during the period from December 19, 2002 to the Closing Date (A) up to $318 million in outstanding principal balance of Loans subject to the Lehman Warehouse Facility and (B) up to $150 million per month in outstanding principal balance of Loans originated with the proceeds of the Additional Lehman Debt, in each case provided there is a corresponding reduction in the Lehman Debt Amount and at a price at not less than such outstanding principal balance, without the prior written consent of the Buyer and (II) the Company may sell the MH Community Loans and Floorplan Certificates on economic terms not materially different than as set forth in Section 5.5 of the applicable Business Schedules and apply the net proceeds received therefrom (after repayment of related indebtedness) as required by the DIP Loan;

                  (c) amend its Organizational Documents; provided that the Company shall be entitled to convert Conseco Finance Servicing Corp., Conseco Finance Credit Corp., Conseco Finance Corp.-Alabama, Conseco Finance Advance Receivables Corp. and Conseco Finance Liquidation Expense Advance Receivables Corp. to a limited liability company;

                  (d) except for the potential sale of Conseco Finance Credit Card Funding Corp. pursuant to the transactions contemplated by the GE Approved Agreement, (i) issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase, or otherwise) any shares of its capital stock of any class or any other securities or equity equivalents; or (ii) amend in any material respect any of the terms of any such securities outstanding as of the date hereof;

                  (e) (i) split, combine or reclassify any shares of its capital stock or any other securities or equity equivalents; (ii) declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock or any other securities or equity equivalents; (iii) repurchase, redeem or otherwise acquire any of its securities; (iv) adopt a plan of complete or partial liquidation or resolutions providing for or authorizing a liquidation, dissolution, merger, consolidation, restructuring, recapitalization, or other reorganization of any CFC Party; or
(iv) repay intercompany indebtedness owed to Affiliates except in payment of services rendered;

                  (f) (i) create, incur, guarantee, or assume any indebtedness for borrowed money or otherwise become liable or responsible for the obligations of any other Person; or (ii) other than in the ordinary course of business, make any loans, advances, or capital contributions to, or investments in, any other Person (other than to wholly owned Subsidiaries or another CFC Party, except Mill Creek Bank or Mill Creek Bank Servicing Corp.) other than the DIP Loan or Additional Lehman Debt;

                  (g) except as specifically set forth in the GE Approved Agreement, or as may be required by applicable Laws, enter into, adopt or make any material amendments to or terminate any collective bargaining agreement, bonus, profit sharing, compensation, severance, termination, stock option, stock appreciation right, restricted stock, performance unit, stock equivalent, stock purchase, pension, retirement, deferred compensation, employment, severance or other employee benefit agreement, trust, plan, fund or other arrangement for the benefit or welfare of any director, officer or employee; provided that the Company and its Subsidiaries shall not be restricted from entering into, making any amendment to or terminating any agreement with an immaterial number of individual directors, officers or employees or an immaterial group of employees in the ordinary course of business;

                  (h) acquire (by merger, consolidation, or acquisition of stock or assets or otherwise) any Person, or other business organization or division thereof which would be included in the Purchased Businesses;

                  (i) make any capital expenditure or expenditures in the Purchased Businesses in excess of the aggregate amount set forth in the capital expenditures budget agreed upon by the Parties or, in the absence of such an agreement, not consistent with past practices;

                  (j) enter into, assume, amend, modify, cancel, waive or change in any respect any Assumed Agreement, any material Contract other than solely with respect to an Excluded Business or Excluded Asset, the Lehman Documents (other than any amendment to continue the forbearance period under the Lehman Forbearance Agreement, provided no such amendment includes any provision which adversely affects the Purchased Assets, the Assumed Liabilities, or the Purchase Price) or the GE Approved Agreement; provided however that the Company or any of its Subsidiaries may amend the GE Approved Agreement without the consent of the Buyer if such amendment does not adversely affect the Buyer;

                  (k) enter into any Contract with an Affiliate other than Contracts entered into in the ordinary course of business consistent with past practices, involving no more than $100,000 per Contract or series of related Contracts and that do not affect or impact the Purchased Assets or the Assumed Liabilities or interfere with or impede the consummation of the transactions contemplated hereby;

                  (l) with respect to the Purchased Businesses, change in any material respect any of the accounting principles or practices used by it, except for any change required by reason of a concurrent change in generally accepted accounting principles, or write-down the value of any assets, revalue any asset or write-off as uncollectible any receivables except in the ordinary course of business consistent with past practices;

                  (m) make any changes in material servicing, billing or collection operations or policies of the Purchased Businesses;

                  (n) with respect to the Purchased Businesses, deviate in any material respect from existing policies and procedures with respect to (i) classification of assets; (ii) accrual of interest; (iii) underwriting, pricing, originating, selling and servicing; and (iv) obtaining or extending financing and credit; or

                  (o) breach or otherwise fail to perform any of their material duties under their asset-backed securities transactions and servicing agreements other than as contemplated by the Parties in connection with the Chapter 11 Case.

                  If, prior to the Closing, the DIP Loan has been terminated, the Sellers shall agree to amend this Agreement to incorporate in all material respects into this Agreement those covenants (or portions thereof) of the "Borrower" thereunder contained in ARTICLES VI, VII and VIII of the DIP Loan as may be requested by the Buyer in good faith, other than the Excluded Covenants (as defined below) and those covenants (or portions thereof) that are not reasonably applicable to an asset seller (as opposed to a borrower). "Excluded Covenants" means the covenants contained in Section 7.9, 7.11, 8.1, 8.2, 8.3, 8.4, 8.5, 8.6, 8.9, 8.10 and 8.12 of the DIP Loan.

             5.6. Press Releases and Announcements. No press releases or public disclosure related to this Agreement and the transactions contemplated herein, or other announcements to the employees, customers or suppliers of any Party shall be issued without the mutual prior written approval of the Parties, except for any public disclosure which is required by applicable law or regulation. Prior to making any public disclosure required by applicable Law or regulation, the disclosing Party shall give the other Party a copy of the proposed disclosure and reasonable opportunity to comment on the same to the extent practicable.

             5.7. Approvals of Third Parties; Satisfaction of Conditions to Closing.

                  (a) Subject to the terms of this Agreement, the Parties will use their reasonable best efforts to cause the Closing to occur, and will cooperate with one another, to secure all necessary consents, approvals, authorizations and exemptions from Governmental Authorities and other third parties, including all consents required by Sections 6.4 and 7.4, as promptly as possible. The Sellers, with the Buyer's reasonable cooperation, will use their reasonable best efforts to obtain the satisfaction of the conditions specified in ARTICLE VI. The Buyer, with the Sellers' reasonable cooperation, will use its reasonable best efforts to obtain the satisfaction of the conditions specified in ARTICLE VII.

                  (b) The Parties shall cooperate in preparing, submitting, filing, updating and publishing (as applicable), as expeditiously as possible, all applications, notifications and other filings as may be required by or may be advisable under applicable Laws with respect to the transactions contemplated by this Agreement, including, without limitation, those of the FDIC, the State Banking Authority and any other applicable state or federal regulatory agency and those under the HSR Act. The Parties shall bear the costs and expenses of their respective filings; provided, however, that each of the Buyer and the Company shall pay one-half the filing fees in connection with the filing under the HSR Act. The Parties shall use their respective reasonable best efforts to make such filings as promptly as practicable (and in any event within 10 Business Days) following December 19, 2002. The Parties will use their commercially reasonable best efforts to obtain such approvals and accomplish such actions as expeditiously as possible (provided, however, that neither Party shall be required to agree to commercially unreasonable and materially burdensome conditions, other than any requirement that it be well-capitalized).

                  (c) The Parties shall respond to any requests for additional information made by either of such agencies, as expeditiously as possible, and to cause the waiting periods under applicable laws and regulations, including the HSR Act, to terminate or expire at the earliest possible date and to resist in good faith, at each of their respective cost and expense (including the institution or defense of legal proceedings), any assertion that the transactions contemplated hereby constitute a violation of the antitrust or competition Laws, all to the end of expediting consummation of the transactions contemplated hereby. Each of the Buyer, on the one hand, and the Sellers, on the other, shall consult with the other prior to any meetings, by telephone or in person, with the staff of the applicable Governmental Authorities, and each of Buyer and the Sellers shall have the right to have a representative present at any such meeting.

                  (d) Each Party represents, warrants and agrees that any information furnished by it for inclusion in any regulatory application will be true and complete as of the date so furnished.

             5.8. Bankruptcy Actions.

                  (a) The Company and Conseco Finance Servicing Corp. filed their respective Chapter 11 Cases on December 17, 2002. The Filing Company Subsidiaries except the SPEs commenced their Chapter 11 Cases on or before February 3, 2003. The Company may defer the commencement of a Chapter 11 Case with respect to the SPEs until such date prior to the Closing Date as shall be agreed between the Company and the Buyer, it being expressly understood that, (A) such deferred filing date shall not be later than a date as will allow, in the reasonable judgment of the Buyer and assuming, for this purpose, that the other conditions set forth in this Agreement would be satisfied, (I) the Closing to occur on a date not later than the date the Closing would have occurred but for such delayed filing and (II) the provisions of the Sale Order to be fully effective as to the SPEs and binding on holders of claims against, and interests in, the SPEs and (B) the Company and the SPEs shall take all actions within their power (including, without limitation, giving notice and taking other actions in connection with the Company's Chapter 11
Case) to allow the transfer of the Purchased Assets owned by the SPEs to take place on the Closing Date. Except for the SPEs, any other Selling Subsidiary that has not commenced a Chapter 11 Case shall not be required to file without a written amendment to this Purchase Agreement signed by the Company, the Selling Subsidiary, and the Buyer. The Sellers who have commenced a Chapter 11 Case shall obtain enter of the Sale Order by March 14, 2003 and the entry of a final 9019 Order not later than the date provided in the DIP Loan.

                  (b) The Buyer covenants and agrees that it shall cooperate with the Sellers in connection with furnishing information or documents to Sellers to satisfy the requirements of adequate assurance of future performance under section 365(f)(2)(B) of the Bankruptcy Code.

                  (c) In the event an appeal is taken, or a stay pending appeal is requested from any of the Orders of the Bankruptcy Court in connection with the sale of the Purchased Assets, the Sellers shall immediately notify the Buyer of such appeal or stay request and, upon the Buyer's request, shall provide to the Buyer within three Business Days after the Sellers' receipt thereof a copy of the related notice of appeal or order of stay. The Sellers shall also provide the Buyer with written notice of any motion or application filed in connection with any appeal from any of such Orders.

             5.9. Exclusivity; No Solicitation of Transactions. The Sellers represent that, other than the transactions contemplated by this Agreement, they are not parties to or bound by any agreement with respect to a possible merger, sale, restructuring, refinancing or other disposition of all or any material part of the Purchased Businesses or the Purchased Assets. Prior to the entry of the Bidding Procedures Order on the Bankruptcy Court's docket, the Sellers shall not, directly or indirectly, (a) solicit or participate in negotiations or discussions regarding any Acquisition Proposal, regardless of whether such offer was unsolicited, or furnish any information with respect to, assist or participate in or facilitate in any other manner any effort or attempt by any Person (other than the Buyer and its Affiliates) to do or seek to do any of the foregoing, (b) execute an agreement with respect to an Acquisition Proposal, or
(c) except as provided in this Agreement, seek or support Bankruptcy Court approval of a motion or Order inconsistent in any way with the transactions contemplated in this Agreement. Subsequent to the entry of the Bidding Procedures Order on the Bankruptcy Court's docket, the Sellers shall not, directly or indirectly, through any officer, director, employee, agent, professional or advisor, solicit any Acquisition Proposal (other than as expressly permitted under the Bidding Procedures Order) or participate in any negotiations or discussions with respect to any Acquisition Proposal; provided, however, that after entry of the Bidding Procedures Order on the Bankruptcy Court's docket, nothing herein shall preclude the Sellers from taking any action in the Chapter 11 Case seeking to sell, pursuant to a Qualifying Bid (as defined in the Original Agreement) in connection with the Auction process established in the Bidding Procedures Order, the Purchased Assets. From the date of the issuance of the Sale Order and until the Closing Date and provided that the Buyer is proceeding in good faith to consummate the transactions contemplated hereby in a timely manner, neither the Sellers nor any of their Affiliates shall discuss, negotiate or consummate any transaction involving (i) the issuance, redemption, sale or exchange or other disposition of any equity interest in the Sellers or (ii) the sale, exchange, liquidation, reorganization, or other disposition of all or any part of the Purchased Assets. Notwithstanding the foregoing, the Sellers shall not be restricted from entering into the Backup Agreements.

             5.10. Employees.

                  (a)

                        (i) Subject to Section 5.10(a)(iii), the Buyer shall
                  offer employment, effective as of the Closing Date, to those Employees who are employed primarily in the Purchased Businesses as identified in Section 5.10(a) of the applicable Business Schedules (the "Business Employees") as of the Closing Date (other than any such Employees in respect of whom a notice of termination of employment has been given by the Company or one of its Subsidiaries); provided, however, that the Buyer shall have the option not to offer employment to some or all of the Business Employees and in lieu thereof pay severance to any such Business Employee not offered employment in accordance with the amount of severance set forth on the list which was provided to the Buyer in accordance with
                  Section 3.14. To the extent permitted under applicable Law, the payment of severance to any Business Employee not offered employment shall be reduced by any liability of the Buyer to such Business Employee under the Federal Worker Adjustment Retraining and Notification Act of 1988, as amended (the "WARN Act"), and the Sellers shall take such actions as are reasonably required, including the amendment of any severance plan or agreement covering the Business Employees, to allow for such reductions. Each Business Employee who is paid severance by the Buyer shall be required as a condition to the receipt of such severance to execute a general release in favor of the Buyer and its Affiliates and the Sellers and their Affiliates in form and substance satisfactory to the Buyer. Subject to Section 5.10(a)(iii), Liabilities for paid time off, sick leave and vacation pay for Business Employees as set forth under the heading "PTO" in Section 5.10(a) of the applicable Business Schedules shall be Assumed Liabilities hereunder.

                        (ii) Promptly following the execution of this Agreement,
                  the Sellers shall provide the Buyer with such assistance as the Buyer may request with respect to identifying employees who are not Business Employees but who perform significant support functions for the Purchased Businesses ("Support Employees"). The Buyer shall have until April 30, 2003 to determine which Support Employees shall be offered employment. The Buyer, in its sole discretion, shall have the right to offer employment to any Support Employee provided, however, that if the GE Condition is satisfied, the Buyer shall have the right to offer employment to any Support Employee (A) who performs significant support functions for the Purchased Businesses, (unless the Buyer agrees that GE may offer employment to any such employee), (B) who performs significant support functions in the HI Origination Business or the PL Business, subject to the prior consent of GE unless GE does not offer employment to such employees, (C) listed under the "Unallocated" heading on Section 5.10(a) of the Business Schedules, subject to the fourth sentence of this Section 5.10(a)(ii) and except for Gayle Mines and Ann Heefer and (D) except Chad Cook and Kevin Van Voorst listed on Section 5.10(a) of the Business Schedules. Support Employees listed under the heading "Unallocated Risk Management Employees" on
                  Section 5.10(a) of the Business Schedules ("URM Employees") shall be offered employment by such joint venture as the Buyer and GE shall establish (the "JV Arrangements") in accordance with such terms as mutually agreed upon by the parties to the JV Arrangements, including an allocation of costs within the joint venture based on the proportion of work done for each respective joint venture party, and Buyer shall not offer employment to any URM Employee, except that if the Closing Date occurs prior to the closing of the transactions contemplated by the GE Approved Agreement, the Buyer may offer employment to URM Employees. If the Buyer has offered employment to URM Employees (pursuant to the above sentence), any such employees who accept the Buyer's offer shall remain employees of Buyer until the closing of transactions contemplated by the GE Approved Agreement, and thereafter shall be employed pursuant to the JV Arrangements, except that if the GE Approved Agreement is terminated, such URM Employees shall continue as employees of the Buyer. During such time as any URM Employees are employed by the Buyer prior to either the closing of the transactions contemplated by the GE Approved Agreement or, in the event of the termination of the GE Approved Agreement, such time that the Sellers sell or liquidate the Excluded Businesses (but in no event later than six months following the Closing Date) such employees shall continue to provide support services to the Excluded Businesses, and the Sellers (or GE if appropriate) shall reimburse the Buyer for the proportionate cost of employing such URM Employees, based on the percentage of such employees' time dedicated to the Excluded Businesses, as mutually determined by the Buyer and the Sellers in good faith. Except with respect to URM Employees who are employed jointly pursuant to the JV Arrangements as described herein, the Buyer shall have no Liability whatsoever for Support Employees who are not offered employment or who do not accept such offers of employment. Liabilities for paid time off, sick leave and vacation pay for Support Employees who are hired pursuant to this paragraph (ii) as set forth under the heading, "PTO", on a schedule that was provided to the Buyer shall be Assumed Liabilities hereunder.

                        (iii) Promptly following the execution of this
                  Agreement, the Sellers shall provide the Buyer and its representatives, advisors and accountants with such assistance as the Buyer may request with respect to identifying any Employees who are included in Section 5.10(a) of the applicable Business Schedules who are corporate-level Employees whose costs may have been allocated to one or more of the Purchased Businesses. Any such employees whose salary and wages have been historically (over the past 12 months) allocated to, or otherwise treated as, corporate overhead expense may, at the Buyer's option, be excluded from the definition of Business Employees (and therefore from Section 5.10(a) of the applicable Business Schedules). The Buyers shall have no Liability whatsoever for Employees who are so excluded from the definition of Business Employees (and Section 5.10(a) of the applicable Business Schedules).

                        (iv) If the GE Condition is satisfied, notwithstanding
                  anything to the contrary in Section 5.10(a), the Buyer shall offer employment to all employees listed on the IT Employees portion of Section 5.10(a) of the applicable Business Schedules where such employees are listed under the "CFN" column ("Buyer IT Employees") and the Buyer shall not offer employment to any employees listed on the IT Employees portion of Section 5.10(a) of the applicable Business Schedules where such employees are listed under the "GE PL/HI/CI" column ("GE IT Employees"). If the GE Condition is satisfied, (A) the Buyer will assume severance and paid time off, sick leave and vacation pay obligations (on a basis otherwise consistent with this Section 5.10 and as set forth on the list provided pursuant to Section 3.14) with respect to Buyer IT Employees and will assume no Liabilities for paid time off, sick leave and vacation pay as set forth under the heading "PTO" on the schedule that was provided to the Buyer pursuant to Section
                  3.14 or severance with respect to GE IT Employees and (B) no GE IT Employees will be Business Employees.

                  (b) Those Business Employees and Support Employees who are offered employment and accept such offers of employment and become employees of the Buyer are referred to herein as the "Transferred Employees". Each such offer of employment shall be at the same salary or wage level (and on substantially the same terms and conditions) applicable to each such Transferred Employee immediately prior to the Closing and the Buyer shall not reduce such salary or wage level during the 12-month period following the Closing. The Buyer also agrees to provide the Transferred Employees and their covered dependents with welfare and retirement benefits that are reasonable and customary for a business of the type and size of the Buyer. Except with respect to URM Employees who are employed pursuant to the JV Arrangements as described herein, the Buyer shall have no obligation to offer employment to, and shall assume no liability with respect to, any employees other than the Business Employees.

                  (c) Within 45 days of the Closing Date, the Buyer shall pay Business Employees the commissions relating to pre-Closing loan originations for the month in which the Closing occurs, as calculated under the commission program in effect immediately prior to the Closing, regardless of whether such program is in effect at any time following the Closing.

                  (d) As soon as reasonably practicable following the Closing, the Buyer or one of its Affiliates shall establish a tax-qualified deferred contribution retirement plan and, to the extent allowable by Law, the Buyer shall take any and all necessary action to cause the trustee of such plan, if requested to do so by a Transferred Employee, to accept a direct "rollover" of all or a portion of such employee's distribution (excluding "employer securities" as defined in ERISA) from any Employee Benefit Plan which is a tax-qualified retirement plan, provided that, with respect to each such plan, the Sellers have provided to the Buyer such information as requested by the Buyer sufficient to establish that such plan is qualified under Section 401(a) of the Tax Code.

                  (e) The Buyer shall pay to each Transferred Employee whose employment is terminated by the Buyer or one of its Affiliates within 12 months of the Closing Date severance equivalent to that set forth on the list which was provided to the Buyer in accordance with Section 3.14.

                  (f) The CFC Parties agree to timely perform and discharge all requirements under the WARN Act to the extent applicable and under applicable state and local laws and regulations for the notification of its Employees arising from the sale of the Purchased Assets to the Buyer up to and including the Closing Date for those employees who will become Transferred Employees effective as of the Closing Date. After the Closing Date, the Buyer shall be responsible for performing and discharging all requirements under the WARN Act and under applicable state and local laws and regulations for the notification of its employees with respect to the Purchased Assets and the Businesses. The Parties shall provide one another with all assistance reasonably requested by each Party to ensure that the Parties can comply with their respective notification requirements of the WARN Act, including assistance with the provision of such notices to Employees prior to Closing. The Buyer agrees to indemnify the Sellers and their Affiliates and their respective directors, officers, employees, consultants and agents for, and to hold them harmless from and against, any and all Losses arising or resulting, or alleged to arise or result from liabilities arising under the WARN Act with respect to any Transferred Employees or to any Business Employees not offered employment by the Buyers, provided that the Sellers have complied with the covenants set forth in
Section 5.10(a).

                  (g) To the extent permitted under the Buyer's welfare benefit plans, the Buyer shall (i) waive pre-existing condition requirements (except with respect to any pre-existing condition for which coverage was denied under any welfare benefit plan of the CFC Parties), evidence of insurability provisions, waiting period requirements or any similar provisions under any welfare benefit plans maintained by the Buyer for Transferred Employees after the Closing Date, and (ii) apply toward any deductible requirements and out-of-pocket maximum limits under its Employee welfare benefit plans any amounts paid (or accrued) by each Transferred Employee under the CFC Parties' welfare benefit plans during the applicable plan year in which the Closing Date occurs. The Buyer shall recognize for purposes of eligibility and vesting under its policies and employee benefit plans, the service of any Transferred Employee with the CFC Parties or any of their Affiliates prior to the Closing Date.

                  (h) Claims of Transferred Employees and their eligible beneficiaries and dependents for medical, dental, prescription drug, life insurance, and/or other welfare benefits ("Welfare Benefits") (other than disability benefits as described below) that are incurred before the Closing Date shall be the sole responsibility of the Sellers and the Sellers' welfare benefit plans. Claims of Transferred Employees and their eligible beneficiaries and dependents for Welfare Benefits (other than disability benefits) that are incurred on or after the Closing Date shall be the sole responsibility of the Buyer and the Buyer's welfare benefit plans. For purposes of the preceding provisions of this paragraph, a medical/dental claim shall be considered incurred on the date when the medical/dental services are rendered or medical/dental supplies are provided, and not when the condition arose or when the course of treatment began. Claims of individuals receiving long-term disability benefits under a disability plan of the Sellers or any CFC Party as of the Closing Date shall be the sole responsibility of the Sellers and such plan. Claims of Transferred Employees and their eligible beneficiaries and dependents for short-term or long-term disability benefits that are made on or after the Closing Date shall be the sole responsibility of the Buyer.

                  (i) The CFC Parties shall be responsible for satisfying obligations under Section 601 et seq. of ERISA and Section 4980B of the Tax Code, to provide continuation coverage to or with respect to any of the CFC Parties' employees and their covered dependents in accordance with law with respect to any "qualifying event" occurring on or prior to the Closing Date (including any termination of employment of an Employee which occurs in connection with the transaction contemplated herein). The Buyer shall be responsible for satisfying obligations under Section 601 et seq. of ERISA and
Section 4980B of the Tax Code, to provide continuation coverage to or with respect to any of the Transferred Employees and their covered dependents in accordance with law with respect to any "qualifying event" which occurs after the Closing Date.

                  (j) Section 5.10(j) of the Business Schedules identifies all employment, retention, severance, change in control and any other similar agreements between the Sellers or any Affiliate of the Seller and any Transferred Employee (the "Employee Agreements"). The Buyer shall have no Liability with respect to any Employee Agreement except for the Assumed Retention Agreements, copies of which have been provided to the Buyer, and then only to the extent the Employee who is a party to the Assumed Retention Agreement is not employed primarily in an Excluded Business.

             5.11. Transition. Subject to the obligations of a debtor-in-possession and any limitations on operations imposed by the Bankruptcy Court, the Sellers shall operate in good faith in an effort not to take any action which is designed, intended or might reasonably be anticipated to have the effect of discouraging customers, suppliers, vendors, service providers, employees, lessors, licensors and other business relations from maintaining the same business relationships with the Purchased Businesses after the date of this Agreement and during the Pre-Closing Period, the Sellers shall use their commercially reasonable good faith efforts to encourage customers, suppliers, vendors, service providers, employees, lessors, licensors and other business relations to maintain the same business relationships with the Purchased Businesses after the date of this Agreement. On and after the date hereof, the Sellers shall cooperate with the Buyer to identify and provide all reasonable information and access with respect to the transition services referred to in
Section 5.28 and Section 6.6.

             5.12. Seller's Trademarks. After the Closing, the Buyer may use and distribute in connection with the ownership or operation of the Purchased Business shipping materials, stationery, invoices, sales, promotional or other forms and literature comprising part of the Purchased Assets and which bear the name "Conseco" or "Conseco Finance" or the Conseco design (except as are transferred to the Buyer at Closing) only if the Buyer uses all commercially reasonable efforts to attach a sticker, name plate or other notice previously approved by the Seller which discloses the acquisition of such Purchased Asset(s) by the Buyer. Such right shall terminate 180 days following the Closing Date. Once such right has terminated, the Buyer shall deliver (or cause to be delivered) to the Sellers, destroy or cause to be destroyed (with a certification of destruction), all of such items and the Buyer further agrees that it shall immediately cease to use or display names or materials bearing the name "Conseco", "Conseco Finance" or the Conseco design trademarks or any derivative thereof.

             5.13. Notices to Obligors. No later than 15 days prior to the Closing Date, the Company shall prepare, and transmit to each Obligor on each Loan that is part of the Purchased Assets, a notice in a form satisfying the requirements, as applicable, of Regulation X of the Department of Housing and Urban Development under the Real Estate Settlement Procedures Act, as well as all other applicable legal requirements, and reasonably acceptable to the Buyer, to the effect that the Loan and, as applicable, the servicing of the Loan, will be transferred to the Buyer at Closing and directing that payments be made after the Closing Date to the Buyer at any address of the Buyer specified by the Buyer, with the Buyer's name as payee on any checks or other instruments used to make such payments and the Buyer will notify each Obligor of the effectiveness of the Closing. The Company and the Buyer shall consult and cooperate with each other in the preparation of such notices and they each shall bear one-half of the expenses incurred for the preparation and transmission of such notices. With respect to all such Loans on which payment notices or coupon books have been issued, the Buyer shall have the opportunity to prepare new payment notices or coupon books reflecting the name and address of the Buyer as the Person to whom and the place at which payments are to be made and to have such new payment notices or coupon books included with the notices prepared and transmitted by the Company.

             5.14. Non-Solicitation and Non-Competition.

                  (a) The Sellers acknowledge that the agreements and covenants contained in this Section 5.14 are essential to protect the value of the Purchased Assets being acquired by the Buyer.

                  (b) During the period commencing on the date of the Original Agreement and ending on the fifth anniversary of the Closing Date, neither the Sellers nor any of their Subsidiaries shall for themselves or on behalf of or in conjunction with any Person, directly or indirectly, solicit, endeavor to entice away from the Buyer, or otherwise directly or indirectly interfere with the relationship of the Buyer with any Person who within the prior 12 months had been an employee of the Buyer; provided, however, that the foregoing provision will not prevent the Sellers from hiring any such Person (i) who responds to a public advertisement placed by the Sellers or any of their Subsidiaries, or (ii) who has been terminated by Buyer or any of its Affiliates.

                  (c) During the period commencing on the date of the Original Agreement and ending on the fifth anniversary of the Closing Date, neither the Sellers nor any of their Subsidiaries shall participate or engage, directly or indirectly, whether as an employee, agent, officer, consultant, director, stockholder, partner, joint venturer, investor or otherwise, in the businesses of the Purchased Businesses anywhere in the world.

                  (d) The Parties agree that a monetary remedy for a breach of the agreements set forth in this Section 5.14 will be inadequate and impracticable and further agree that such a breach would cause irreparable harm, and that the non-breaching party shall be entitled to temporary and permanent injunctive relief without the necessity of proving actual damages. In the event of such a breach, the breaching party agrees that the non-breaching party shall be entitled to such injunctive relief, including temporary restraining orders, preliminary injunctions and permanent injunctions as a court of competent jurisdiction shall determine.

                  (e) If any of the provisions of this Section 5.14 is invalid in part, it shall be curtailed, as to time, location or scope, to the minimum extent required for its validity under the laws of the United States and shall be binding and enforceable with respect to the Sellers, as applicable, as so curtailed; it being the intention of the Parties that the provisions of this
Section 5.14 be enforced to the fullest extent permissible under the laws and policies of each jurisdiction in which enforcement may be sought, and that the unenforceability (or the modification to conform to such laws and policies of any provision of this Section 5.14) shall not render unenforceable or impair the remainder of the provision of this Section 5.14.

             5.15. Further Actions. Following the Closing, the Sellers agree not to take any action in the Chapter 11 Case, including, but not limited to, any action in connection with proposing or confirming any plan of reorganization that would limit, impair or adversely alter the Buyer's rights under this Agreement (but this Section shall not limit the Sellers' rights under this Agreement or the enforcement thereof).

             5.16. Further Assurances. Upon the request of the Buyer or its successors and assigns at any time after the Closing Date, the Sellers will forthwith execute and deliver such further instruments of assignment, transfer, conveyance, endorsement, direction or authorization and other documents as the requesting party or parties or its or their counsel may request in order to perfect title of the Buyer and its successors and assigns to the Purchased Assets (including the Shares purchased in a Stock Sale) or otherwise to effectuate the purposes of this Agreement and the Transaction Documents. In particular, the Sellers shall, at the Buyer's request, to the extent permitted by the documents governing the NIMS Notes and MESA Notes, take all steps reasonably requested by Buyer to cause the NIMS Notes, the MESA Notes or both to be retired and the NIMS Collateral, the MESA Collateral or both to be purchased by the Buyer rather than the NIMS Equity or the MESA Equity.

             5.17. Mail Forwarding. For a period of one year after the Closing Date, the Sellers shall maintain adequate staff or engage an outside service at their own expense to accept and forward to the Buyer all mail and other communications received by the CFC Parties relating to the Purchased Assets.

             5.18. DIP Loan. Contemporaneously with the execution and delivery of the Original Agreement, the Sellers entered into a debtor-in-possession credit facility with FPS DIP LLC and the other lenders party thereto (including the revolving credit loans and term loans thereunder and as amended from time to time, the "DIP Loan").

             5.19. REMIC Items Reflected on Tax Returns; Bring Down on Certain Information.

                  (a) For each entity described as a REMIC on the Business Schedules, if so requested by the Buyer, the Sellers shall, no later than the due date (including extensions) of the 2002 Tax Returns of such entity, reflect on the 2002 Tax Returns of the related REMICs, in a manner reasonably satisfactory to the Buyer, the adjustments resulting from the revaluation of certain REMIC Regular Interests and REMIC Residual Interests as a result of the Sellers' tax audit for the period ended December 31, 1997, with such Tax Returns reflecting prior years' adjustments. The Buyer shall be provided with a draft of such Tax Returns at least 30 days prior to the date the same is filed. The Sellers shall make all changes to such drafts as reasonably requested by the Buyer.

                  (b) The Sellers shall deliver, or cause to be delivered, to the Buyer by the earlier of the 20th day prior to the Closing Date or April 15, 2003 updated, true, correct and complete information as of December 31, 2002 with respect to the basis, adjusted issue price and remaining unrecognized gain of various instruments or assets as to which the Sellers are making representations and warranties as of December 31, 2001 pursuant Sections 3.22(d)(iv), (e)(i), (f)(i), (g)(iii), g(vi), h(vii) and h(ix) hereof.

                  (c) The Sellers may, with the consent of the Buyer, and shall, at the request of the Buyer, file an amended 2001 Tax Return for the NIMS Issuer to reflect certain adjustments in the basis of REMIC Residual Interests and IO Regular Interests held by the NIMS Issuer in order to reflect a revaluation of such REMIC Residual Interests and IO Regular Interests as of the startup day of the REMIC that issued them, consistent with the revaluation as of the startup day of similar REMIC interests made in the audit of the Sellers' Tax Returns for the period ended December 31, 1997.

             5.20. Title Insurance. Not later than 30 days after the date of this Agreement, the Sellers shall cause to be delivered to the Buyer a commitment for a 1992 form ALTA title insurance policy (the "Title Commitments") for each Owned Real Premises from Chicago Title Insurance Company (the "Title Company"). At the Buyer's sole discretion, the Buyer may deliver written notice to the Sellers not later than the later of (i) 30 days prior to the Closing or
(ii) 15 days after receipt by the Buyer of the Title Commitments, whereupon the Seller shall (x) make an application with the Title Company for the issuance of title insurance policies (the "Title Insurance Policies") for the Owned Real Premises in such insured amounts equal to the current fair market value of each Owned Real Premises, as reasonably agreed to by the Buyer and the Sellers, and
(y) order an ALTA survey or survey update of the Owned Real Premises (the "Surveys") from surveyors licensed to do business in the States of Minnesota and South Dakota (the "Surveyors"). The Sellers shall give instructions to the Title Company and the Surveyors to deliver directly to the Buyer and the Sellers copies of the Title Company's report, the results of any searches for Uniform Commercial Code financing statements filed against the Owned Real Premises, the Tax and departmental searches and the survey reading and the Surveys, and any updates or continuations thereof and any supplements thereto. Such Title Insurance Policies and Surveys shall be delivered to the Buyer at Closing. At or prior to the Closing, the Sellers shall be responsible for clearing all Liens (other than Permitted Liens and matters shown on Section 3.8(a) of the Business Schedules) on title to the Owned Real Premises objected to by the Buyer in a timely manner. Payment of all title and Survey costs in connection with this Agreement shall be borne equally by the Company and the Buyer.

             5.21. Preparation of License Applications. As promptly as possible after the date hereof, the Sellers shall prepare drafts, which drafts shall be as complete as possible, of all notifications or other filings or applications that are advisable or are required to be filed by the Buyer pursuant to the Finance Laws in order to consummate the transactions contemplated hereby, for the Buyer's reasonable review, augmentation and filing. The Sellers shall provide all reasonable assistance and cooperation with respect to the Buyer's efforts to obtain such licenses.

             5.22. Provision of Bank Information. The Sellers shall use commercially reasonable efforts to arrange for a meeting between representatives of the FDIC and state banking authorities (collectively, the "Regulators") and representatives of the Buyer and their financing sources, at which the Regulators shall be asked to discuss with them the results of examinations of Mill Creek Bank and other regulatory issues or concerns. The Company shall seek to schedule the meeting as soon as reasonably practicable after the date of this Agreement, but in no event more than 15 Business Days after the date of this Agreement. In addition, as soon as reasonably practicable after the date of this Agreement, but in no event more than 10 Business Days after the date of this Agreement, the Sellers shall provide to the Buyer to the extent permitted by Law the following information with respect to Mill Creek Bank: (i) copies of all examination reports issued by the FDIC or state banking authorities since January 1, 2000; (ii) copies of all supervisory or remedial agreements of any kind, including, but not limited to, memoranda of understanding, agreements, cease-and-desist orders, consent orders and enforcement orders outstanding at any time since January 1, 2000; (iii) copies of all supervisory correspondence, including, but not limited to, correspondence related to (i) and (ii) above; and
(iv) copies of all internal analyses, including, but not limited to, memoranda, notes, correspondence and messages, and data, including, but not limited to, financial reports and reports concerning intercompany balances, regarding compliance with sections 23A and 23B of the Federal Reserve Act with respect to intercompany agreements with Mill Creek Bank (together with the discussions between the Buyer and the Regulators described above, the "Bank Information").

             5.23. Access to Records After the Closing.

                  (a) For a period of eight years after the Closing Date, the Sellers and their representatives shall have reasonable access to all of the Files transferred to the Buyer hereunder to the extent that such access may reasonably be required by the Sellers in connection with matters relating to or affected by the Excluded Assets, the Excluded Liabilities and other reasonable requests related to the Company's remaining activities and obligations. Such access shall be afforded by the Buyer upon receipt of reasonable advance notice and during normal business hours. The Sellers shall be solely responsible for any costs or expenses incurred by them pursuant to this Section 5.23(a). If the Buyer shall desire to dispose of any such Files prior to the expiration of such eight-year period, the Buyer shall, prior to such disposition, give the Sellers a reasonable opportunity, at their expense, to segregate and remove such Files as the Sellers may select. Notwithstanding the foregoing, the Buyer recognizes and understands that the Sellers are party to litigation, and may become engaged in future litigation, regarding the Sellers' acquisition, operation and management of the Company and its Subsidiaries. The Buyer agrees to reasonably cooperate with the Sellers in the prosecution and defense of any such litigation. The Buyer also agrees to provide the Sellers with access to its employees, and to make its employees available for testimony upon reasonable terms and upon reasonable notice given by the Sellers. The Sellers will pay any reasonable costs associated with the Buyer's cooperation in such litigation matters.

                  (b) For a period of eight years after the Closing Date, the Buyer and its representatives shall have reasonable access to all of the Files relating to the Purchased Businesses which the Sellers or any of their respective Affiliates may retain after the Closing Date. Such access shall be afforded by the Sellers and their respective Affiliates upon receipt of reasonable advance notice and during normal business hours. The Buyer shall be solely responsible for any costs and expenses incurred by it pursuant to this
Section 5.23(b). If the Sellers or any of their respective Affiliates shall desire to dispose of any such Files prior to the expiration of such eight-year period, the Sellers shall, prior to such disposition, give the Buyer a reasonable opportunity, at the Buyer's expense, to segregate and remove such Files as the Buyer may select. If the GE Condition is met and in the event any Records are acquired by GE, the Sellers shall cause GE to provide the Buyer and its representatives access to Records on terms and conditions substantially similar to the terms and conditions set forth in this Section 5.23(b).

                  (c) In the event that the Buyer acquires any Records that relate to any GE Purchased Assets, the Buyer shall provide GE and its representatives access to such Records on terms and conditions substantially similar to the terms and conditions in Section 5.23(b); provided, however, that GE shall be solely responsible for any costs and expenses incurred by it and the Buyer pursuant to this Section 5.23(c).

             5.24. Liens. The Sellers have provided to the Buyer written notice of a description of all Liens (except Permitted Liens) on the Purchased Assets. On or prior to the Closing, the Sellers shall deliver to the Buyer evidence of the satisfaction, discharge or other termination of all such Liens (except Permitted Liens) on the Purchased Assets.

             5.25. Exclusion of Certain Purchased Assets. If, during the Pre-Closing Period, the Buyer, pursuant to Section 2.1(a)(ii) hereof, determines to exclude all of the outstanding capital stock of Mill Creek Bank from the Purchased Assets, thereby deeming such capital stock or other assets as Excluded Assets hereunder, the Parties agree to negotiate reasonably in good faith to modify the terms and conditions of this Agreement, the Transaction Documents and the Business Schedules to address any separation or transition issues which may arise upon such determination, including, without limitation, such issues with respect to Assigned Agreements, Intellectual Property, Facilities, Employees and the Insurance Business.

             5.26. Certain Insurance Matters.

                  (a) The Sellers acknowledge that, pursuant to Section 2.1(a)(ii), the Buyer may at its option elect not to purchase any Insurance Assets and that, pursuant to Section 2.1(b), the Buyer may elect to purchase the Insurance Business through a Stock Sale of one or more of the Insurance Subsidiaries. To the extent that the Buyer does not elect to purchase the Insurance Business through a Stock Sale and (ii) the transfer to the Buyer of any of the Insurance Assets may not be made without (x) the consent or waiver of any other party to any such asset or of any other Person or (y) the approval of any Governmental Authority under the laws and regulations of the applicable jurisdictions in which the Insurance Business operates, or if such transfer would constitute a breach thereunder or otherwise violate applicable law (such consents, waivers and approvals, collectively, the "Insurance Approvals"), this Agreement shall not constitute an actual or attempted transfer of any such asset unless and until such consent, waiver or approval has been duly obtained or such transfer otherwise becomes lawful (such Insurance Assets included in the Purchased Assets and not transferred as a result of this Section 5.26, a "Non-Transferred Insurance Asset"; and the portion of the Insurance Business to which such Non-Transferred Insurance Assets relate, the "Non-Transferred Insurance Business"). Any portion of the Insurance Business that consists of a reinsurance business shall be transferred to the Buyer through a reinsurance arrangement or novation and assumption (subject to the consent of the ceding insurers), as elected by the Buyer.

                  (b) If any Insurance Approvals referenced in Section 5.26(a) are not obtained prior to the Closing Date, and until the impracticalities of transfer referred to therein are resolved to the Buyer's satisfaction, the Sellers shall (i) provide or cause to be provided to the Buyer the Insurance Profits (as defined below) and other benefits earned or received by the Sellers in respect of the Non-Transferred Insurance Assets, (ii) cooperate in any arrangement, lawful as to both the Sellers and the Buyer, designed to provide such Insurance Profits and other benefits to the Buyer and (iii) enforce for the account of the Buyer any rights of the Sellers arising from the Non-Transferred Insurance Assets, in each case after consulting with and upon the advice and direction of the Buyer until the date such transfer may occur in compliance with
Section 5.26(a) (with respect to any portion of the Non-Transferred Insurance Business, the date on which such transfer to the Buyer may occur is referred to herein as the "Transfer Date").

                  (c) Without limiting the generality of the foregoing, until the Transfer Date, (i) the Sellers shall continue to conduct the Non-Transferred Insurance Business in the manner in which such business has been conducted prior to the date hereof, including, without limitation, securing or placing new and renewal business with respect to the insurance products sold through the Non-Transferred Insurance Business, and shall maintain adequate staff for such purpose, (ii) the Sellers shall provide all reasonable assistance to the Buyer in obtaining all Insurance Approvals necessary or advisable to effect the transfer of the Non-Transferred Insurance Assets to the Buyer as promptly as practicable, (iii) the Sellers shall continue to provide all support services (including referral, billing and collection services) provided by them as of the date hereof with respect to the Non-Transferred Insurance Business (other than any such services that are provided by the MH Servicing Business, if the MH Servicing Business is purchased by the Buyer on the Closing Date), and (iv) the Sellers shall not amend, terminate or otherwise dispose of any Non-Transferred Insurance Assets, and shall otherwise use their reasonable best efforts to keep in place their relationships with the insurance companies providing the insurance products sold through the Non-Transferred Insurance Business and with any other Persons through which such insurance products are marketed or sold (including, without limitation, obtaining any necessary approvals from such insurance companies or other Persons to the transfer to the Buyer of the Insurance Business). The Buyer and the Sellers shall, prior to the Closing Date, develop a budget for the Non-Transferred Insurance Business (such agreed budget, the "Insurance Budget"). Until the Transfer Date, (x) the Sellers shall grant the Buyer reasonable access to the books, records, and personnel of the Non-Transferred Insurance Business, (y) the Sellers shall not, and shall not permit any Subsidiary to, take any of the actions set forth in Section 5.5 with respect to the Non-Transferred Insurance Business or incur, without the prior written consent of the Buyer, any cost, expense or liability not included in the Insurance Budget, and (z) the Sellers shall advise the Buyer promptly of any material developments with respect to the Non-Transferred Insurance Business and the Non-Transferred Insurance Assets.

                  (d) If the Closing occurs, until the applicable Transfer Date, the Buyer shall be entitled to receive all "Insurance Profits" earned by the Sellers in respect of the Non-Transferred Insurance Business and the Non-Transferred Insurance Assets during the period commencing on the Closing Date and ending on the applicable Transfer Date. "Insurance Profits" shall mean, for any period, the difference between (i) all commissions and other payments earned by the Sellers pursuant to the Non-Transferred Insurance Assets during such period, whether in respect of insurance placed before or after the Closing Date, and (ii) any direct, out-of-pocket costs incurred during such period in providing the services referred to in clause (c)(iii) above to the extent included in the Insurance Budget. Insurance Profits shall be computed on a bi-weekly basis, if possible under the Sellers' existing systems (but in any event not less frequent than monthly), during the period between the Closing Date and Transfer Date, and the Sellers shall pay to the Buyer, by wire transfer, an amount equal to the Insurance Profit for such period within two Business Days after computation thereof. The Buyer shall have the right to review and contest all such computations.

                  (e) Upon the receipt of the applicable Insurance Approvals, the Sellers shall promptly transfer or cause to be transferred the applicable Non-Transferred Insurance Assets to the Buyer free and clear of all Liens (other than Permitted Liens) for no additional consideration.

                  (f) Reserved.

                  (g) Any claims by the Buyer for Insurance Profits shall, pursuant to section 364(c)(1) of the Bankruptcy Code, enjoy super-priority over administrative expense claims against the Sellers under section 503(b) or 507(b) of the Bankruptcy Code.

                  (h) The foregoing provisions shall be binding on all successors and permitted assigns of the Sellers (including permitted assigns of all or a portion of the MH Servicing Business) and shall terminate five years after the Closing. Without limiting the foregoing, the Sellers shall ensure that any successor servicer or subservicer with respect to all or a portion of the MH Servicing Business, including, without limitation, any purchaser of all or a portion of the MH Servicing Business, shall, as a condition to becoming such, agree in writing to the foregoing terms and the other arrangements contemplated herein.

             5.27. Financial Information.

                  (a) The Sellers shall prepare and deliver to the Buyer, within 10 Business Days after every calendar month-end between the date hereof and the Closing Date (the "Post-Signing Balance Sheets") a true, complete and correct consolidated balance sheet of the Company which shall not be materially different in form and substance from the items on the November 30 Balance Sheet other than any change to reflect a transaction contemplated by this Agreement or otherwise approved by the Buyer or other than in respect of any Excluded Assets or Excluded Liabilities. The Sellers shall also prepare and deliver to the Buyer as soon as reasonably practicable after every calendar month-end between the date hereof and the Closing Date, true, complete and correct ledger information of the Company which shall be in the form previously delivered to the Buyer.

                  (b) Five days prior to the Closing Date, the Sellers shall prepare and deliver to the Buyer a consolidated balance sheet which represents the Company's good faith and best estimate of the Company's consolidated balance sheet as of the Closing Date which shall not be materially different in form and substance from the items on the November 30 Balance Sheet other than any change to reflect a transaction contemplated by this Agreement or otherwise approved by the Buyer or other than in respect of any Excluded Assets or Excluded Liabilities (the "Closing Date Balance Sheet").

             5.28. GE Loan Services; Transition Services. If the GE Condition is met, the Buyer agrees to negotiate in good faith with GE to provide certain loan servicing for up to 18 months, relating to the home improvement and consumer loans originated by the HI Origination Business and the CL Origination Business and any such loans on the balance sheet of Mill Creek Bank at the time of closing of the GE Approved Agreement, on terms and conditions reasonably acceptable to the Buyer. If the GE Condition is met, the Buyer further agrees to negotiate the provision of certain interim transition services including, but not limited to, network administration, data center support and system maintenance on terms and conditions reasonably acceptable to the Buyer and the Buyer agrees use all commercially reasonable efforts to endeavor to provide all necessary notices and obtain all necessary consents or approvals in connection with the provision of such interim transition services. If the GE Closing occurs before the Closing, then Sellers shall negotiate in good faith one or more agreements with GE concerning any of the above matters; provided, however, that the Sellers shall not, prior to the Closing, enter into any such agreements with GE which may extend to any time after the Closing Date unless the Buyer shall have approved the terms and conditions thereof. Notwithstanding anything to the foregoing, if the Sellers shall have entered into one or more agreements with respect to any of the above matters in a form reasonably acceptable to the Buyer prior to Closing, the Buyer agrees to assume such agreements from the Sellers; provided however that the Buyer shall only assume Liabilities thereunder arising after the Closing Date.

             5.29. Intellectual Property Licenses.

                  (a) In the event the Buyer elects to exclude the capital stock of Mill Creek Bank pursuant to Section 2.1(a)(ii), the Buyer shall grant to the Sellers a non-exclusive, royalty-free, worldwide license to use any Intellectual Property necessary for the conduct of Mill Creek Bank. Such license shall be perpetual (subject to customary termination provisions) and the Sellers shall have the right to grant sublicenses with the prior written consent of the Buyer.

                  (b) If the GE Condition is met, the Buyer agrees to negotiate in good faith with GE to grant GE a non-exclusive, worldwide, royalty-free license to use the trademarks "Mill Creek Bank," "Mill Creek Financial Services," "Mill Creek Mortgage," "Mill Creek Servicing Corporation," "green tree" and "Speaking of Credit" in connection with servicing loans, which shall include a right for GE to use any materials that incorporate these trademarks and that were created by the Sellers prior to the Closing for use with servicing loans. Notwithstanding anything to the foregoing, if the Sellers shall have entered into one or more such license agreements in a form reasonably acceptable to the Buyer prior to Closing, the Buyer agrees to assume such agreements from the Sellers; provided however that the Buyer shall only assume Liabilities thereunder arising after the Closing Date.

                  (c) If the GE Condition is satisfied and if Sellers enter into a license agreement with GE as contemplated by Section 5.31(d) of the GE Approved Agreement, the Sellers shall seek to assign and shall, if permitted by GE, assign such license agreement to Buyer at the Closing and, if so assigned, such license agreement shall become an Assumed Agreement hereunder.

             5.30. GE Leases. If the GE Condition shall have been satisfied, the Buyer agrees to negotiate in good faith to enter into a lease for premises at 1400 Turbine Drive, Rapid City, South Dakota and an agreement to provide access to the data center located at 7360 South Kyrene Road, Building C/1, Tempe Arizona with GE or its Affiliate on substantially similar terms as those set forth on Exhibit C hereto and in a form reasonably acceptable to the Buyer (or, if the Sellers shall have entered into agreements for such premises with GE or its Affiliate on substantially similar terms as those set forth on Exhibit C hereto and in a form reasonably acceptable to the Buyer prior to Closing, the Buyer agrees to assume such agreements from the Sellers; provided however that the Buyer shall only assume Liabilities thereunder arising after the Closing
Date).

             5.31. Waiver of B-2 Guarantee Rights. If and to the extent that the separation of the B-2 Guarantee Rights from the B-2 Certificates is not permitted under the MH Servicing Contracts or applicable law or is not ordered by the Bankruptcy Court by a Final Order, (x) the Buyer agrees to irrevocably waive and not assert any B-2 Guarantee Rights against any CFC Party or otherwise and shall cause any direct or indirect transferee to abide by such waiver and
(y) the Sellers agree, and shall cause the CFC Parties to agree, that all other cash flows associated with or derivative of the B-2 Certificates shall immediately be assigned, transferred and delivered to Buyer and all rights and claims associated with or derivative of the B-2 Certificates shall be enforced, at the direction and expense of the Buyer, for the exclusive benefit of the Buyer.

             5.32. Termination of HE Origination Business. Notwithstanding any provision of this Agreement to the contrary, including without limitation
Section 5.4 and Section 5.5 above, (a) the Buyer acknowledges that the Sellers intend to discontinue and terminate the origination portion of the HE Business (the "HE Origination Business"), including without limitation, the termination of certain employees and the rejection of certain contracts associated with the HE Origination Business and (b) the Sellers are hereby permitted to take all actions reasonably necessary or desirable to effect (i) the termination of the HE Origination Business and (ii) the termination, as mutually determined by the Buyer and the Company, of any Business Employee or group of Business Employees or any employees that the Buyer elects to hire pursuant to Section 5.10(a)(ii), whether or not related to the HE Origination Business (the "Terminated Employees"). Notwithstanding any provision to the contrary in this Agreement, in the event the Sellers discontinue or terminate the HE Origination Business or terminate any Terminated Employees, (i) the Buyer hereby agrees to reimburse the Sellers at the Closing for all out-of-pocket costs or expenses paid by any of the Sellers or any of their respective Affiliates in connection with the discontinuation or termination of the HE Origination Business or termination of Terminated Employees, as appropriate, prior to the Closing, including without limitation severance to all employees who are terminated in connection with the discontinuation of the HE Origination Business and all Liabilities for paid time off, sick leave and vacation pay, (ii) all such out-of-pocket costs or expenses in connection with the termination of the HE Origination Business or in connection with the termination of Terminated Employees incurred by any of the Sellers or any of their respective Affiliates in connection with the discontinuation or termination of the HE Origination Business or termination of Terminated Employees prior to the Closing which have not been paid by the Buyer to the Sellers at Closing shall be Assumed Liabilities, including (x) severance to all employees who are terminated in connection with the discontinuation of the HE Origination Business in accordance with the amount of severance set forth on the list which was provided to the Buyer in accordance with Section 3.14, and
(y) all

Liabilities for paid time off, sick leave and vacation pay for such employees as set forth under the heading "PTO" in Section 5.10(a) of the applicable Business Schedules, in each case to the extent such costs and expenses have not been paid prior to the Closing by the Sellers and reimbursed by the Buyer at the Closing.

             5.33. Seller Transition Services. If the transaction contemplated by the GE Agreement does not close, then (A) Buyer shall provide the Sellers with (i) loan servicing relating to the home improvement and consumer loans originated by the HI Origination Business and the CL Origination Business and any such loans on the balance sheet of Mill Creek Bank at the time of the Closing Date and (ii) services including, without limitation, network administration, data center support and system maintenance on terms and conditions reasonably acceptable to Sellers (collectively, the "Loan and IT Services") until such time as the Excluded Businesses are sold or liquidated, but in any event not more than six months after the Closing Date; provided that, upon Sellers' request, Buyer agrees to negotiate in good faith for the provision of such Loan and IT Services to Sellers after such six-month period upon mutually acceptable terms; and (B) Buyer shall use reasonable efforts (and Seller shall ensure that any applicable purchase agreement for the Excluded Businesses contains a provision requiring the buyer of such Excluded Businesses to use such reasonable efforts) to reach mutual agreement with the buyer of the Excluded Businesses as to the provision by Buyer of the Loan and IT Services to such buyer in a manner that is reasonable with respect to the Excluded Businesses.

                                  ARTICLE VI.

                 CONDITIONS PRECEDENT TO THE BUYER'S OBLIGATIONS

                  The obligation of the Buyer to consummate the transactions contemplated by this Agreement is subject to the fulfillment of the following conditions as of the Closing Date:

             6.1. Representations and Warranties; Covenants; Certificates.

                  (a) The representations and warranties of the Sellers contained in this Agreement, and in any agreement, instrument, or document executed and delivered by them in connection with the Closing, shall be true and correct on and as of the Closing Date as if made on and as of such date, except as affected by transactions permitted by this Agreement and except to the extent that any such representation or warranty is made as of a specified date, in which case such representation or warranty shall have been true and correct as of such specified date, except in each case to the extent that the failures in the aggregate of such representations and warranties (disregarding any qualifications as to materiality contained therein) to be true and correct would not reasonably be expected to have, and have not had, a Material Adverse Effect.

                  (b) The Sellers shall have performed and complied in all material respects with all agreements, obligations, covenants and conditions required by this Agreement to be performed or complied with by it on or prior to the Closing, including, without limitation, the covenants set forth in Sections
5.4 and 5.5.

                  (c) The Buyer shall have received a certificate, dated as of the Closing Date, signed by authorized officers of the Sellers to the effect that such conditions set forth in Sections 6.1(a) and (b) hereof have been satisfied in all respects.

             6.2. Bankruptcy Condition. The Bankruptcy Court shall have entered the Sale Order, which shall be a Final Order which has not been vacated, reversed, modified, rescinded or stayed as of the Closing Date.

             6.3. Litigation. There shall be in effect no pending or threatened injunction, decree or order of, or any other action or proceeding before, any Governmental Authority that could reasonably be expected to (a) prevent the consummation of the transactions contemplated hereby, (b) cause the transactions to be rescinded following the consummation thereof or (c) have a material adverse effect on the Buyer to operate the Purchased Businesses post-Closing.

             6.4. Approvals. All authorizations, permits, licenses, certificates of authority, consents, Orders, filings, notices and approvals (other than bulk sale approvals) necessary to permit the Sellers to perform the transactions contemplated hereby and required for the Buyer to own the Purchased Assets and to operate the Purchased Businesses post-Closing from any Government Authority shall have been duly obtained, made or given, shall be in form and substance reasonably satisfactory to the Buyer, shall not be subject to the satisfaction of any material condition that has not been satisfied or waived and shall be in full force and effect; provided, however, that the Buyer shall not unreasonably withhold a waiver of this Section 6.4 based on a failure to obtain an insignificant authorization, permit, license, certificate of authority, consent or approval. All material authorizations, permits, licenses, certificates of authority, consents, Orders, filings, notices and approvals (other than bulk sale approvals) necessary to permit the Sellers to perform the transactions contemplated hereby and required for the Buyer to own the Purchased Assets and to operate the Purchased Businesses post-Closing from any Third Party shall have been duly obtained, made or given, shall be in form and substance reasonably satisfactory to the Buyer, shall not be subject to the satisfaction of any material condition that has not been satisfied or waived and shall be in full force and effect. All terminations or expirations of waiting periods imposed by any Governmental Authority necessary for the transactions contemplated under this Agreement, if any, shall have occurred. This includes, but is not limited to, the termination or expiration of all applicable waiting periods relating to the HSR Act and the satisfactory conclusion of any proceedings that may have been filed or instituted thereunder.

             6.5. Instruments of Conveyance and Transfer; Title. The Sellers shall have delivered to the Buyer such bills of sale, deeds, endorsements, assignments and other good and sufficient instruments of conveyance and transfer, including the Intellectual Property Assignment Agreements, in form and substance, reasonably satisfactory to the Buyer and its counsel, as are reasonably necessary to vest in the Buyer good and marketable title to all of the interest of the Sellers in the Purchased Assets, free and clear of all Liens, other than Permitted Liens and the Lien identified in Section 3.8(a) of the applicable Business Schedules with respect to the Owned Real Premises located in Rapid City, South Dakota, opinions of counsel (including with respect to the matters covered in Section 3.30) and other documents and instruments referred to in Section 2.3(b); provided, however, that if the GE Condition is satisfied, then the Owned Real Premises located in Rapid City, South Dakota shall be transferred free and clear of such Lien identified in Section 3.8(a) of the applicable Business Schedules. With respect to each Residual Asset, the Buyer or its designee shall have been made the registered owner of such Residual Asset pursuant to the terms of the related governing documents. In the case of a Stock Sale, the Company shall deliver to the Buyer or its designees (a) stock certificates representing the Shares, duly endorsed in blank for transfer or accompanied by appropriate stock powers duly executed in blank, with all taxes, direct or indirect, attributable to the transfer of the Shares paid or provided for; (b) the minutes and stock records of the Subject Subsidiary; and (c) signature cards from all banks or financial institutions with which the Subject Subsidiary has an account designating signatures approved by the Buyer to become effective immediately following the Closing.

             6.6. Transition Services Agreement. The Buyer and the Sellers shall have entered into and delivered a transition services agreement, on terms to be agreed upon by the Parties acting reasonably and to cover such services as the Buyer reasonably determines (by written notice to Sellers) by the later of the date of April 1, 2003 or 15 days after the Sellers have identified the (x) relevant services pursuant to Section 5.13 and (y) the terms under which they are provided are necessary to operate the Purchased Businesses post-Closing to the extent such services were provided by the Sellers prior to the Closing (the "Transition Services Agreement"); provided, however, that the foregoing shall not be a condition to Closing if the Sellers shall have used their good faith efforts to negotiate the Transition Services Agreement and notwithstanding such good faith efforts no agreement is reached with respect thereto. Notwithstanding anything to the contrary contained in ARTICLE III of this Agreement, to the extent that certain assets or services are so identified by the Sellers as to be provided to the Buyer pursuant to the Transition Services Agreement, it is expressly understood and agreed that the fact that such assets or services are not owned by the Buyer after the Closing shall not be deemed to be a breach of any of the representations or warranties contained in ARTICLE III.

             6.7. Resignation or Removal of Officers and Directors of Subject Subsidiaries. In the case of a Stock Sale, the directors and officers of the Subject Subsidiary identified by the Buyer shall have: (a) delivered letters of resignation from their respective positions at the Subject Subsidiary in form and substance satisfactory to the Buyer or (b) been removed from their respective positions at the Subject Subsidiary by the taking of the requisite corporate action in form and substance satisfactory to the Buyer.

             6.8. Lehman Facility. The outstanding Lehman Debt Amount shall not, during any time from December 19, 2002 to the Closing Date, be in excess of a total aggregate amount of $975 million, and there shall not have occurred any sale, transfer or liquidation of the Purchased Assets held under the Lehman Facilities except as permitted by Section 5.5(b). On and as of the Closing Date, and without limiting the foregoing, no Purchased Asset that is in whole or in part an asset subject to a repurchase agreement shall be liquidated, set off or otherwise the subject of an exercise of remedies thereunder.

             6.9. No Material Adverse Effect. Since December 31, 2002, there shall not have been any change, circumstance or event which constitutes or has resulted in, or that, in the Buyer's reasonable judgment, could reasonably be expected to result in, a Material Adverse Effect.

             6.10. Reserved.

             6.11. Servicing Rights.

                  (a) The Buyer shall be the servicer or successor servicer with respect to all Non-MH Servicing Rights under each Non-MH Servicing Contract and the Buyer shall be recognized as the servicer or successor servicer with respect to all Non-MH Servicing Rights under each Non-MH Servicing Contract, and any servicing fees or reimbursement for servicer advances shall be of the priority accorded to a successor servicer in the cash flow waterfall with respect to the Securitization covered by such Non-MH Servicing Contract, in each case as evidenced by the Sale Order.

                  (b) The Buyer shall be the servicer or successor servicer with respect to all MH Servicing Rights under each MH Servicing Contract and the Buyer shall be recognized as the servicer or successor servicer with respect to all MH Servicing Rights under each MH Servicing Contract, any servicing fees shall be senior in the cash flow waterfall with respect to the Securitization covered by such MH Servicing Contract (except in the case of the securitization trusts set forth on Exhibit E for which P&I insurance is in force, in which cases, the Revised Monthly Servicing Fee (as defined in the 9019 Order) will be paid in the highest priority that will not adversely affect the continuation in force of such insurance) and any reimbursement for servicer advances shall be as set forth in the Consent Agreement, in each case as evidenced by (x) the Sale Order, (y) the 9019 Order, and (z) a Consent Agreement which is in full force and effect and the conditions precedent of which shall have been satisfied or waived by the parties thereto as of the Closing Date (provided that if a Consent Agreement is not entered into or does not remain in full force and effect, the Buyer shall be satisfied that the foregoing orders or other arrangements as may be in effect are sufficient to provide the Buyer with the foregoing rights).

                  (c) The servicing fees under each MH Servicing Contract shall have been increased to 125 basis points (or such other amount as shall be provided in a Consent Agreement which is in full force and effect) and such increase shall have been confirmed by a Final Order of the Bankruptcy Court.

             6.12. Tax Opinion.

                  (a) In respect of each Securitization in which a Residual Asset, the MESA Equity or the NIMS Equity was issued or created, the Sellers shall furnish to the Buyer an opinion of counsel to the effect that:

                        (i) in the case of a Securitization involving the
                  creation of one or more REMICs, each such REMIC will, assuming that compliance with the terms of its governing documents, be qualified as a real estate mortgage investment conduit within the meaning of Section 860D(a) of the Code;

                        (ii) in the case of the NIMS Issuer, that it will not be
                  classified as an association treated as a corporation for federal income tax purposes, as a publicly traded partnership within the meaning of Section 7704 of the Code, or as a taxable mortgage pool within the meaning of Section 7701(i) of the Code and that the NIMS Notes will be treated as indebtedness for federal income tax purposes;

                        (iii) in the case of the MESA Issuers, each will be
                  classified as a corporation for federal income tax purposes, if each is managed in accordance with the terms of its governing documents, it will not be considered engaged in a United States trade or business within the meaning of Section 864 of the Code, and the MESA Notes will be treated as indebtedness for federal income tax purposes; and

                        (iv) in the case of an Other Securitization Entity, it
                  will be classified as a grantor trust, a partnership or a disregarded entity, and not an association taxable as a corporation, a publicly traded partnership or a taxable mortgage pool, for federal income tax purposes, and, to the extent that it has issued instruments designated as notes, bonds, debentures or other evidences of indebtedness, such instruments will be characterized as indebtedness for federal income tax purposes;

provided, however, that with respect to Section 6.12(a)(i), such an opinion of counsel shall be required only with respect to 75 percent of the total value of such Securitizations and Sellers shall use their best efforts to obtain such an opinion of counsel with respect to the remaining 25 percent of such Securitizations.

                  (b) The requirement of this Section 6.12 may be satisfied by the delivery of a letter from the law firm that rendered the opinion as to the U.S. federal income tax treatment of the Securitization in which the relevant Residual was created, which letter states that the Buyer is entitled to rely on such opinion to the same extent as the party to whom the opinion was originally issued. A copy of the relevant opinion shall be attached to the letter that states that the Buyer is entitled so to rely.

             6.13. Data Service Contracts. The Sellers shall have secured for the Buyer the intellectual property, systems, data and telecommunications contracts set forth in Section 6.13 of the applicable Business Schedules, including, without limitation, the following contracts: (a) telecommunications and data communications services with AT&T; (b) telecommunications and data communications services with MCI/Worldcom; (c) database management and data analysis services with Acxiom; and (d) database license with Oracle. Without limiting the foregoing, at the reasonable request of any of the Sellers, whether due to an inability to obtain consent or otherwise, the Buyer and the Sellers shall cooperate and use their good faith efforts to make alternate arrangements which will be reasonably satisfactory to the Buyer.

             6.14. Acceptance of Employment Offers. With respect to each of the Purchased Businesses, the Buyer shall have received acceptances of offers of employment from a sufficient number of employees of the Purchased Business so as to be able to operate the Purchased Business in a manner reasonably consistent with its operating history, as reasonably determined by the Buyer in the exercise of its good faith discretion.

             6.15. Parent Guarantee. The Bankruptcy Court (with respect to the bankruptcy proceeding of Parent) shall have entered an Order which shall be a Final Order approving the letter agreement delivered by Parent on December 19, 2002 with respect to certain tax matters.

             6.16. Goldman. The Goldman Final DIP Order shall not have been entered by the Bankruptcy Court. The Goldman Credit Agreement and the Goldman Commitment Letter shall have been terminated in all respects. Except for the $8.75 million fee approved in the Goldman Interim Order, the Company and its Subsidiaries shall have no Liability to Goldman or its Affiliates under the Goldman Commitment Letter or the Goldman Credit Agreement.

                  Any condition specified in this ARTICLE VI may be waived by the Buyer; provided, however, that no such waiver shall be effective unless it is set forth in a writing executed by the Buyer or unless the Buyer agrees in writing to consummate the transactions contemplated by this Agreement without fulfillment of such condition.

                                  ARTICLE VII.

                CONDITIONS PRECEDENT TO THE SELLERS' OBLIGATIONS

                  The obligation of the Sellers to consummate the transactions contemplated by this Agreement is subject to the fulfillment of the following conditions as of the Closing Date:

             7.1. Representations and Warranties; Covenants; Certificates.

                  (a) The representations and warranties of the Buyer contained in this Agreement, and in any agreement, instrument, or document executed and delivered by it in connection with the Closing, shall be true and correct on and as of the Closing Date as if made on and as of such date, except as affected by transactions permitted by this Agreement and except to the extent that any such representation or warranty is made as of a specified date, in which case such representation or warranty shall have been true and correct as of such specified date, except in each case to the extent that the failures in the aggregate of such representations and warranties (disregarding any qualifications as to materiality contained therein) to be true and correct would not reasonably be expected to have, and have not had, a material adverse effect on the Buyer or its ability to perform its obligations hereunder or to consummate the transactions contemplated herein.

                  (b) The Buyer shall have performed and complied in all material respects with all agreements, obligations, covenants and conditions required by this Agreement to be performed or complied with by it on or prior to the Closing.

                  (c) The Sellers shall have received a certificate, dated as of the Closing Date, signed by authorized officers of the Buyer to the effect that such conditions set forth in Section 7.1(a) and (b) hereof have been satisfied in all respects.

             7.2. Bankruptcy Condition. The Bankruptcy Court shall have entered the Sale Order, which shall be a Final Order which has not been vacated, reversed, modified, rescinded or stayed as of the Closing Date.

             7.3. Litigation. There shall be in effect no pending or threatened injunction, decree or order of, or any other action or proceeding before, any Governmental Authority that could reasonably be expected to prevent the consummation of the transactions contemplated hereby or cause the transactions to be rescinded following the consummation thereof.

             7.4. Approvals. The authorizations, permits, licenses, certificates of authority, consents, notices, filings, orders and approvals (other than bulk sale approvals) set forth in Section 7.4 of the applicable Business Schedules shall have been duly obtained, made or given, shall be in form and substance reasonably satisfactory to the Sellers, shall not be subject to the satisfaction of any material condition that has not been satisfied or waived and shall be in full force and effect. All terminations or expirations of waiting periods imposed by any Governmental Authority necessary for the transactions contemplated under this Agreement, if any, shall have occurred. This includes, but is not limited to, the termination or expiration of waiting periods under the HSR Act.

             7.5. Reserved.

             7.6. Other Documents. The Sellers shall have received all other documents and instruments referred to in Section 2.3(b).

                  Any condition specified in this ARTICLE VII may be waived by the Sellers; provided that no such waiver shall be effective against the Sellers unless it is set forth in a writing executed by the Sellers or unless the Sellers agree in writing to consummate the transactions contemplated by this Agreement without the fulfillment of such condition.

                                  ARTICLE VIII.

                                   TERMINATION

             8.1. Termination Prior to Closing. This Agreement may be terminated prior to the Closing as follows:

                  (a) by mutual written agreement of the Buyer and the Company;

                  (b) by the Buyer or the Company, if there shall be in effect a Final Order restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated by this Agreement;

                  (c) by the Buyer (provided that Buyer is not then in material breach of any representation, warranty, covenant or other agreement contained herein), if there shall have been a breach of any of the representations or warranties of Sellers which would have a Material Adverse Effect or a material breach of any of the covenants set forth in this Agreement on the part of the Sellers, which breach is not cured within 30 days following written notice to the Company (so long as such breach is capable of being cured);

                  (d) by the Company (provided that none of the Sellers is then in material breach of any representation, warranty, covenant or other agreement contained herein), if there shall have been a breach of any of the representations or warranties which would have a material adverse effect on Buyer's ability to perform its obligations hereunder or to consummate the transactions contemplated herein or a material breach of any of the covenants set forth in this Agreement on the part of the Buyer, which breach is not cured within 30 days following written notice to the Buyer (so long as such breach is capable of being cured);

                  (e) by the Buyer, if by the respective dates required by
Section 5.8 hereof the Chapter 11 Case shall not have commenced or the Interim 9019 Order, the Bidding Procedures Order, the 9019 Order or the Sale Order shall not have been entered, or if any such Orders are vacated, reversed, modified, amended or stayed;

                  (f) by the Buyer or the Company, if the Company accepts a higher and better offer for the Purchased Assets in accordance with Section 5.8 hereof and the Bidding Procedures Order (other than of the Buyer);

                  (g) by the Buyer or the Company, if the Bankruptcy Court enters an order approving any Acquisition Proposal (other than a sale of the Purchased Assets to the Buyer);

                  (h) by the Buyer or the Company, if the Closing has not occurred by June 1, 2003, provided such failure of the Closing to occur is not caused by a breach of this Agreement by the terminating party, provided, that the Buyer shall be entitled to extend such date for an additional period of up to 90 days if such failure to close is a result of the condition set forth in
Section 6.4 to be satisfied;

                  (i) by the Buyer, if the Credit Commitments (as defined in the DIP Loan) shall have been terminated or the Loans (as defined in the DIP Loan) shall have been declared due and payable, in each case pursuant to Section 9.2 of the DIP Loan; or

                  (j) if the Bankruptcy Court declines to enter the Sale Order because the Bankruptcy Court finds that the sale of the Purchased Assets under this Agreement can only be approved through or in the context of a plan of reorganization.

             8.2. Break-Up Fee and Expense Reimbursement.

                  (a) If this Agreement is terminated pursuant to Sections 8.1(f), 8.1(g) or 8.1(j) the Sellers shall, jointly and severally, pay to the Buyer in immediately available funds a cash fee equal to $30 million (the "Break-Up Fee"), such fee to be paid upon the earliest to occur of (i) the closing of the Acquisition Proposal; (ii) the consummation of a plan under chapter 11 of the Bankruptcy Code by the CFC Parties; (iii) the date which is 20 Business Days after the entry of a sale order with respect to an Acquisition Proposal or (iv) the date which is 20 Business Days after the Bankruptcy Court declines to enter the Sale Order for the reason set forth in Section 8.1(j) hereof. If this Agreement is terminated pursuant to Section 8.1(h) as a result of the failure of the Company to deliver the capital stock of Mill Creek Bank free and clear of all Liens at the Closing (other than in the case where the Buyer has elected not to purchase such stock pursuant to Section 2.1(a)(ii)) the Sellers shall, jointly and severally, pay to the Buyer in immediately available funds the Break-Up Fee, such fee to be paid within two days after such termination. If this Agreement is terminated for any other reason permitted by
Section 8.1 (other than pursuant to Section 8.1(d)), and the Sellers (or any of them) within one year thereafter consummate an Acquisition Proposal which constituted a higher and better offer (whether or not constituting a Qualifying
Bid) (as defined in the Original Agreement), the Sellers shall, jointly and severally, pay to the Buyer in immediately available funds the Break-Up Fee, such fee to be paid upon consummation of such Acquisition Proposal. The Break-Up Fee shall not be payable except under the circumstances provided in this Section 8.2(a).

                  (b) If this Agreement is terminated pursuant to Sections 8.1(b), 8.1(c), 8.1(e) or 8.1(h) (without regard to the second proviso thereof), then the Sellers shall, jointly and severally, pay or reimburse the Buyer for all of the Buyer's actual out-of-pocket costs, fees, expenses (including, without limitation, the Buyer's half of the HSR Act filing fee and the reasonable fees and expenses of consultants, financial advisors, accountants, counsel and financing sources), incurred by the Buyer (or the Investors) in connection with the transactions contemplated by this Agreement, whether or not incurred before or after the date of this Agreement, in an amount not to exceed $5 million, which shall consist of the Buyer's actual and reasonable costs and fees incurred (the "Expense Reimbursement"). The Expense Reimbursement shall be made within five Business Days after the Buyer presents reasonable supporting documentation therefor to the Sellers and the official committee of unsecured creditors appointed in the Chapter 11 Case. The Expense Reimbursement shall not be payable except under the circumstances provided in this Section 8.2(b).

                  (c) The Sellers' obligation to pay the Break-Up Fee and the Expense Reimbursement pursuant to this Section 8.2 shall survive termination of this Agreement and shall constitute an administrative expense of the Sellers under section 364(c)(1) of the Bankruptcy Code with priority over any and all administrative expenses of the kind specified in section 503(b) or 507(b) of the Bankruptcy Code.

                  (d) The Break-Up Fee, payable under the circumstances provided in Section 8.2(a), and the Expense Reimbursement, payable under the circumstances provided in Section 8.2(b), shall be the exclusive remedies of the Buyer and its Affiliates for any termination of this Agreement prior to the Closing. In no event shall the Sellers or any of their respective Affiliates or representatives have any Liability with respect to the Buyer or any other Person hereunder in excess of the applicable Break-Up Fee and Expense Reimbursement in the event that this Agreement terminates for any reason permitted by Section 8.1, and any claim, right or cause of action by the Buyer or any other Person against the Sellers or their respective Affiliates or representatives in excess of the applicable Break-Up Fee and Expense Reimbursement is hereby fully waived, released and forever discharged. In no event shall the Sellers or their respective Affiliates have any Liability to the Buyer or any other Person for any special, consequential or punitive damages, and any such claim, right or cause of action for any damages that are special, consequential or punitive or for specific performance of this Agreement is hereby fully waived, released and forever discharged.

             8.3. Termination by Reason of Buyer Default. If this Agreement is terminated pursuant to Section 8.1(d), the sole and exclusive remedy of the CFC Parties and their Affiliates shall be strictly limited to retention of the Purchased Assets and the prompt payment by the Buyer to the Company of an amount not to exceed $100 million for any Losses on an after Tax basis actually incurred or suffered by the Sellers as a result of such breach, as liquidated damages (the "Seller Liquidated Damages"). In no event shall the Buyer or any of its Affiliates or representatives have any Liability to the CFC Parties or their respective Affiliates or any other Person hereunder in excess of the Seller Liquidated Damages in the event that this Agreement terminates pursuant to
Section 8.1(d), and any claim, right or cause of action by the CFC Parties or their respective Affiliates or any other Person against the Buyer or its Affiliates or representatives in excess of the Seller Liquidated Damages is hereby fully waived, released and forever discharged. In no event shall the Buyer or any of its Affiliates or representatives have any liability to the CFC Parties or their respective Affiliates in the event that this Agreement is terminated for any other reason other than pursuant to
Section 8.1(d), and any claim, right or cause of action by the CFC Parties or their respective Affiliates or any other Person against the Buyer or its Affiliates or representatives is hereby fully waived, released and forever discharged. In no event shall the Buyer or its Affiliates have any Liability to the CFC Parties or their respective Affiliates or any other Person for any special, consequential or punitive damages, and any such claim, right or cause of action for any damages that are special, consequential or punitive or for specific performance of this Agreement is hereby fully waived, released and forever discharged. Concurrently with the execution of this Agreement, J.C. Flowers I L.P., Fortress Investment Trust II and Cerberus Capital Management, L.P. shall have delivered to the Company an indemnification letter in the form of Exhibit D attached hereto.

             8.4. Effect of Termination. If none of the transactions contemplated hereby are consummated then this Agreement shall become null and void and of no further force and effect and there shall be no Liability on the part of any Party to any other Party or its shareholders, directors or officers, except as contemplated by ARTICLE VIII and ARTICLE X hereof. The Parties hereby acknowledge that the amounts payable pursuant to this ARTICLE VIII are commercially reasonable and necessary to induce the Buyer to enter into and consummate the transactions contemplated by this Agreement.

                                  ARTICLE IX.

                  SURVIVAL OF REPRESENTATIONS; INDEMNIFICATION

             9.1. Survival of Representations.

                  (a) The respective representations and warranties of the Parties contained herein and in any Transaction Document or in any other agreement, certificate, instrument or other document delivered pursuant thereto or hereto shall survive the Closing until a date 12 months from the Closing Date, provided that representations and warranties contained in Section 3.22 shall survive until 60 days after the lapse of the applicable statute of limitations. No claim may be asserted nor may any action be commenced against the Sellers pursuant to Section 9.2(a)(ii) or against the Buyer pursuant to
Section 9.2(b)(i) unless written notice of such claim or action is received by the Sellers, in the case of Section 9.2(a)(ii), and Buyer, in the case of
Section 9.2(b)(i), on or prior to the date on which the representation or warranty is based ceases to survive as set forth in the prior sentence (it being agreed and understood that if a claim for a breach of a representation or warranty is timely made, the representation or warranty shall, solely for purposes of such claim, survive until the date on which such claim is finally liquidated or otherwise resolved).

                  (b) Except as otherwise provided herein, the respective post-Closing covenants of the Parties contained in this Agreement, the Transaction Documents or in any other agreement, certificate, instrument or other document delivered pursuant hereto or thereto shall survive the Closing indefinitely. Pre-Closing covenants and failure to satisfy any condition to the other party's obligation to consummate the transactions contemplated by this Agreement shall not survive the Closing. Notwithstanding anything to the contrary set forth herein, the representations and warranties pertaining to any claim filed prior to the expiration of the relevant survival period specified in Section 9.1(a) hereof, shall, solely for purposes of such claim survive until the resolution of such claim.

             9.2. Indemnification.

                  (a) From and after the Closing and in addition to any other remedies available to the Buyer Indemnified Parties pursuant to Section 10.15 in equity (but subject to Section 9.6), subject to Section 9.3 hereof, the Sellers shall indemnify, defend and hold the Buyer, the Investors, their Affiliates and their respective directors, officers, employees, representatives, agents, successors and assigns (collectively, the "Buyer Indemnified Parties") harmless from and against all Losses on an after-Tax basis that may be incurred or suffered by any Buyer Indemnified Party resulting or arising from, related to or incurred or suffered in connection with:

                        (i) any failure of the Sellers to assume, pay, perform
                  and discharge any Excluded Liability;

                        (ii) any breach of any representation or warranty of the
                  Sellers contained in this Agreement or the certificate delivered pursuant to Section 6.1(c) above; or

                        (iii) any breach of any covenant, obligation or
                  agreement of the Sellers contained herein or in any Transaction Document or in any other agreement, certificate, instrument or other document delivered pursuant thereto or hereto which is required to be performed by any Sellers after the Closing.

                  (b) From and after the Closing, subject to Section 9.3 hereof, the Buyer shall indemnify, defend and hold the Sellers, their Affiliates and their respective directors, officers, employees, representatives, agents, successors and assigns (collectively, the "Seller Indemnified Parties", and together with the Buyer Indemnified Parties, the "Indemnified Parties") harmless from and against all Losses, that may be incurred or suffered by any Seller Indemnified Party resulting or arising from, related to or incurred or suffered in connection with:

                        (i) any breach of any representation or warranty of the
                  Buyer contained in this Agreement or the certificate delivered pursuant to Section 7.1(c) above;

                        (ii) any breach of any covenant, obligation or agreement
                  of the Buyer contained herein or in any Transaction Document or in any other agreement, certificate, instrument or other document delivered pursuant thereto or hereto which is required to be performed by the Buyer after the Closing; or

                        (iii) any failure of the Buyer to assume, pay, perform
                  and discharge any Assumed Liability.

             9.3. Qualifications on Indemnification. Notwithstanding anything to the contrary contained in this Agreement,

                  (a) the Sellers shall not be required to indemnify the Buyer Indemnified Parties for any Losses pursuant to Section 9.2(a)(ii) (other than with respect to representations under Sections 3.22, 3.31, 3.32, 3.33, 3.34, 3.35, 3.36, 3.37 and 3.38) until the aggregate amount of such Losses exceeds $10 million (the "Indemnity Deductible"), and then only for the excess of such Losses over such Indemnity Deductible; provided, however, that the Sellers shall not be required to indemnify the Buyer Indemnified Parties for any Losses pursuant to Section 9.2(a)(ii) (other than with respect to representations under Sections 3.22, 3.31, 3.32, 3.33, 3.34, 3.35, 3.36, 3.37 and 3.38) for any Losses
in the aggregate in excess of $100 million (the "Cap");

                  (b) the Buyer shall not be required to indemnify the Seller Indemnified Parties for any Losses (i) pursuant to Section 9.2(b)(i) until the aggregate amount of such Losses exceeds the Indemnity Deductible, and then only for the excess of such Losses over such Indemnity Deductible; provided, however, that the Buyer shall not be required to indemnify the Seller Indemnified Parties for any Losses pursuant to Section 9.2(b)(i) for any Losses in the aggregate in excess of the Cap;

                  (c) for the purposes of determining whether the Indemnity Deductible has been attained (but not for purposes of determining whether any Indemnified Party is entitled to indemnification for Losses pursuant to Section 9.2(a)(ii) or Section 9.2(b)(i) once such Indemnity Deductible has been met), all qualifications as to "material," "materiality," "Material Adverse Effect," or similar exception or qualifier contained therein shall be disregarded; and

                  (d) after the Buyer has recovered $10 million for Losses pursuant to this ARTICLE IX, the Sellers shall not be required to indemnify the Buyer Indemnified Parties for any Losses resulting or arising from, related to or incurred or suffered in connection with any breach of any representation or warranty of the Sellers contained in this Agreement or the certificate delivered pursuant to Section 6.1(c) above or which are actually known by the Buyer prior to the Closing.

             9.4. Notice and Defense of Claims.

                  (a) Notice of Claims. If an Indemnified Party desires to assert a Direct Claim or receives notice of the assertion of any claim or of the commencement of any Third Party Claim with respect to which indemnification is to be sought from an Indemnifying Party, the Indemnified Party will give such Indemnifying Party reasonable prompt notice thereof, but the failure to give timely notice will not affect the rights or obligations of the Indemnifying Party except to the extent that, as a result of such failure, the Indemnifying Party has been materially prejudiced by the Indemnified Party's failure to give such notice, in which case the Indemnifying Party shall be relieved from its obligations hereunder only to the extent of such material prejudice. Such notice shall describe the nature of the Third Party Claim in reasonable detail and will indicate the estimated amount, if practicable, of the Loss that has been or may be sustained by the Indemnified Party. Any Notice of a Direct Claim will state the nature of such claim in reasonable detail and indicate the estimated amount, if practicable.

                  (b) Third Party Claim Defense. The Indemnifying Party will have the right to participate in or, by giving Notice to the Indemnified Party, to elect to assume the defense of, any Third Party Claim at such Indemnifying Party's own expense and by such Indemnifying Party's own counsel. The Indemnified Party shall have the right, but not the obligation, to participate at its own expense in the defense thereof by counsel of the Indemnified Party's choice and shall in any event use its commercially reasonable efforts to cooperate with and assist the Indemnifying Party; provided, however, that any Indemnified Party shall be entitled to participate in the defense of any such Third Party Claim with counsel of its own choice at the expense of the Indemnifying Party if, in the good faith judgment of the Indemnified Party's counsel, representation by the Indemnifying Party's counsel presents a material conflict of interest or if the Indemnified Party has conflicting defenses. If within 10 calendar days after an Indemnified Party provides notice to the Indemnifying Party of any Third Party Claim, the Indemnified Party receives notice from the Indemnifying Party that such Indemnifying Party has elected to assume the defense of such Third Party Claim, the Indemnifying Party will not be liable for any legal expenses subsequently incurred by the Indemnified Party in connection with the defense thereof. Without the prior written consent of the Indemnified Party (not to be unreasonably withheld), the Indemnifying Party will not enter into any settlement or compromise of any Third Party Claim unless the sole relief provided is monetary damages that are paid in full by the Indemnifying Party.

                  (c) Direct Claim. The Indemnifying Party will have a period of 45 calendar days from the receipt of notice of a Direct Claim within which to respond to such Direct Claim. If the Indemnifying Party does not respond within such 45-day period, the Indemnifying Party will be deemed to have accepted such Direct Claim. If the Indemnifying Party rejects such Direct Claim, the Indemnified Party will be free to seek enforcement of its rights to indemnification under this Agreement.

             9.5. Tax Treatment. The Parties agree that any indemnification payments made pursuant to this Agreement shall be treated for Tax purposes as an adjustment to the Purchase Price, unless otherwise required by applicable Law. All indemnification payments under this Agreement shall include an amount sufficient to hold the recipient harmless on a net after-Tax basis from all Taxes imposed with respect to the receipt or on account of the payment.

             9.6. Remedy. Absent fraud, from and after the Closing, the sole remedy of a party in connection with a breach of any representation or warranty contained in this Agreement or in any certificate delivered pursuant to Section 6.1(c) or Section 7.1(c) shall be as set forth in this ARTICLE IX.

             9.7. Administrative Expense; Administrative Priority. The first $10.0 million of the Sellers' obligations under Section 5.1(b)(i) and this
ARTICLE IX shall constitute an administrative expense of the Sellers under section 364(c)(1) of the Bankruptcy Code with priority over any and all administrative expenses of the kind specified in section 503(b) or 507(b) of the Bankruptcy Code and the balance of such obligations shall be an unsecured prepetition claim. Notwithstanding anything to the contrary contained herein, the Parties acknowledge and agree that the obligations of the CFC Parties pursuant to Section 5.10(a)(ii) and Section 5.33 shall be separately enforceable at law or in equity and shall not constitute a claim under ARTICLE IX hereof. The Sellers' obligations under Section 5.10(a)(ii) and Section 5.33 shall constitute an administrative expense of the Sellers' estates pursuant to Section 503(b)(1) of the Bankruptcy Code.

                                   ARTICLE X.

                                  MISCELLANEOUS

             10.1. Expenses. Except as otherwise specifically provided in this Agreement, the Sellers and the Buyer will each pay all costs and expenses incurred by each of them, or on their behalf respectively, in connection with this Agreement and the transactions contemplated hereby, including fees and expenses of their own financial consultants, accountants and counsel.

             10.2. Amendment and Waiver. This Agreement may be amended and any provision of this Agreement may be waived, provided that any such amendment or waiver shall be binding upon a Party hereto only if such amendment or waiver is set forth in a writing executed by such Party. No course of dealing between or among any persons having any interest in this Agreement shall be deemed effective to modify, amend or discharge any part of this Agreement or any rights or obligations of any Party hereto under or by reason of this Agreement.

             10.3. Notices. All notices, demands and other communications given or delivered under this Agreement shall be in writing and shall be deemed to have been given when personally delivered, mailed by first class mail, return receipt requested, or delivered by express courier service or telecopied (with hard copy to follow). Notices, demands and communications to the Sellers and the Buyer shall, unless another address is specified in writing, be sent to the address or telecopy number indicated below:

Notices to the Sellers:         Conseco Finance Corp.
----------------------          1100 Landmark Towers
                                Saint Paul, Minnesota 55102
                                Attention: Charles H. Cremens
                                Telecopy No.: (651) 293-5746

                                with copies (which shall not constitute
                                notice) to:

                                Kirkland & Ellis
                                200 East Randolph Drive
                                Chicago, IL 60601
                                Attention:        James H.M. Sprayregen, P.C.
                                Telecopy:         (312) 861-2200

                                Official Committee of Unsecured Creditors of
                                Conseco Finance Corp. and
                                Conseco Finance Servicing Corp.
                                c/o Commonwealth Advisors
                                247 Florida St.
                                Baton Rouge, LA 70821
                                Telecopy: (225) 343-1645
                                Attention: Walter A. Morales
                                and

                                Greenberg Traurig, LLP
                                77 W. Wacker Drive, Suite 2400
                                Chicago, IL 60601
                                Telecopy: (312) 456-8435
                                Attention: Keith J. Shapiro

Notices to the Buyer:           c/o J.C. Flowers I L.P.
--------------------            399 Park Avenue, 27th Floor
                                New York, New York 10022
                                Attention: David I. Schamis
                                Telecopy No: (646) 349-4889

                                c/o Fortress Investment Trust II
                                1251 Avenue of the Americas
                                New York, New York 10020
                                Attention: William Doniger
                                Telecopy No: (212) 798-6070

                                and

                                c/o Cerberus Capital Management, L.P.
                                450 Park Avenue, 28th Floor
                                New York, New York 10022
                                Attention: Mark Neporent
                                Telecopy No: (212) 891-1540


                                with copies (which shall not constitute
                                notice) to:

                                Willkie Farr & Gallagher
                                787 Seventh Avenue
                                New York, NY 10019
                                Attention:        Thomas M. Cerabino
                                Telecopy:         (212) 728-8111

                                and

                                Milbank Tweed Hadley & McCloy LLP
                                601 South Figueroa Street, 30th Floor
                                Los Angeles, CA 90017
                                Attention: Neil J. Wertlieb
                                Telecopy: (213) 629-5063

             10.4. Binding Agreement; Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns; provided that neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned by the Sellers without the prior written consent of the Buyer or by the Buyer without the prior written consent of the Sellers. Notwithstanding the foregoing, without the prior written consent of the Sellers, each of the Buyer and its permitted assigns may at any time, in its sole discretion, assign, in whole or in part, (a) its rights and obligations pursuant to this Agreement and the other Transaction Documents to one or more of its Affiliates or to one or more other Persons controlled, directly or indirectly, by any of the Investors, (b) its rights under this Agreement and the other Transaction Documents for collateral security purposes to any lender providing financing to the Buyer, such permitted assign or any of their Affiliates and any such lender may exercise all of the rights and remedies of the Buyer or such permitted assign hereunder and thereunder; and (c) its rights under this Agreement and the other Transaction Documents, in whole or in part, to any subsequent purchaser of the Buyer, such permitted transferee or any of their divisions or any material portion of their assets (whether such sale is structured as a sale of stock, sale of assets, merger, recapitalization or otherwise). However, the Buyer and its permitted assigns shall not be released or novated from any obligations assigned by the Buyer or its permitted assigns pursuant to this Section 10.4.

             10.5. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Agreement.

             10.6. Construction. The language used in this Agreement shall be deemed to be the language chosen by the Parties to express their mutual intent, and no rule of strict construction shall be applied against any Person. Any reference to any federal, state, local or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context otherwise requires. The word "including" shall mean "including without limitation".

             10.7. Captions. The captions used in this Agreement are for convenience of reference only and do not constitute a part of this Agreement and shall not be deemed to limit, characterize or in any way affect any provision of this Agreement, and all provisions of this Agreement shall be enforced and construed as if no caption had been used in this Agreement.

             10.8. Entire Agreement. The annexes, exhibits and schedules identified in this Agreement are incorporated herein by reference. This Agreement and the documents referred to herein (including the Confidentiality Agreement) contain the entire agreement between the Parties and supersede any prior understandings, agreements or representations by or between the Parties, written or oral, which may have related to the subject matter hereof in any way, including without limitation the Original Agreement. Except as expressly set forth in ARTICLE III and ARTICLE IV of this Agreement (or in the certificates to be delivered pursuant to Section 6.1(c) and Section 7.1(c), no Party makes any representation or warranty of any kind, express or implied, and it is further understood and agreed that Sellers make no representation or warranty of any kind with respect to the future value or profitability of the Purchased Businesses or the Purchased Assets.

             10.9. Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original but all of which taken together shall constitute one and the same instrument.

             10.10. Governing Law. All questions concerning the construction, validity and interpretation of this Agreement shall be governed by and construed in accordance with the domestic laws of the State of New York, without giving effect to any choice of law or conflict of law provision (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

             10.11. Parties in Interest. Nothing in this Agreement, express or implied, is intended to confer on any Person other than the Parties and their respective successors and assigns any rights or remedies under or by virtue of this Agreement.

             10.12. Consent to Jurisdiction. THE PARTIES AGREE THAT JURISDICTION AND VENUE IN ANY ACTION BROUGHT BY ANY PARTY PURSUANT TO THIS AGREEMENT SHALL PROPERLY (BUT NOT EXCLUSIVELY) LIE IN ANY FEDERAL OR STATE COURT LOCATED IN NEW YORK, NEW YORK; PROVIDED, HOWEVER, THE PARTIES AGREE THAT JURISDICTION AND VENUE IN ANY ACTION BROUGHT BY ANY PARTY PURSUANT TO THIS AGREEMENT OVER ANY DISPUTE RELATING TO THE AUCTION OR THE PURCHASED ASSETS OR THIS AGREEMENT SHALL EXCLUSIVELY LIE WITH THE BANKRUPTCY COURT SO LONG AS THE BANKRUPTCY COURT SHALL BE WILLING TO HEAR SUCH DISPUTE. BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH PARTY IRREVOCABLY SUBMITS TO THE JURISDICTION OF SUCH COURTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY WITH RESPECT TO SUCH ACTION. THE PARTIES IRREVOCABLY AGREE THAT VENUE WOULD BE PROPER IN SUCH COURT, AND HEREBY WAIVE ANY OBJECTION THAT SUCH COURT IS AN IMPROPER OR INCONVENIENT FORUM FOR THE RESOLUTION OF SUCH ACTION. THE PARTIES FURTHER AGREE THAT THE MAILING BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, OF ANY PROCESS REQUIRED BY ANY SUCH COURT SHALL CONSTITUTE VALID AND LAWFUL SERVICE OF PROCESS AGAINST THEM, WITHOUT NECESSITY FOR SERVICE BY ANY OTHER MEANS PROVIDED BY STATUTE OR RULE OF COURT.

             10.13. Delivery by Facsimile. This Agreement and any Transaction Document, and any amendments hereto or thereto, to the extent signed and delivered by means of a facsimile machine, shall be treated in all manner and respects as an original Contract and shall be considered to have the same binding legal effects as if it were the original signed version thereof delivered in person. At the request of any Party hereto or to any such Contract, each other Party hereto or thereto shall re-execute original forms thereof and deliver them to all other parties. No Party hereto or to any such Contract shall raise the use of a facsimile machine to deliver a signature or the fact that any signature or Contract was transmitted or communicated through the use of a facsimile machine as a defense to the formation of a Contract and each such Party forever waives any such defense.

             10.14. Disclosure Schedules. All schedules attached hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. The description or listing of a matter, event or thing within the schedules (whether in response for a description or listing of material items or otherwise) shall not be deemed an admission or acknowledgment that such matter, event or thing is "material" for any purpose. In addition, matters reflected in the schedules are not necessarily limited to matters required by this Agreement to be reflected in such schedules. Such additional matters are set forth for informational purposes only and do not necessarily include other matters of a similar nature.

             10.15. Specific Performance. The Buyer shall be entitled to seek specific performance of the obligations to be performed by the Sellers in accordance with the provisions of this Agreement.

                                    * * * * *

                  IN WITNESS WHEREOF, the undersigned have executed this Asset Purchase Agreement as of the date first written above.

                                         CONSECO FINANCE CORP.



                                         By:      /s/ Keith A. Anderson
                                                  ------------------------------
                                         Name:    Keith A. Anderson
                                         Its:     Senior Vice President



                                         CONSECO FINANCE SERVICING CORP.



                                         By:      /s/ Keith A. Anderson
                                                  ------------------------------
                                         Name:    Keith A. Anderson
                                         Its:     Senior Vice President



                                         CONSECO FINANCE CORP. - ALABAMA



                                         By:      /s/ Keith A. Anderson
                                                  ------------------------------
                                         Name:    Keith A. Anderson
                                         Its:     Senior Vice President



                                         CONSECO FINANCE CREDIT CORP.



                                         By:      /s/ Keith A. Anderson
                                                  ------------------------------
                                         Name:    Keith A. Anderson
                                         Its:     Senior Vice President

                                         CONSECO FINANCE CONSUMER DISCOUNT
                                         COMPANY



                                         By:      /s/ Keith A. Anderson
                                                  ------------------------------
                                         Name:    Keith A. Anderson
                                         Its:     Senior Vice President



                                         CONSECO FINANCE LOAN COMPANY



                                         By:      /s/ Keith A. Anderson
                                                  ------------------------------
                                         Name:    Keith A. Anderson
                                         Its:     Senior Vice President



                                         CONSECO FINANCE CANADA HOLDING COMPANY



                                         By:      /s/ Keith A. Anderson
                                                  ------------------------------
                                         Name:    Keith A. Anderson
                                         Its:     Senior Vice President



                                         CONSECO FINANCE CANADA COMPANY



                                         By:      /s/ Keith A. Anderson
                                                  ------------------------------
                                         Name:    Keith A. Anderson
                                         Its:     Senior Vice President


                                         CONVERGENT LENDING SERVICES, LLC



                                         By:      /s/ Albert J. Rudnickas
                                                  ------------------------------
                                         Name:    Albert J. Rudnickas
                                         Its:     President

                                         GREEN TREE FINANCE CORP. - FIVE



                                         By:      /s/ Keith A. Anderson
                                                  ------------------------------
                                         Name:    Keith A. Anderson
                                         Its:     Senior Vice President



                                         GREEN TREE RESIDUAL FINANCE CORP. I



                                         By:      /s/ Keith A. Anderson
                                                  ------------------------------
                                         Name:    Keith A. Anderson
                                         Its:     Senior Vice President



                                         CONSECO FINANCE CREDIT CARD
                                         FUNDING CORP.



                                         By:      /s/ Keith A. Anderson
                                                  ------------------------------
                                         Name:    Keith A. Anderson
                                         Its:     Senior Vice President

                                         CONSECO FINANCE SECURITIZATIONS CORP.


                                         By:      /s/ Keith A. Anderson
                                                  ------------------------------
                                         Name:    Keith A. Anderson
                                         Its:     Senior Vice President



                                         CONSECO HE/HI 2001-B-2, INC.



                                         By:      /s/ Keith A. Anderson
                                                  ------------------------------
                                         Name:    Keith A. Anderson
                                         Its:     Senior Vice President

                                         CONSECO FINANCE ADVANCE RECEIVABLES
                                         CORP.



                                         By:      /s/ Keith A. Anderson
                                                  ------------------------------
                                         Name:    Keith A. Anderson
                                         Its:     Senior Vice President



                                         CONSECO FINANCE LIQUIDATION EXPENSE
                                         ADVANCE RECEIVABLES 2002-B-CORP.



                                         By:      /s/ Keith A. Anderson
                                                  ------------------------------
                                         Name:    Keith A. Anderson
                                         Its:     Senior Vice President



                                         GREEN TREE RECS II GUARANTY CORPORATION



                                         By:      /s/ Keith A. Anderson
                                                  ------------------------------
                                         Name:    Keith A. Anderson
                                         Its:     Senior Vice President



                                         GREEN TREE SECOND GP INC.



                                         By:      /s/ Keith A. Anderson
                                                  ------------------------------
                                         Name:    Keith A. Anderson
                                         Its:     Senior Vice President

                                         CONSECO AGENCY, INC.



                                         By:      /s/ Keith A. Anderson
                                                  ------------------------------
                                         Name:    Keith A. Anderson
                                         Its:     Senior Vice President



                                         CONSECO AGENCY OF ALABAMA, INC.



                                         By:      /s/ Keith A. Anderson
                                                  ------------------------------
                                         Name:    Keith A. Anderson
                                         Its:     Senior Vice President



                                         CONSECO AGENCY OF KENTUCKY, INC.



                                         By:      /s/ Keith A. Anderson
                                                  ------------------------------
                                         Name:    Keith A. Anderson
                                         Its:     Senior Vice President


                                         CONSECO AGENCY OF NEVADA, INC.



                                         By:      /s/ Keith A. Anderson
                                                  ------------------------------
                                         Name:    Keith A. Anderson
                                         Its:     Senior Vice President



                                         CONSECO AGENCY OF NEW YORK, INC.



                                         By:      /s/ Keith A. Anderson
                                                  ------------------------------
                                         Name:    Keith A. Anderson
                                         Its:     Senior Vice President

                                         CRUM-REED GENERAL AGENCY, INC.



                                         By:      /s/ Keith A. Anderson
                                                  ------------------------------
                                         Name:    Keith A. Anderson
                                         Its:     Senior Vice President



                                         CONSECO AGENCY REINSURANCE LIMITED



                                         By:      /s/ Keith A. Anderson
                                                  ------------------------------
                                         Name:    Keith A. Anderson
                                         Its:     Senior Vice President



                                         RICE PARK PROPERTIES CORPORATION



                                         By:      /s/ Keith A. Anderson
                                                  ------------------------------
                                         Name:    Keith A. Anderson
                                         Its:     Senior Vice President



                                         GREEN TREE RETAIL SERVICES BANK



                                         By:      /s/ Daniel J. Finn, Jr.
                                                  ------------------------------
                                         Name:    Daniel J. Finn, Jr.
                                         Its:     President



                                         CONSECO FINANCE NET INTEREST MARGIN
                                         FINANCE CORP. I



                                         By:      /s/ Keith A. Anderson
                                                  ------------------------------
                                         Name:    Keith A. Anderson
                                         Its:     Senior Vice President

                                         CONSECO FINANCE NET INTEREST MARGIN
                                         FINANCE CORP. II



                                         By:      /s/ Keith A. Anderson
                                                  ------------------------------
                                         Name:    Keith A. Anderson
                                         Its:     Senior Vice President



                                         LANDMARK MANUFACTURING HOUSING INC.



                                         By:      /s/ Keith A. Anderson
                                                  ------------------------------
                                         Name:    Keith A. Anderson
                                         Its:     Senior Vice President



                                         GREEN TREE FLOORPLAN FUNDING CORP.



                                         By:      /s/ Keith A. Anderson
                                                  ------------------------------
                                         Name:    Keith A. Anderson
                                         Its:     Senior Vice President



                                         GREEN TREE FIRST GP INC.



                                         By:      /s/ Keith A. Anderson
                                                  ------------------------------
                                         Name:    Keith A. Anderson
                                         Its:     Senior Vice President

                                         GREEN TREE FINANCE CORP. -TWO



                                         By:      /s/ Keith A. Anderson
                                                  ------------------------------
                                         Name:    Keith A. Anderson
                                         Its:     Senior Vice President

                                         CFN INVESTMENT HOLDINGS LLC



                                         By:      /s/ Wesley R. Edens
                                                  ------------------------------
                                         Name:    Wesley R. Edens
                                         Its:     CEO

                          PURCHASED BUSINESSES SCHEDULE

                               RESIDUALS SCHEDULE

                         MH SERVICING BUSINESS SCHEDULE

                                INDEX OF EXHIBITS



Exhibit A  -  Additional Representations and Warranties with Respect to the
              Loans and the Residual Assets

Exhibit B  -  Form of Lost Document Affidavit

Exhibit C  -  GE Lease Term Sheet

Exhibit D  -  Form of Indemnification Letter of J.C. Flowers I L.P., Fortress
              Investment Trust II and Cerberus Capital Management, L.P.

Exhibit E  -  List of Securitization Trusts for which P&I Insurance is in Force

                                    EXHIBIT A

             1. Loans. The Sellers make the following representations with respect to the Loans:

                  (a) Binding Obligation. The Loans are the legal, valid and binding obligations of the Obligor thereunder and are enforceable in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally.

                  (b) No Defenses. The Loans are not subject to any right of rescission, setoff, counterclaim or defense, including the defense of usury, and the operation of any of the terms of the Loans or the exercise of any right thereunder will not render the Loans unenforceable, in whole or in part, or subject to any right of rescission, setoff, counterclaim or defense, including the defense of usury.

                  (c) Insurance. In the case of all applicable Loans, including, but not limited to Home Improvement Loans, Home Equity Loans, HELOC and MH Contracts relating to real property, other than unsecured Loans, as of the date a CFC Party originated or purchased (as applicable) such Loan, all improvements on the related real property were covered by a hazard insurance policy as of the date a CFC Party originated or purchased (as applicable) such Loan. All premiums due on such insurance had been paid in full. All Loans insured under the FHA's Title 1 Program that were originated by a CFC Party were originated in compliance with FHA regulations and are insured, without setoff, surcharge or defense, by FHA insurance. The Sellers have, in conformity with FHA regulations, filed all reports necessary for the such Loans to be registered for FHA insurance. Following the sale, transfer or assignment of such Loans, the Buyer will be entitled to the full benefits of the FHA insurance. If upon origination of such Loans by a CFC Party, the property securing such Loans was in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards (and if flood insurance was required by federal regulation and such flood insurance has been made available in the locale where the property is located), the property was, at the date of origination, covered by a flood insurance policy of the nature and in an amount which is consistent with the Company's servicing standards. "FHA" means the Fair Housing Administration, an agency with the United States Department of Housing and Urban Development.

                  (d) Origination. The Loans were originated by the Sellers in the ordinary course of business, and if not originated by the Sellers, then purchased by or assigned to a Seller from a home improvement contractor, home equity lender, manufactured housing dealer or any similarly situated dealer or Person in the ordinary course of business. The origination practices with respect to each Loan (i) have been and are in all material respects legal and proper in the mortgage origination business and consumer finance business and
(ii) are in accordance with the Sellers' underwriting guidelines in all material respects (except that, with respect to each Loan that was originated by a Person other than a Seller, the Sellers make such origination practices representation and warranty only to their Knowledge).

                  (e) Lawful Assignment. The Loans were not originated in and are not subject to the Laws of any jurisdiction whose Laws would make the transfer or ownership thereof unlawful or unenforceable. The assignment and any and all documents executed and delivered by the Sellers pursuant to this Agreement each constitutes the legal, valid and binding obligation of the Sellers enforceable in accordance with their terms. As of the Closing Date, the Sellers will have executed a valid blanket assignment of the Loans transferred to the Buyer, and will have transferred all their right, title and interest in such Loans including all rights the Sellers may have against the originating Person with respect to Loans originated by Persons other than a Seller.

                  (f) Compliance with Laws. All requirements of any Law, including without limitation, the Finance Laws, and FHA regulations, if applicable, have been complied with in all material respects and such compliance is not affected by the holding or ownership of the Loans.

                  (g) Loans In Force. The Loans have not been satisfied, subordinated or rescinded, in whole or in part, and, in the case of such Loans secured by collateral, such collateral has not been released, in whole or in part (except as released in the ordinary course of business consistent with past practices), from the Lien created thereby.

                  (h) Liens. With respect to Loans that are Home Equity Loans and HELOC, such Loans have been duly executed and delivered by the Obligors and the related mortgages are valid and subsisting first, second or third Liens on the property described therein. With respect to Loans that are Home Improvement Loans, such Loans have been duly executed and delivered by the Obligors and the related mortgage are valid and subsisting first, second or third Liens on the property described therein or the Home Improvement Loans are unsecured borrowings of the Obligor. As of the Closing Date, the Sellers will assign any related mortgage to the Buyer, and the Buyer will have valid and subsisting Liens on the property therein described. The Sellers have full right to sell and assign such Loans to the Buyer.

                  (i) Originals. The Sellers have in their possession (either directly or through a custodian) and, as of the Closing Date, will have delivered to the Buyer, all originals of the mortgage notes, promissory notes, contracts and certificates that constitute or evidence the Loans, together with an allonge affixed to each such note and certificate showing a complete chain of endorsements to Buyer. As to any missing mortgage note, promissory note , contract or certificate, the Sellers shall deliver or cause to be delivered, a copy of the lost document and a lost document affidavit with respect thereto, the form of which is attached hereto at Exhibit B. In the case of Loans secured by real property, including but not limited to Home Improvement Loans, Home Equity Loans, HELOC and certain MH Contracts, the Sellers will deliver, or cause to be delivered, to the Buyer as of the Closing Date, the original mortgage, with evidence of recording thereon, or if the original mortgage has not yet been returned from the recording office, a true copy of the mortgage which has been delivered for recording in the appropriate recording office of the jurisdiction in which the real property has been delivered, and executed assignments of mortgage showing a complete chain of assignment of mortgage to the Buyer.

                  (j) Notation of Security Interest. With respect to the Loans where the underlying collateral, such as manufactured homes or consumer products, is located in a state in which notation of a security interest on the title document is required or permitted to perfect such security interest, the title document shows, or if a new or replacement title document with respect to such collateral is being applied for, then such title document will be issued within 180 days and will show a Seller as the holder of a first priority security interest in such collateral. If the collateral is located in a state in which the filing of a financing statement under the UCC is required to perfect a security interest in goods of the type of such collateral, such filings or recording have been duly made and show a Seller as a secured party.

                  (k) Purchase Money Security Interest. The retail installment contracts create a "purchase money security interest" (as defined in the UCC) in favor of the Sellers in the consumer product covered thereby as security for payment of the outstanding principal balance of such retail installment contract and all other obligations of the Obligor under such retail installment contract; such security interest has been assigned by the Sellers to the Buyer and the Buyer will have a valid purchase money security interest in such consumer product.

                  (l) FHA/VA MH Contracts. If the Loans are MH Contracts regulated by the FHA or VA, then such MH Contract has been serviced in accordance with such regulations, the insurance or guarantee of the MH Contract under such regulations and related Laws is in full force and effect, and no event has occurred which, with or without notice or lapse of time or both, would impair such insurance or guarantee.

                  (m) Home Ownership and Equity Protection Act. With respect to any Loan subject to the Home Ownership and Equity Protection Act of 1994, each such Loan has been originated and serviced in compliance with the provisions thereof.

                  (n) Licensing Requirements. All CFC Parties which have had any interest in the Loan, whether as mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were)
(1) in compliance with any and all applicable licensing requirements of the laws of the state where the related mortgaged property is located, except where failure to comply with such licensing requirements will not adversely affect the Buyer's interest in the Loan, all parties were (2)(a) organized under the laws of such a state, or (b) qualified to do business in such state, or (c) federal savings and loan associations, savings banks, or national banks having principal offices in such state, or (d) not doing business in such state, and all parties had (3) capacity to execute the Loans.

                  (o) MH Contracts. With respect to each MH Contract,

                      (i) The MH Contract is either (A) secured by chattel property, creates a valid, subsisting, enforceable and perfected first lien on the related manufactured home, or (B) The related manufactured home is permanently affixed to a foundation which is suitable for the soil conditions of the site; (b) all foundations, both perimeter and interior, have footings that are located below the frost line; (c) any wheels, axles and trailer hitches are removed from the manufactured home; (d) the MH Contract is covered under a standard real estate title insurance policy or attorney's title opinion or certificate that identified the manufactured home as part of the real property and insures or indemnifies against any loss if the manufactured home is determined not to be part of the real property.

                      (ii) If the related manufactured home is located in a state in which notation of a security interest on the title document is required or permitted to perfect such security interest, the title document shows, or if a new or replacement title document with respect to such manufactured home is being applied for such title document will be issued within 150 days and will show, the Buyer as the holder of a first priority security interest in such manufactured home; if the related manufactured home is located in a state in which the filing of a financing statement under the UCC is required to perfect a security interest in manufactured housing, such filings or recordings have been duly made and show the Buyer as secured party.

                      (iii) The related manufactured home is a "manufactured home" within the meaning of 42 United States Code, Section 5402(6). Each manufactured housing dealer from whom the Seller purchased such MH Contract, if any, was then approved by the Seller in accordance with the requirements of the Secretary of Housing and Urban Development set forth in 24 CFR ss. 201.27. At the origination of each MH Contract, the Seller was approved for insurance by the Secretary of Housing and Urban Development ("HUD") pursuant to Section 2 of the National Housing Act.

             2. Residual Assets. The Sellers make the following representations with respect to the Residual Assets:

                  (a) All of the Residual Assets that are certificated securities have been validly issued, and are fully paid and non-assessable, and have been offered, issued and sold in compliance with all applicable laws. There are no outstanding rights, options, warrants or agreements for the purchase from, or sale or issuance, in connection with such Residual Assets. There are no agreements on the part of the Sellers to issue, sell or distribute the Residual Assets and the Sellers have no obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any securities or interest therein or to pay any dividend or make any distribution in respect of the Residual Assets.

                  (b) Except as indicated in the Residuals Schedule, no servicing termination or over collateralization triggers or early amortization events have occurred on any Securitization.

                  (c) The servicing practices used by each of the CFC Parties in Securitizations are in compliance in all material respects with the requirements of the related agreements and federal, state and local laws, rules and regulations.

                                    EXHIBIT B


                         FORM OF LOST DOCUMENT AFFIDAVIT


                  The undersigned does hereby certify as follows

                  1. The undersigned has made a diligent search for the documents listed in the attached Exhibit A (the "Documents") and has been unable to locate said Documents;

                  2. The undersigned has not assigned, transferred or hypothecated said documents;

                  3. The undersigned will, in the event any said Document is recovered, cause the same to be delivered to ______________;

                  IN WITNESS WHEREOF, the undersigned has executed this Lost Document Affidavit as of the ___ day of __________, ______.


                            _____________________________________

                            Signature:        ___________________

                            Name:             ___________________

                            Title:            ___________________

                                    EXHIBIT C

                                 Term Sheet for
                1400 Turbine Drive, Rapid City, South Dakota, and
                 7360 Kyrene Road, Building C/1, Tempe, Arizona

The Lease Agreement for 1400 Turbine Drive, Rapid City, South Dakota (the
"Lease")

Landlord:                           Conseco Finance Servicing Corp. or the
                                    Bankruptcy Acquiror ("CFSC")

Tenant: General Electric Corporation or an entity designated by GECC ("GECC")

Rapid City Building:                1400 Turbine Drive, Rapid City, South Dakota

Leased Premises:                    Entire 1st Floor (other than the raised
                                    floor space housing the data and
                                    telecommunications equipment (the "Rapid
                                    City Data Center"))

Possession:                         The effective date of the Lease shall be the
                                    Funding Date (as defined in the Asset
                                    Purchase Agreement between GECC, Conseco
                                    Finance Corp. and its subsidiaries).

Term: 2 years plus, if applicable, the period between the Funding Date and the Closing Date (as defined in the Asset Purchase Agreement between CFN Investment Holdings LLC ("CFN"), Conseco Finance Corp. and its subsidiaries), with an option to extend the term of the Lease (subject to mutually agreeable terms)

Annual Base and
Additional Rent:                    Lease will be triple net, with a base
                                    rent in an amount to be reasonably agreed to between CFN and GECC, which shall be based on prevailing market prices for similar locations.

Rapid City Data Center:             Control of the Rapid City Data Center shall
                                    be held by CFN; provided, however, that GECC shall have reasonable access and use of the Rapid City Data Center and shall be provided data center services related to the PL
                                    Business, HI Business and CL Business under the Transitional Services Agreement.

Entrance:                           Landlord shall have the right, in its sole
                                    discretion, to choose either entrance to the Rapid City Building for the purposes of accessing the 2nd floor space of the Rapid
                                    City Building, provided that GECC shall
                                    continue to have reasonable and exclusive access to the other entrance of the Leased
                                    Premises and any costs and expenses related to the modification or addition of any entrance chosen by Landlord shall be solely borne by CFN.

Initial Capital Expenditure:        Landlord and Tenant shall equally bear the
                                    reasonable costs for segregating the Lease
                                    Premises (other than with respect to any capital expenditures directly relating to the entrance chosen by CFN, which shall be borne solely by CFN) from the remainder of the Rapid City Building (which in no event shall exceed $200,000 without the prior written agreement of the parties).

Pre-Closing Date Liabilities        GECC shall pursue all claims or causes of
                                    actions arising out of any breach by
                                    Landlord under the Lease in the ordinary course of business, it being understood that Seller shall be liable for any such breach by Landlord prior to the Closing Date.

The Lease shall contain customary terms and conditions.

7360 Kyrene Road, Building C/1, Tempe, Arizona ("Tempe Building One")

Subject to obtaining any approval required by the current landlord at Tempe Building One, CFN shall provide GECC with reasonable access and use of the raised floor space housing the data and telecommunications equipment located at Tempe Building One (the "Tempe Data Center") and GECC shall be provided PLCC, HI and CI related data center services under the Transitional Services Agreement.

                             AMENDMENT NUMBER ONE TO
                  AMENDED AND RESTATED ASSET PURCHASE AGREEMENT

                  THIS AMENDMENT NUMBER ONE TO AMENDED AND RESTATED ASSET PURCHASE AGREEMENT (this "Amendment") is made as of April 1, 2003, by and among Conseco Finance Corp., a Delaware corporation (the "Company"), the Subsidiaries of the Company owning Purchased Assets, which are named on the signature pages hereof or become parties hereto (the "Selling Subsidiaries"), and CFN Investment Holdings LLC, a Delaware limited liability company (the "Buyer"). This Amendment amends the Amended and Restated Asset Purchase Agreement, dated as of March 14, 2003, by and among the Company, the Selling Subsidiaries and the Buyer (the "Asset Purchase Agreement"). Capitalized terms used herein that are not defined shall have the meanings ascribed to them in the Asset Purchase Agreement.

                  WHEREAS, the Parties desire to amend the Asset Purchase Agreement on the terms and conditions contained herein in accordance with
Section 10.2 of the Asset Purchase Agreement.

                  NOW, THEREFORE, in consideration of the premises and mutual promises herein made, and in consideration of the representations, warranties and covenants herein contained, the Parties hereby agree as follows:

                              ARTICLE 1. AMENDMENT

                  1.1. Additional Definitions. The following defined terms shall be added in alphabetical order to Section 1.1 of the Asset Purchase Agreement:

                  " "ATM" means ATM Corporation of America, a Pennsylvania corporation, and its successors and assigns."

                  " "ATM Approved Agreement" means a membership interest purchase agreement by and between Conseco Finance Servicing Corp. and ATM in form and substance reasonably satisfactory to the Buyer."

                  " "ATM Closing" means the "Closing" as defined in the ATM Approved Agreement."

                  " "ATM Condition" means that the ATM Closing occurs."

                  " "ATM Sale Order" means the "Section 363 Order" as defined in the ATM Approved Agreement."

                  " "ATM Vendor Contract" means the Vendor Management Company Agreement, dated as of February 5, 2002, by and between ATM and the Company."

                  " "Convergent Assets" means any and all assets, properties, Contracts and rights owned by Convergent LLC of whatever kind and nature, real or personal, tangible or intangible, owned, leased, licensed, used or held for use or license, wherever located, including, without limitation, the Convergent Contracts."

                  " "Convergent Liabilities" means any and all Liabilities of Convergent LLC."

                  " "Convergent LLC" means Convergent Lending Services, LLC, a Pennsylvania limited liability company."

                  " "Convergent Purchase Price" means the "Purchase Price" as defined in the ATM Approved Agreement."

                  " "LLC Conversion" shall have the meaning set forth in Section
5.34 hereof."

                  1.2. Additional Definitions. The following defined terms in
Section 1.1 of the Asset Purchase Agreement are hereby deleted and replaced in their entirety with the following:

                  " "Acquisition Proposal" means a written proposal(s) relating to (a) any merger, consolidation, business combination, sale, reorganization or other direct or indirect disposition of one or more of the Purchased Businesses or of all or a portion of the Purchased Assets, pursuant to one or more transactions, to one or more affiliated or unaffiliated parties (other than transactions in the ordinary course of business or transactions permitted or approved pursuant to Section 5.5), (b) the sale of 20% or more of the outstanding shares of capital stock of the Company (including, without limitation, by way of foreclosure or plan of reorganization or liquidation) to one or more affiliated or unaffiliated parties or a similar transaction involving one or more affiliated or unaffiliated parties, or (c) any transaction or series of transactions in which a Person or group provides or commits to provide $50 million or more of capital to the Company or its Subsidiaries (whether as debt or equity or a combination thereof) (other than (i) debt financing in which none of the Purchased Assets is pledged as collateral or subjected to any Lien other than Permitted Liens, (ii) the DIP Loan, (iii) the Additional Lehman Debt and (iv) transactions specifically contemplated by the GE Approved Agreement and the ATM Approved Agreement)."

                  1.3. GE Condition. The Parties hereby acknowledge and agree that the GE Condition has been satisfied.

                  1.4. Section 2.1(a)(v). The following Section 2.1(a)(v) shall be added to ARTICLE II of the Asset Purchase Agreement:

                  "(v) If the ATM Condition is satisfied, then (x) the Purchase Price shall be computed in accordance with Section 2.4 hereof, (y) the membership interests of Convergent LLC, the Convergent Assets and the ATM Vendor Contract shall be Excluded Assets and (z) all Convergent Liabilities and other Liabilities arising from, related to, in connection with or with respect to Convergent LLC, the Convergent Assets or the employees of Convergent LLC shall be Excluded Liabilities."

                  1.5. Section 2.1(c). Section 2.1(c) of the Asset Purchase Agreement is hereby deleted in its entirety and replaced with the following:

                  "(i) The Excluded Contracts; (ii) the assets, properties, Contracts and rights, if any, set forth in Section 2.1(c) of the applicable Business Schedules; (iii) the outstanding capital stock of Green Tree Retail Services Bank; (iv) cash of an Excluded Business or representing the proceeds of the disposition of an Excluded Asset, provided that all required payments under the DIP Loan shall have been made; (v) up to $4.5 million of cash and cash equivalents owned by Green Tree Retail Services Bank; (vi) if the GE Condition is satisfied, the stock of Mill Creek Bank and the GE Purchased Assets; (vii) all rights and claims as holders of B-2 Certificates, or rights derivative of B-2 Certificates, solely to the extent arising from Guarantees by the CFC Parties pursuant to the MH Servicing Contracts (the "B-2 Guarantee Rights"), notwithstanding the fact B-2 Certificates constitute Purchased Assets (it being agreed that if and to the extent such separation of the B-2 Guarantee Rights from the B-2 Certificates is not permitted under the relevant Contract or applicable law or is not ordered by the Bankruptcy Court by a Final Order, the provisions of Section 5.31 shall apply), (viii) the Sellers' rights under this Agreement; (ix) if the GE Condition is satisfied, all Loans and Receivables with respect to the HE Business on the balance sheet of Mill Creek Bank as of January 31, 2003 valued at $35.5 million and all Loans and Receivables originated by Mill Creek Bank after January 31, 2003; (x) if the GE Condition is satisfied, all Community Reinvestment Act assets, (xi) if the GE Condition is satisfied, all reaffirmed accounts; (xii) if the GE Condition is satisfied, all Excluded Receivables as defined in the GE Approved Agreement; (xiii) the Excluded Contracts; (xiv) rights in and with respect to tax refunds, credits and claims for periods prior to the Closing; (xv) all defenses, claims, counter-claims, rights of offset and other actions against any person asserting or seeking to enforce any Excluded Liability against any of the Sellers or any rights with respect to Excluded Assets, solely to the extent such defense, claim, counter-claim, right of offset or other action relates to such Excluded Liability or Excluded Asset; (xvi) any avoidance or similar actions, including, but not limited to actions under sections 544, 545, 547, 548, 550 and 553 of the Bankruptcy Code, including without limitation any avoidance or similar action with respect to the stock of Mill Creek Bank; (xvii) if the ATM Condition is satisfied, the membership interests of Convergent LLC, the Convergent Assets and the ATM Vendor Contract; and (xviii) those other assets, properties, contracts and rights, if any, that become Excluded Assets (the "Excluded Assets") shall be excluded from the Purchased Assets to be sold, assigned, transferred, conveyed and delivered to the Buyer hereunder and, to the extent in existence on the Closing Date, shall be retained by the Sellers (as applicable)."

                  1.6. Section 2.2(b).

                       1.6.1. The word "or" at the end of Section 2.2(b)(xxv) of the Asset Purchase Agreement is hereby deleted.

                       1.6.2. The "." at the end of Section 2.2(b)(xxvi) of the Asset Purchase Agreement is hereby deleted and replaced with ";".

                       1.6.3. The following Section 2.2(b)(xxvii) and Section 2.2(b)(xxviii) shall be added to ARTICLE II of the Asset Purchase Agreement:

                   "(xxvii) if the ATM Condition is satisfied, all of the Liabilities arising from, relating to, in connection with or with respect to Convergent LLC; or

                   (xxviii) if the ATM Condition is satisfied, all of the Liabilities arising from, relating to, in connection with or with respect to the Convergent Assets, the ATM Vendor Contract and the employees of Convergent LLC and all of the Convergent Liabilities."

                   1.7. Section 2.4(a). The first sentence of Section 2.4(a) of the Asset Purchase Agreement is hereby deleted in its entirety and replaced with the following:

                   "The aggregate purchase price for the Purchased Assets (the "Purchase Price") shall be equal to (i) the Lehman Debt Amount as of 12:01 A.M. on the Closing Date, plus (ii) $159 million, minus (iii) the Convergent Purchase Price, but such subtraction shall be made only if the ATM Condition is satisfied."

                   1.8. Section 3.7. The first sentence of Section 3.7 of the Asset Purchase Agreement is hereby deleted in its entirety and replaced with the following:

                   "Except as set forth in Section 3.7 of the applicable Business Schedules, subject to Section 2.8 above and satisfaction of the conditions in ARTICLES VI and VII, the Purchased Assets including any assets, properties, Contracts and rights identified by the Buyer pursuant to Section 2.1(a)(ii), the GE Purchased Assets and the Convergent Assets, together with the Buyer's rights under this Agreement and the Transaction Documents (including the assets, rights and services to be made available under the Transition Services Agreement), constitute all of the assets, properties, contracts and rights primarily used in the Purchased Businesses and which are necessary to carry on the Purchased Businesses by the CFC Parties as currently conducted on the date of this Agreement and there are no assets or properties used in or necessary for the conduct of the Purchased Businesses as presently conducted which are not owned, leased or licensed by the Sellers or Mill Creek Bank and its Subsidiaries."

                   1.9. Section 3.8. The first sentence of Section 3.8(b) of the Asset Purchase Agreement is hereby deleted in its entirety and replaced with the following:

                   "Section 3.8(b) of the applicable Business Schedules contains a true and complete list of each written Assumed Lease (and any amendments or modifications thereto) included in the Purchased Assets of each applicable Business Schedule, the GE Purchased Assets and the Convergent Assets and indicates with respect to each Assumed Lease (i) the current rent (including any additional rent) under each Assumed Lease, (ii) the expiration date of the Assumed Leases, (iii) the security deposits being held pursuant to the Owned Real Premises Leases and (iv) any guarantees thereunder."

                   1.10. Section 5.5(c). Section 5.5(c) of the Asset Purchase Agreement is hereby deleted in its entirety and replaced with the following:

                   "(c) amend its Organizational Documents; provided that the Company shall be entitled to convert Conseco Finance Servicing Corp. and Conseco Finance Corp.-Alabama to a Delaware limited liability company so long as (i) such conversion is effected in compliance will all applicable Laws, including without limitation all Finance Laws and Laws of the Government National Mortgage Association and (ii) such conversion is effected in a manner that does not result, directly or indirectly, in a breach of Section 3.6, except to the extent that such breach would not reasonably be expected to have a Material Adverse Effect;"

                   1.11. Section 5.5(d). Section 5.5(d) of the Asset Purchase Agreement is hereby deleted in its entirety and replaced with the following:

                   "(d) except for the potential sale of Conseco Finance Credit Card Funding Corp. pursuant to the transactions contemplated by the GE Approved Agreement and the potential sale of Convergent LLC pursuant to the transactions contemplated by the ATM Approved Agreement, (i) issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase, or otherwise) any shares of its capital stock of any class or any other securities or equity equivalents; or (ii) amend in any material respect any of the terms of any such securities outstanding as of the date hereof;"

                   1.12. Section 5.5(f). Section 5.5(f) of the Asset Purchase Agreement is hereby deleted in its entirety and replaced with the following:

                   "(i) create, incur, guarantee, or assume any indebtedness for borrowed money or otherwise become liable or responsible for the obligations of any other Person; or (ii) other than in the ordinary course of business, make any loans, advances, or capital contributions to, or investments in, any other Person (other than to wholly owned Subsidiaries or another CFC Party, except Mill Creek Bank or Mill Creek Bank Servicing Corp.) other than the DIP Loan or Additional Lehman Debt or as specifically provided under Section 5.9 of the ATM Approved Agreement; provided, that neither the Company nor its Subsidiaries shall transfer or contribute to Convergent LLC more than $400,000 of cash during the period commencing on March 31, 2003 and terminating on the ATM Closing, except as specifically provided under Section 5.9 of the ATM Approved Agreement, and no other loans, advances or capital contributions to, or investments in, Convergent LLC may be made;"

                   1.13. Section 5.5(j). Section 5.5(j) of the Asset Purchase Agreement is hereby deleted in its entirety and replaced with the following:

                   "(j) enter into, assume, amend, modify, cancel, waive or change in any respect any Assumed Agreement, any material Contract other than solely with respect to an Excluded Business or Excluded Asset, the Lehman Documents (other than any amendment to continue the forbearance period under the Lehman Forbearance Agreement, provided no such amendment includes any provision which adversely affects the Purchased Assets, the Assumed Liabilities, or the Purchase Price), the GE Approved Agreement or the ATM Approved Agreement; provided, however, that the Company or any of its Subsidiaries may amend the GE Approved Agreement or the ATM Approved Agreement without the consent of the Buyer if such amendment does not adversely affect the Buyer;"

                   1.14. Section 5.5(k). Section 5.5(k) of the Asset Purchase Agreement is hereby deleted in its entirety and replaced with the following:

                   "(k) enter into any Contract with an Affiliate other than Contracts entered into in the ordinary course of business consistent with past practices, involving no more than $100,000 per Contract or series of related Contracts and that do not affect or impact the Purchased Assets or the Assumed Liabilities or interfere with or impede the consummation of the transactions contemplated hereby; provided, however, no Contracts shall be entered into with Convergent LLC;"

                   1.15. Section 5.34. The following Section 5.34 shall be added to ARTICLE V of the Asset Purchase Agreement:

                   "5.34. LLC Conversions. The Company shall keep the Buyer informed of all material aspects of the process to convert Conseco Finance Servicing Corp. and Conseco Finance Corp.-Alabama into Delaware limited liability companies and obtaining any regulatory approvals related thereto (each, an "LLC Conversion"), including, without limitation, the timing for effecting such LLC Conversion. Prior to effecting the LLC Conversions, the Company and the Buyer shall cooperate in good faith (a) to determine if the LLC Conversions would require an application or filing with, or notification to, any Governmental Authority under the Finance Laws and (b) to coordinate any such applications, filings or notifications with the applications, filings and notifications necessary or required pursuant to Section 6.4. In the event that the Company and Buyer reasonably determine that the LLC Conversions would require an application or filing with, or notification to, any Governmental Authority under the Finance Laws, then, prior to effecting any such applications, filings or notifications, the Company shall prepare drafts of all such documents and provide the Buyer with copies of such documents and reasonable opportunity to review and comment on the same. The Company shall consider in good faith all suggestions of the Buyer in respect of the LLC Conversions, including but not limited to comments on timing and overall strategy on effecting such applications, filings and notifications required under the Finance Laws as a result of the LLC Conversions. Notwithstanding the foregoing, no application, filing or notification under the Finance Laws shall be made with respect to the LLC Conversions without the prior consent of the Buyer (which consent shall not be unreasonably withheld). In the event that the Company elects to make the LLC Conversions, the Company shall bear the costs and expenses of the LLC Conversions and shall indemnify, defend and hold the Buyer Indemnified Parties harmless from and against all Losses suffered by the Buyer Indemnified Parties and any incremental Liabilities incurred by the Buyer Indemnified Parties arising from, related to, or as a result of the LLC Conversions."

                   1.16. Consent. Notwithstanding anything to the contrary set forth in the Asset Purchase Agreement, the Buyer hereby consents to Conseco Finance Servicing Corp. entering into the membership interest purchase agreement with ATM in the identical form provided to the Buyer (including the schedules thereto, the "MIPA"), and to the consummation of the transactions contemplated thereby, including, without limitation, (i) the sale of the membership interests of Convergent LLC and the Convergent Assets to ATM, (ii) the termination of the Vendor Management Company Agreement, dated as of February 5, 2002, by and between ATM and the Company, and (iii) the contribution by Conseco Finance Servicing Corp. of the intercompany payable balances to the Company created through the transfer of assets to Convergent LLC (including, but not limited to, the transfer of fixed assets and cash required to operate its business) to the capital of the Convergent LLC. The Buyer acknowledges and agrees that the MIPA constitutes the ATM Approved Agreement.

                            ARTICLE 2. MISCELLANEOUS

                   2.1. Effectiveness and Ratification. All of the provisions of this Amendment shall be effective as of the date hereof. Except as specifically provided for in this Amendment, the terms of the Asset Purchase Agreement are hereby ratified and confirmed and remain in full force and effect.

                   2.2. Effect of Amendment. Whenever the Asset Purchase Agreement is referred to in the Asset Purchase Agreement or in any other agreements, documents and instruments, such reference shall be deemed to be to the Asset Purchase Agreement as amended by this Amendment.

                   2.3. Captions. The captions used in this Amendment are for convenience of reference only and do not constitute a part of this Amendment and shall not be deemed to limit, characterize or in any way affect any provision of this Amendment, and all provisions of this Amendment shall be enforced and construed as if no caption had been used in this Amendment.

                   2.4. Entire Agreement. The Asset Purchase Agreement (as amended by this Amendment) and the documents referred to therein (including the Confidentiality Agreement) contain the entire agreement between the Parties and supersede any prior understandings, agreements or representations by or between the Parties, written or oral, which may have related to the subject matter hereof in any way, including without limitation the Original Agreement. Except as expressly set forth in ARTICLE III and ARTICLE IV of the Asset Purchase Agreement (or in the certificates to be delivered pursuant to Section 6.1(c) and Section 7.1(c) thereof), no Party makes any representation or warranty of any kind, express or implied, and it is further understood and agreed that Sellers make no representation or warranty of any kind with respect to the future value or profitability of the Purchased Businesses or the Purchased Assets.

                   2.5. Counterparts. This Amendment may be executed in multiple counterparts, each of which shall be deemed an original but all of which taken together shall constitute one and the same instrument.

                   2.6. Governing Law. All questions concerning the construction, validity and interpretation of this Amendment shall be governed by and construed in accordance with the domestic laws of the State of New York, without giving effect to any choice of law or conflict of law provision (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

                   2.7. Consent to Jurisdiction. THE PARTIES AGREE THAT JURISDICTION AND VENUE IN ANY ACTION BROUGHT BY ANY PARTY PURSUANT TO THE ASSET PURCHASE AGREEMENT SHALL PROPERLY (BUT NOT EXCLUSIVELY) LIE IN ANY FEDERAL OR STATE COURT LOCATED IN NEW YORK, NEW YORK; PROVIDED, HOWEVER, THE PARTIES AGREE THAT JURISDICTION AND VENUE IN ANY ACTION BROUGHT BY ANY PARTY PURSUANT TO THE ASSET PURCHASE AGREEMENT OVER ANY DISPUTE RELATING TO THE AUCTION OR THE PURCHASED ASSETS OR THE ASSET PURCHASE AGREEMENT SHALL EXCLUSIVELY LIE WITH THE BANKRUPTCY COURT SO LONG AS THE

BANKRUPTCY COURT SHALL BE WILLING TO HEAR SUCH DISPUTE. BY EXECUTION AND DELIVERY OF THE ASSET PURCHASE AGREEMENT, EACH PARTY IRREVOCABLY SUBMITS TO THE JURISDICTION OF SUCH COURTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY WITH RESPECT TO SUCH ACTION. THE PARTIES IRREVOCABLY AGREE THAT VENUE WOULD BE PROPER IN SUCH COURT, AND HEREBY WAIVE ANY OBJECTION THAT SUCH COURT IS AN IMPROPER OR INCONVENIENT FORUM FOR THE RESOLUTION OF SUCH ACTION. THE PARTIES FURTHER AGREE THAT THE MAILING BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, OF ANY PROCESS REQUIRED BY ANY SUCH COURT SHALL CONSTITUTE VALID AND LAWFUL SERVICE OF PROCESS AGAINST THEM, WITHOUT NECESSITY FOR SERVICE BY ANY OTHER MEANS PROVIDED BY STATUTE OR RULE OF COURT.

                   2.8. Delivery by Facsimile. This Amendment, to the extent signed and delivered by means of a facsimile machine, shall be treated in all manner and respects as an original Contract and shall be considered to have the same binding legal effects as if it were the original signed version thereof delivered in person. At the request of any Party hereto or to any such Contract, each other Party hereto or thereto shall re-execute original forms thereof and deliver them to all other parties. No Party hereto or to any such Contract shall raise the use of a facsimile machine to deliver a signature or the fact that any signature or Contract was transmitted or communicated through the use of a facsimile machine as a defense to the formation of a Contract and each such Party forever waives any such defense.

                   2.9. Specific Performance. The Buyer shall be entitled to seek specific performance of the obligations to be performed by the Sellers in accordance with the provisions of the Asset Purchase Agreement.

                                    * * * * *

                  IN WITNESS WHEREOF, the undersigned have executed this Amendment Number One to Amended and Restated Asset Purchase Agreement as of the date first written above.

                                         CONSECO FINANCE CORP.



                                         By:      /s/ Charles H. Cremens
                                                  ------------------------------
                                         Name:    Charles H. Cremens
                                         Its:     President and CEO



                                         CONSECO FINANCE SERVICING CORP.



                                         By:      /s/ Charles H. Cremens
                                                  ------------------------------
                                         Name:    Charles H. Cremens
                                         Its:     President



                                         CONSECO FINANCE CORP. - ALABAMA



                                         By:      /s/ Brian F. Corey
                                                  ------------------------------
                                         Name:    Brian F. Corey
                                         Its:     Senior Vice President
                                                    and Secretary



                                         CONSECO FINANCE CREDIT CORP.



                                         By:      /s/ Brian F. Corey
                                                  ------------------------------
                                         Name:    Brian F. Corey
                                         Its:     Senior Vice President
                                                    and Secretary

                                         CONSECO FINANCE CONSUMER DISCOUNT
                                         COMPANY



                                         By:      /s/ Brian F. Corey
                                                  ------------------------------
                                         Name:    Brian F. Corey
                                         Its:     Senior Vice President
                                                    and Secretary



                                         CONSECO FINANCE LOAN COMPANY



                                         By:      /s/ Brian F. Corey
                                                  ------------------------------
                                         Name:    Brian F. Corey
                                         Its:     Senior Vice President
                                                    and Secretary



                                         CONSECO FINANCE CANADA HOLDING COMPANY



                                         By:      /s/ Brian F. Corey
                                                  ------------------------------
                                         Name:    Brian F. Corey
                                         Its:     Senior Vice President
                                                    and Secretary



                                         CONSECO FINANCE CANADA COMPANY



                                         By:      /s/ Brian F. Corey
                                                  ------------------------------
                                         Name:    Brian F. Corey
                                         Its:     Senior Vice President
                                                    and Secretary


                                         CONVERGENT LENDING SERVICES, LLC



                                         By:      /s/ Albert J. Rudnickas
                                                  ------------------------------
                                         Name:    Albert J. Rudnickas
                                         Its:     President

                                         GREEN TREE FINANCE CORP. - FIVE



                                         By:      /s/ Brian F. Corey
                                                  ------------------------------
                                         Name:    Brian F. Corey
                                         Its:     Senior Vice President
                                                    and Secretary



                                         GREEN TREE RESIDUAL FINANCE CORP. I



                                         By:      /s/ Brian F. Corey
                                                  ------------------------------
                                         Name:    Brian F. Corey
                                         Its:     Senior Vice President
                                                    and Secretary



                                         CONSECO FINANCE CREDIT CARD
                                         FUNDING CORP.



                                         By:      /s/ Brian F. Corey
                                                  ------------------------------
                                         Name:    Brian F. Corey
                                         Its:     Senior Vice President
                                                    and Secretary


                                         CONSECO FINANCE SECURITIZATIONS CORP.



                                         By:      /s/ Brian F. Corey
                                                  ------------------------------
                                         Name:    Brian F. Corey
                                         Its:     Senior Vice President
                                                    and Secretary



                                         CONSECO HE/HI 2001-B-2, INC.



                                         By:      /s/ Brian F. Corey
                                                  ------------------------------
                                         Name:    Brian F. Corey
                                         Its:     Senior Vice President
                                                    and Secretary

                                         CONSECO FINANCE ADVANCE
                                         RECEIVABLES CORP.



                                         By:      /s/ Brian F. Corey
                                                  ------------------------------
                                         Name:    Brian F. Corey
                                         Its:     Senior Vice President
                                                    and Secretary



                                         CONSECO FINANCE LIQUIDATION EXPENSE
                                         ADVANCE RECEIVABLES 2002-B-CORP.



                                         By:      /s/ Brian F. Corey
                                                  ------------------------------
                                         Name:    Brian F. Corey
                                         Its:     Senior Vice President
                                                    and Secretary



                                         GREEN TREE RECS II GUARANTY CORPORATION



                                         By:      /s/ Brian F. Corey
                                                  ------------------------------
                                         Name:    Brian F. Corey
                                         Its:     Senior Vice President
                                                    and Secretary



                                         GREEN TREE SECOND GP INC.



                                         By:      /s/ Brian F. Corey
                                                  ------------------------------
                                         Name:    Brian F. Corey
                                         Its:     Senior Vice President
                                                    and Secretary

                                         CONSECO AGENCY, INC.



                                         By:      /s/ Brian F. Corey
                                                  ------------------------------
                                         Name:    Brian F. Corey
                                         Its:     Senior Vice President
                                                    and Secretary



                                         CONSECO AGENCY OF ALABAMA, INC.



                                         By:      /s/ Brian F. Corey
                                                  ------------------------------
                                         Name:    Brian F. Corey
                                         Its:     Senior Vice President
                                                    and Secretary


                                         CONSECO AGENCY OF KENTUCKY, INC.



                                         By:      /s/ Brian F. Corey
                                                  ------------------------------
                                         Name:    Brian F. Corey
                                         Its:     Senior Vice President
                                                    and Secretary

                                         CONSECO AGENCY OF NEVADA, INC.



                                         By:      /s/ Brian F. Corey
                                                  ------------------------------
                                         Name:    Brian F. Corey
                                         Its:     Senior Vice President
                                                    and Secretary



                                         CONSECO AGENCY OF NEW YORK, INC.



                                         By:      /s/ Brian F. Corey
                                                  ------------------------------
                                         Name:    Brian F. Corey
                                         Its:     Senior Vice President
                                                    and Secretary

                                         CRUM-REED GENERAL AGENCY, INC.



                                         By:      /s/ Brian F. Corey
                                                  ------------------------------
                                         Name:    Brian F. Corey
                                         Its:     Senior Vice President
                                                    and Secretary



                                         CONSECO AGENCY REINSURANCE LIMITED


                                         By:      /s/ Brian F. Corey
                                                  ------------------------------
                                         Name:    Brian F. Corey
                                         Its:     Senior Vice President
                                                    and Secretary



                                         RICE PARK PROPERTIES CORPORATION



                                         By:      /s/ James R. Breakey
                                                  ------------------------------
                                         Name:    James R. Breakey
                                         Its:     President



                                         GREEN TREE RETAIL SERVICES BANK



                                         By:      /s/ Brian F. Corey
                                                  ------------------------------
                                         Name:    Brian F. Corey
                                         Its:     Senior Vice President
                                                    and Secretary



                                         CONSECO FINANCE NET INTEREST
                                         MARGIN FINANCE CORP. I



                                         By:      /s/ Brian F. Corey
                                                  ------------------------------
                                         Name:    Brian F. Corey
                                         Its:     Senior Vice President
                                                    and Secretary

                                         CONSECO FINANCE NET INTEREST
                                         MARGIN FINANCE CORP. II



                                         By:      /s/ Brian F. Corey
                                                  ------------------------------
                                         Name:    Brian F. Corey
                                         Its:     Senior Vice President
                                                    and Secretary

                                         LANDMARK MANUFACTURING HOUSING INC.



                                         By:      /s/ Brian F. Corey
                                                  ------------------------------
                                         Name:    Brian F. Corey
                                         Its:     Senior Vice President
                                                    and Secretary

                                         GREEN TREE FLOORPLAN FUNDING CORP.



                                         By:      /s/ Brian F. Corey
                                                  ------------------------------
                                         Name:    Brian F. Corey
                                         Its:     Senior Vice President
                                                    and Secretary

                                         GREEN TREE FIRST GP INC.



                                         By:      /s/ Brian F. Corey
                                                  ------------------------------
                                         Name:    Brian F. Corey
                                         Its:     Senior Vice President
                                                    and Secretary

                                         GREEN TREE FINANCE CORP. -TWO



                                         By:      /s/ Brian F. Corey
                                                  ------------------------------
                                         Name:    Brian F. Corey
                                         Its:     Senior Vice President
                                                    and Secretary

                                         CFN INVESTMENT HOLDINGS LLC



                                         By:      /s/ Randal A. Nardone
                                                  ------------------------------
                                         Name:    Randal A. Nardone
                                         Its:     COO and Secretary